FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-16

Dated August 10, 2026	BMO 2026-C15
Structural and Collateral Term Sheet
BMO 2026-C15 Mortgage Trust
$722,839,427 (Approximate Mortgage Pool Balance)
$650,555,000 (Approximate Offered Certificates)
BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-C15

Bank of Montreal

KeyBank National Association

Natixis Real Estate Capital LLC

National Cooperative Bank, N.A.

German American Capital Corporation

NWL Company, LLC

Wells Fargo Bank, National Association

Societe Generale Financial Corporation

Citi Real Estate Funding Inc.

UBS AG New York Branch

JPMorgan Chase Bank, National Association

Starwood Mortgage Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Nomura Securities	Wells Fargo Securities	Société Générale	Citigroup	J.P. Morgan	UBS Securities LLC	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	NATIXIS
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 10, 2026	BMO 2026-C15

This material is for your information, and none of BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Nomura Securities International, Inc., Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-C15 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated August 10, 2026	BMO 2026-C15

Société Générale is the marketing name for SG Americas Securities, LLC.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association (“JPMCB”) and its banking affiliates. JPMS is a member of SIPC and the NYSE.

“NATIXIS” is the marketing name for Natixis Securities Americas LLC.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2026-C15
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$17,087,000		30.000%	%	(6)	2.73	09/26-08/31
Class A-4	AAAsf/AAA(sf)/AAA(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-5	AAAsf/AAA(sf)/AAA(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$22,955,000		30.000%	%	(6)	7.13	08/31-09/35
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$505,987,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$144,568,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AAA(sf)	$86,741,000		18.000%	%	(6)	9.96	08/36-08/36
Class B	AA-sf/AA-(sf)/AA-(sf)	$33,431,000		13.375%	%	(6)	9.96	08/36-08/36
Class C	A-sf/A-(sf)/NR	$24,396,000		10.000%	%	(6)	9.96	08/36-08/36
Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class D-RR(11)	BBBsf/BBB+(sf)/NR	$13,553,000		8.125%	%	(6)	9.96	08/36-08/36
Class E-RR(11)	BBB-sf/BBB(sf)/NR	$7,229,000		7.125%	%	(6)	9.96	08/36-08/36
Class F-RR(11)	BB-sf/BB+(sf)/NR	$12,649,000		5.375%	%	(6)	9.96	08/36-08/36
Class G-RR(11)	B-sf/BB-(sf)/NR	$8,132,000		4.250%	%	(6)	9.96	08/36-08/36
Class J-RR(11)	NR/NR/NR	$30,721,426		0.000%	%	(6)	10.01	08/36-09/36
Class S(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings (“S&P”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and S&P have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A and Class X-B certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates, the Class S certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $465,945,000 subject to a variance of plus or minus 5%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2026-C15
Indicative Capital Structure

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 – $200,000,000	N/A – 9.62	N/A – 09/35-06/36
Class A-5	$265,945,000 – $465,945,000	9.89 – 9.77	06/36-08/36 – 09/35-08/36
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C

(9)	For any distribution date, the pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(11)	In satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date of this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by RREF V - D AIV RR H, LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2026-C15
Summary of Transaction Terms
Publicly Offered Certificates:	$650,555,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Nomura Securities International, Inc., Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (14.3%); KeyBank National Association (“KeyBank”) (15.1%); Natixis Real Estate Capital LLC (“Natixis”) (12.3%); National Cooperative Bank, N.A. (“NCB”) (10.1%); German American Capital Corporation (“GACC”) (9.0%); NWL Company, LLC (“NWL”) (8.7%); Wells Fargo Bank, National Association (“WFB”) (6.5%); Societe Generale Financial Corporation (“SGFC”) (6.3%); Citi Real Estate Funding Inc. (“CREFI”) (6.0%); UBS AG New York Branch (“UBS AG”) (5.2%); JPMorgan Chase Bank, National Association (“JPMCB”) (4.2%); and Starwood Mortgage Capital LLC (“SMC”) (2.5%).
Master Servicer:	KeyBank National Association, with respect to all mortgage loans other than the mortgage loans being contributed to the issuing entity by National Cooperative Bank, N.A. (the “NCB Mortgage Loans”), and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans
Special Servicer:	Rialto Capital Advisors, LLC, with respect to all mortgage loans other than the NCB Mortgage Loans, and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans
Directing Holder/Controlling Class Representative:	RREF V - D AIV RR H, LLC
Trustee:	Wilmington Savings Fund Society, FSB
Certificate Administrator:	Citibank, N.A.
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings (“S&P”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 31, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2026, or in the case of any mortgage loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2026.
Assumed Final Distribution Date:	The Distribution Date in September 2036 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2026-C15
Summary of Transaction Terms

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ and Green Street Advisors, LLC.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
KeyBank	8	10	$109,241,000	15.1%	$109,241,000	15.1%
BMO	1	1	$22,210,000	3.1%	$103,022,500	14.3%
Natixis	4	9	$82,418,988	11.4%	$88,918,988	12.3%
NCB	18	18	$73,082,626	10.1%	$73,082,626	10.1%
GACC	3	3	$65,000,000	9.0%	$65,000,000	9.0%
NWL	3	16	$62,700,000	8.7%	$62,700,000	8.7%
WFB	1	20	$46,900,000	6.5%	$46,900,000	6.5%
SGFC	3	3	$45,400,000	6.3%	$45,400,000	6.3%
CREFI	2	2	$35,990,936	5.0%	$43,490,936	6.0%
UBS AG	2	7	$37,349,934	5.2%	$37,349,934	5.2%
JPMCB	1	1	$30,000,000	4.2%	$30,000,000	4.2%
SMC	2	2	$11,545,942	1.6%	$17,733,442	2.5%
BMO, CREFI	1	1	$72,000,000	9.96%	-	-
BMO, Natixis	1	1	$20,000,000	2.8%	-	-
SMC, BMO	1	1	$9,000,000	1.2%	-	-
Total:	51	95	$722,839,427	100.0%	$722,839,427	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$722,839,427
Number of Mortgage Loans:	51
Number of Mortgaged Properties:	95
Average Cut-off Date Balance per Mortgage Loan:	$14,173,322
Weighted Average Current Mortgage Rate:	6.47898%
10 Largest Mortgage Loans as % of IPB:	53.8%
Weighted Average Remaining Term to Maturity:	119 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.46x
Weighted Average UW NOI Debt Yield(1):	18.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	49.2%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	46.1%

Other Statistics
% of Mortgage Loans with Additional Debt(5):	4.2%
% of Mortgage Loans with Single Tenants(6):	6.5%
% of Mortgage Loans secured by Multiple Properties:	20.9%

Amortization
Weighted Average Original Amortization Term(7):	346 months
Weighted Average Remaining Amortization Term(7):	345 months
% of Mortgage Loans with Interest-Only:	54.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	17.3%
% of Mortgage Loans with Amortizing Balloon:	15.1%
% of Mortgage Loans with Amortizing Balloon with Anticipated Repayment Date:	12.7%

Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	56.4%
% of Mortgage Loans with Springing Lockboxes:	16.8%
% of Mortgage Loans with No Lockbox:	14.1%
% of Mortgage Loans with Soft Lockbox:	12.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	43.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	18.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	29.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	31.1%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s). For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A., UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
(5)	Excludes sixteen (16) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”).The percentage figure expressed as “% of Mortgage Loans with Additional Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and/or future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Other Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(6)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(7)	Excludes 22 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(8)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial, leased fee and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
1	Arizona Mills	Tempe, AZ	BMO, CREFI	1	$72,000,000	9.96%	1,223,783	Retail	2.98x	21.2%	40.2%	40.2%
2	Orchard at Saddleback	Lake Forest, CA	Natixis	1	$55,312,500	7.7%	280,601	Retail	1.24x	8.8%	61.5%	61.5%
3	U-Haul AREC Portfolio 22	Various, Various	WFB	20	$46,900,000	6.5%	1,075,666	Self Storage	1.33x	10.4%	57.0%	44.2%
4	U-Haul - AREC2 Portfolio	Various, Various	NWL	14	$45,000,000	6.2%	367,702	Self Storage	1.54x	12.0%	53.3%	41.4%
5	Lawrence Logistics Center	Lawrence Township, NJ	SGFC	1	$35,000,000	4.8%	261,646	Industrial	1.30x	9.8%	54.7%	54.7%
6	The Falls	Miami, FL	GACC	1	$34,500,000	4.8%	711,447	Retail	1.83x	13.6%	62.1%	62.1%
7	One Dag	New York, NY	JPMCB	1	$30,000,000	4.2%	817,136	Office	1.59x	13.6%	60.5%	57.0%
8	The Pointe at Polaris	Columbus, OH	GACC	1	$25,000,000	3.5%	245,437	Office	1.80x	13.5%	65.6%	65.6%
9	The Ritz Tower	New York, NY	CREFI	1	$23,000,000	3.2%	100	Multifamily	3.47x	21.5%	24.8%	24.8%
10	JTM Foods	Chicago, IL	BMO	1	$22,210,000	3.1%	150,058	Industrial	1.62x	11.2%	62.2%	62.2%

	Top 3 Total/Weighted Average			22	$174,212,500	24.1%			1.98x	14.4%	51.5%	48.0%
	Top 5 Total/Weighted Average			37	$254,212,500	35.2%			1.81x	13.3%	52.2%	47.8%
	Top 10 Total/Weighted Average			42	$388,922,500	53.8%			1.88x	13.7%	53.6%	50.4%
	Non-Top 10 Total/Weighted Average(5)			53	$333,916,927	46.2%			3.14x	23.2%	44.1%	41.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
(5)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A., UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	Arizona Mills	BMO, CREFI	$72,000,000	$63,000,000	BMO 2026-C15	KeyBank	Rialto	MSBAM 2026-C36 Future Securitization(s)	$35,000,000 $28,000,000
2	Orchard at Saddleback	Natixis	$55,312,500	$33,187,500	BMO 2026-C15	KeyBank	Rialto	MSBAM 2026-C36	$33,187,500
3	U-Haul AREC Portfolio 22	WFB	$46,900,000	$87,100,000	MSBAM 2026-C36	Trimont	Argentic	MSBAM 2026-C36 Future Securitization(s)	$70,000,000 $17,100,000
6	The Falls	GACC	$34,500,000	$95,500,000	BANK 2026-BNK52(2)	Trimont(2)	CWCapital(2)	BANK 2026-BNK52 Future Securitization(s)	$45,500,000 $50,000,000
7	One Dag	JPMCB	$30,000,000	$145,000,000	BANK 2026-BNK52	Trimont	CWCapital	BANK 2026-BNK52 MSBAM 2026-C36 Future Securitization(s)	$74,900,000 $30,000,000 $40,100,000
8	The Pointe at Polaris	GACC	$25,000,000	$15,500,000	BMO 2026-C15	KeyBank	Rialto	Future Securitization(s)	$15,500,000
9	The Ritz Tower	CREFI	$23,000,000	$15,000,000	BMO 2026-C15	KeyBank	Rialto	Future Securitization(s)	$15,000,000
11	Phoenix Industrial Portfolio XV	UBS AG	$21,349,934	$39,906,419	Benchmark 2026-B43	Trimont	CWCapital	Benchmark 2026-B43	$40,000,000
14	Birch Run Premium Outlets	BMO, Natixis	$20,000,000	$70,000,000	BMO 2026-C14	Trimont	Rialto	BMO 2026-C14 WFCM 2026-C66	$55,000,000 $15,000,000
23	One Commerce Plaza	SMC, BMO	$9,000,000	$55,000,000	BMO 2026-C14	Trimont	Rialto	BMO 2026-C14	$55,000,000

(1)	In the case of Loan No. 7, the Aggregate Pari Companion Passu Loan Cut-off Date Balance and Related Pari Passu Companion Loan(s) Original Balance exclude the related mezzanine companion loan(s).
(2)	In the case of Loan No. 6, until the securitization of the related controlling pari passu companion loan, the related whole loan is being serviced and administered pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics
Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(2)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(3)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(3)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(3)	Total Debt UW NOI Debt Yield
7	One Dag	$30,000,000	$145,000,000	$40,000,000	$215,000,000	1.59x	1.20x	60.5%	74.3%	13.6%	11.1%
(1)	Sixteen (16) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place Subordinate Coop LOCs that permit future advances. See “Other Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(2)	In the case of Loan No. 7, subordinate debt represents one or more mezzanine loan(s).
(3)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV (2)(4)(5)(6)
Retail	Anchored	6	$132,853,436	18.4%	1.49x	11.2%	61.3%	59.9%
	Super Regional Mall	1	72,000,000	9.96	2.98x	21.2%	40.2%	40.2%
	Outlet Center	1	20,000,000	2.8	1.92x	15.3%	56.7%	50.8%
	Shadow Anchored	1	8,840,000	1.2	1.63x	11.2%	65.2%	65.2%
	Subtotal / Weighted Average:	9	$233,693,436	32.3%	1.99x	14.6%	54.5%	53.2%
Self Storage	Self Storage	46	$154,416,488	21.4%	1.64x	11.8%	50.8%	42.7%
Industrial	Warehouse/Distribution	2	$55,445,000	7.7%	1.56x	10.5%	54.1%	54.1%
	Manufacturing/Warehouse/ Distribution	1	22,210,000	3.1	1.62x	11.2%	62.2%	62.2%
	Warehouse	6	21,349,934	3.0	1.53x	12.9%	48.6%	42.0%
	Flex	1	5,126,000	0.7	2.35x	19.5%	35.8%	35.8%
	Manufacturing	1	4,600,000	0.6	1.49x	12.0%	63.4%	55.2%
	Subtotal / Weighted Average:	11	$108,730,934	15.0%	1.60x	11.6%	54.2%	52.6%
Multifamily	Cooperative	19	$96,082,626	13.3%	6.82x	48.8%	17.0%	15.8%
Office	Suburban	2	$45,500,000	6.3%	2.08x	16.3%	55.0%	53.8%
	CBD	2	39,000,000	5.4	1.56x	13.5%	62.3%	57.6%
	Subtotal / Weighted Average:	4	$84,500,000	11.7%	1.84x	15.0%	58.3%	55.6%
Other	Leased Fee	2	$19,152,000	2.6%	1.24x	8.7%	67.0%	63.5%
Mixed Use	Office/Industrial	2	$14,124,000	2.0%	2.35x	19.5%	35.8%	35.8%
Hospitality	Limited Service	1	$6,495,942	0.9%	2.07x	18.4%	52.0%	45.4%
Manufactured Housing	Manufactured Housing	1	$5,644,000	0.8%	1.38x	9.1%	63.8%	63.8%
Total / Weighted Average:		95	$722,839,427	100.0%	2.46x	18.1%	49.2%	46.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(6)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

WA N/A
OR 0.4%
CA 10.4%
NV 4.4%
ID 0.5%
MT N/A
WY N/A
UT N/A
AZ 10.5%
CO 2.3%
NM N/A
ND N/A
SD N/A
NE N/A
KS 0.4%
OK 1.4%
TX 1.9%
MN 0.2%
IA 0.2%
MO N/A
AR N/A
LA N/A
WI 0.6%
IL 3.5%
MI 2.8%
IN N/A
OH 4.4%
KY N/A
TN 0.5%
MS 0.6%
AL 1.2%
GA 0.6%
FL 10.5%
SC 0.4%
NC 1.1%
VA N/A
WV N/A
PA 3.1%
NY 23.7%
VT N/A
ME N/A
NH N/A
MA 1.3%
RI N/A
CT 0.4%
NJ 10.9%
DE N/A
MD 1.3%
DC N/A
AK 0.7%
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV (2)(4)(5)(6)
New York	28	$171,162,626	23.7%	4.61x	33.2%	32.4%	30.5%
New Jersey	7	78,766,801	10.9	1.37x	10.5%	58.3%	54.7%
Arizona	2	75,889,965	10.5	2.90x	20.6%	41.1%	40.4%
Florida	10	75,700,205	10.5	1.75x	12.3%	58.1%	55.7%
California	3	75,162,500	10.4	1.28x	9.5%	61.2%	59.1%
Nevada	4	31,955,768	4.4	2.04x	16.4%	47.4%	41.1%
Ohio	2	31,495,942	4.4	1.86x	14.5%	62.8%	61.4%
Illinois	2	25,005,825	3.5	1.61x	11.4%	60.7%	59.9%
Pennsylvania	4	22,410,000	3.1	2.24x	18.4%	38.3%	36.6%
Michigan	1	20,000,000	2.8	1.92x	15.3%	56.7%	50.8%
Colorado	2	16,540,000	2.3	1.48x	10.2%	64.8%	64.8%
Texas	4	13,486,488	1.9	1.47x	11.3%	51.7%	42.7%
Oklahoma	1	10,000,000	1.4	1.57x	11.5%	64.5%	64.5%
Maryland	4	9,646,077	1.3	1.47x	11.1%	48.4%	40.3%
Massachusetts	3	9,632,000	1.3	1.57x	11.2%	56.5%	48.5%
Alabama	3	8,900,000	1.2	1.54x	12.0%	53.3%	41.4%
North Carolina	2	7,641,921	1.1	1.53x	12.9%	48.6%	42.0%
Alaska	1	5,050,000	0.7	3.71x	22.0%	29.9%	29.9%
Wisconsin	1	4,600,000	0.6	1.49x	12.0%	63.4%	55.2%
Mississippi	1	4,507,208	0.6	1.53x	12.9%	48.6%	42.0%
Georgia	2	4,065,142	0.6	1.47x	11.5%	54.5%	42.3%
Tennessee	1	3,863,321	0.5	1.53x	12.9%	48.6%	42.0%
Idaho	1	3,652,743	0.5	1.33x	10.4%	57.0%	44.2%
Connecticut	1	3,060,000	0.4	1.54x	12.0%	53.3%	41.4%
Oregon	1	2,960,000	0.4	1.54x	12.0%	53.3%	41.4%
South Carolina	1	2,582,114	0.4	1.33x	10.4%	57.0%	44.2%
Kansas	1	2,541,659	0.4	1.53x	12.9%	48.6%	42.0%
Iowa	1	1,417,014	0.2	1.33x	10.4%	57.0%	44.2%
Minnesota	1	1,144,107	0.2	1.33x	10.4%	57.0%	44.2%
Total / Weighted Average:	95	$722,839,427	100.0%	2.46x	18.1%	49.2%	46.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(6)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
$1,352,593	-	$9,999,999	29	$138,860,058	19.2%	6.39494%	118	4.68x	33.9%	37.0%	34.7%
$10,000,000	-	$19,999,999	8	112,761,935	15.6	6.39140%	119	2.11x	16.0%	48.3%	45.5%
$20,000,000	-	$29,999,999	7	152,504,934	21.1	6.33226%	117	2.12x	15.1%	50.6%	48.5%
$30,000,000	-	$39,999,999	3	99,500,000	13.8	7.00389%	119	1.57x	12.3%	59.0%	58.0%
$40,000,000	-	$49,999,999	2	91,900,000	12.7	6.04804%	120	1.43x	11.2%	55.2%	42.8%
$50,000,000	-	$59,999,999	1	55,312,500	7.7	6.81300%	120	1.24x	8.8%	61.5%	61.5%
$60,000,000	-	$72,000,000	1	72,000,000	9.96	6.65700%	119	2.98x	21.2%	40.2%	40.2%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
5.73000%	-	5.99999%	6	$61,547,000	8.5%	5.84448%	115	2.53x	15.5%	39.7%	39.6%
6.00000%	-	6.49999%	27	284,595,661	39.4	6.21046%	119	3.29x	24.4%	42.0%	36.3%
6.50000%	-	6.99999%	15	329,400,824	45.6	6.72586%	118	1.89x	14.1%	56.3%	54.7%
7.00000%	-	7.23500%	3	47,295,942	6.5	7.20096%	120	1.40x	11.0%	54.9%	54.0%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
116	1	$20,445,000	2.8%	5.73000%	109	2.00x	11.7%	53.1%	53.1%
120	49	681,894,427	94.3	6.50892%	119	2.48x	18.2%	49.3%	46.1%
121	1	20,500,000	2.8	6.23000%	121	2.43x	19.8%	42.0%	39.4%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Remaining Term to Maturity in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
109	-	119	36	$412,382,927	57.1%	6.51320%	117	2.94x	21.5%	48.2%	46.1%
120	-	121	15	310,456,500	42.9	6.43352%	120	1.84x	13.6%	50.5%	46.2%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Range of Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only			22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
204	-	300	4	95,852,593	13.3	6.05412%	120	1.79x	14.6%	53.1%	41.2%
324	-	360	22	216,736,671	30.0	6.50440%	118	2.90x	22.8%	49.2%	44.4%
480			3	13,896,663	1.9	6.13160%	119	4.95x	34.1%	18.9%	17.7%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Remaining Amortization Term in Months

							Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only			22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
202	-	240	2	3,952,593	0.5	6.19551%	119	10.16x	93.5%	5.3%	3.4%
300	-	360	24	308,636,671	42.7	6.36851%	119	2.46x	19.4%	51.0%	43.9%
478	-	480	3	13,896,663	1.9	6.13160%	119	4.95x	34.1%	18.9%	17.7%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only	22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
Interest Only, Amortizing Balloon	8	125,330,000	17.3	6.48537%	118	1.68x	13.6%	57.9%	53.3%
Amortizing Balloon	19	109,255,927	15.1	6.46763%	118	4.82x	37.4%	33.8%	29.4%
Amortizing Balloon - ARD	2	91,900,000	12.7	6.04804%	120	1.43x	11.2%	55.2%	42.8%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
1.16x	-	1.19x	1	$16,000,000	2.2%	6.16400%	119	1.16x	8.5%	67.8%	63.6%
1.20x	-	1.29x	2	61,112,500	8.5	6.85115%	120	1.24x	8.9%	61.3%	61.3%
1.30x	-	1.39x	5	109,494,000	15.1	6.56649%	120	1.32x	10.1%	57.9%	51.6%
1.40x	-	1.49x	4	31,866,488	4.4	6.61313%	117	1.45x	11.8%	60.6%	54.1%
1.50x	-	1.59x	5	111,849,934	15.5	6.40109%	119	1.56x	12.5%	54.8%	47.6%
1.60x	-	1.99x	8	134,692,936	18.6	6.62601%	117	1.79x	13.2%	59.7%	58.1%
2.00x	-	37.73x	26	257,823,569	35.7	6.31354%	119	4.19x	30.0%	32.1%	31.3%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
2.2%	-	49.9%	27	$265,732,560	36.8%	6.34170%	119	4.07x	29.3%	31.5%	30.2%
50.0%	-	59.9%	9	200,818,366	27.8	6.38266%	118	1.56x	11.9%	54.8%	47.6%
60.0%	-	64.9%	11	197,448,500	27.3	6.73606%	119	1.49x	11.2%	62.0%	60.6%
65.0%	-	68.1%	4	58,840,000	8.1	6.56500%	117	1.55x	11.7%	66.5%	64.1%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

LTV Ratios as of the Maturity Date(1)(3)(4)(5)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
1.8%	-	49.9%	32	$385,305,927	53.3%	6.29507%	119	3.28x	24.0%	38.7%	34.4%
50.0%	-	59.9%	9	149,175,000	20.6	6.68152%	117	1.57x	12.0%	58.4%	55.3%
60.0%	-	64.9%	8	154,518,500	21.4	6.70263%	119	1.46x	10.4%	62.8%	62.4%
65.0%	-	65.6%	2	33,840,000	4.7	6.65885%	117	1.76x	12.9%	65.5%	65.5%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Defeasance	23	$514,711,930	71.2%	6.43422%	118	1.96x	14.3%	52.1%	48.8%
Yield Maintenance	26	180,417,496	25.0	6.60674%	119	4.04x	30.0%	39.4%	36.8%
Defeasance or Yield Maintenance	2	27,710,000	3.8	6.47850%	119	1.61x	11.3%	58.2%	57.3%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Refinance	42	$518,688,427	71.8%	6.55354%	119	2.81x	20.6%	45.6%	43.7%
Acquisition	6	$106,451,000	14.7	6.44757%	116	1.71x	12.4%	60.9%	59.9%
Recapitalization	3	97,700,000	13.5	6.11732%	120	1.42x	11.1%	55.4%	43.8%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2026-C15
Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO, CREFI	Arizona Mills	Tempe, AZ	Retail	$72,000,000	9.96%	GMACC 2000-C3; JPMCC 2010-C2; BANK 2021-BN36; BANK 2021-BN37
2	Natixis	Orchard at Saddleback	Lake Forest, CA	Retail	$55,312,500	7.7%	MSC 2016-UBS12; MSC 2016-BNK2
6	GACC	The Falls	Miami, FL	Retail	$34,500,000	4.8%	GSMS 2016-GS3, MSC 2016-UB12 and WFCM 2016-NXS6
14	BMO, Natixis	Birch Run Premium Outlets	Birch Run, MI	Retail	$20,000,000	2.8%	CD 2016-CD1; CD 2016-CD2; COMM 2016-COR1; COMM 2016-DC2
18	KeyBank	Gateway Plaza	Visalia, CA	Retail	$14,250,000	2.0%	MSC 2016-UB11
19	CREFI	CooperTowne Center	Somerdale, NJ	Retail	$12,990,936	1.8%	INFN 2025-1
23	SMC, BMO	One Commerce Plaza	Albany, NY	Office	$9,000,000	1.2%	CFCRE 2016-C3, CFCRE 2016-C4
24	Natixis	Centennial Center	Louisville, CO	Retail	$8,840,000	1.2%	CGCMT 2016-C1
25	Natixis	Grizzly Self Storage Portfolio	Various, TX	Self Storage	$8,186,488	1.1%	DBJPM 2016-C3
27	NWL	CubeSmart Self Storage	Aurora, CO	Self Storage	$7,700,000	1.1%	LNSTR 2017-5
28	NCB	16 N. Broadway Owners, Inc.	White Plains, NY	Multifamily	$6,900,000	1.0%	WFCM 2016-LC24
29	NCB	245-55 Bronx River Owners, Inc.	Yonkers, NY	Multifamily	$6,638,761	0.9%	BANK 2019-BNK24
34	GACC	Security Public Storage – Frederick	Frederick, MD	Self Storage	$5,500,000	0.8%	WFCM 2016-BNK1
36	SMC	Publix Self Storage	Anchorage, AK	Self Storage	$5,050,000	0.7%	WFCM 2016-BNK1
38	NCB	Interlaken Owners, Inc.	Eastchester, NY	Multifamily	$4,492,395	0.6%	WFCM 2016-C35
39	NCB	210 E. Broadway Owners Corp.	Long Beach, NY	Multifamily	$4,300,000	0.6%	WFCM 2016-LC24
41	NCB	5601 Riverdale Owners Corp.	Bronx, NY	Multifamily	$3,998,904	0.6%	BANK 2018-BNK11
44	NCB	2165 Matthews Avenue Owners, Inc.	Bronx, NY	Multifamily	$2,997,758	0.4%	WFCM 2016-LC24
45	NCB	Beach House Owners Corp.	Long Beach, NY	Multifamily	$2,600,000	0.4%	WFCM 2016-LC24
49	NCB	Barclay Plaza Owners, Inc.	Flushing, NY	Multifamily	$1,647,454	0.2%	WFCM 2016-C32
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates. The Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A and Class X-B certificates are collectively referred to as the “Class X Certificates”. The Principal Balance Certificates and the Class X Certificates are collectively referred to as the “Regular Certificates”.
■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements;

2.       Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-SB certificates in clause (i) above, then (iii) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (iii) above, and then (v) to principal on the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (iv) above; however, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-SB principal distributions will be disregarded).

3.       Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.       Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.       Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

:

Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.       Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.       After the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D-RR certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month cYollection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised solely of the Class D-RR certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, collectively, the “YM Groups”) comprised solely of the Class E-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2026-C15 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2026-C15 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2026-C15 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2026-C15 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2026-C15 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2026-C15 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, in the case of a residential cooperative property, such appraised value will be determined (I) except as provided in clause (II) below, assuming that the subject mortgaged property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (II) if the special servicer determines, in accordance with the servicing standard, that there is no reasonable expectation that the subject mortgaged property will be operated as a residential cooperative following any work-out or liquidation of the related mortgage loan, assuming such mortgaged property is operated as a multifamily rental property); and provided further that if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then to the Class D-RR certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2026-C15 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated by the special servicer as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2026-C15 pooling and servicing agreement will be:

●        except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●       with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class of Control Eligible Certificates meets the preceding requirement, then the most senior class of Control Eligible Certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class D-RR, E-RR, Class F-RR, Class G-RR and Class J-RR certificates; provided that the Class D-RR, E-RR and Class F-RR certificates will only be Control Eligible Certificates for so long as RREF V - D AIV RR H, LLC, Rialto Capital Advisors, LLC or any of their affiliates is holder of the majority (by certificate balance) of such class of certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, RREF V - D AIV RR H, LLC is expected to (i) purchase the HRR Certificates and also receive the Class S certificates, and (ii) appoint itself (or an affiliate) as the initial Controlling Class Representative. RREF V - D AIV RR H, LLC or an affiliate may acquire additional Certificates.

■ Control Termination Event:

A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2026-C15 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2026-C15 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2026-C15 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2026-C15 pooling and servicing agreement.

Except in the case of a serviced outside controlled whole loan, and solely after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2026-C15 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2026-C15 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

replacement special servicer will be appointed in the manner specified in the BMO 2026-C15 pooling and servicing agreement.
■ Voting Rights:

At all times during the term of the BMO 2026-C15 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)       1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)        in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer within the prior 12 months will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, the special servicer will be entitled to a liquidation fee or workout fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the related serviced mortgage loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any excess modification fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such liquidation fee or workout fee to the extent described above.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case (other than with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

to the JTM Foods mortgage loan) to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case (other than with respect to the JTM Foods mortgage loan) to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●          reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●       reviewing reports provided by the special servicer to the extent set forth in the BMO 2026-C15 pooling and servicing agreement;

●         reviewing for accuracy certain calculations made by the special servicer;

●          issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2026-C15 pooling and servicing agreement and identifying any material deviations therefrom;

●          recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2026-C15 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2026-C15 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2026-C15 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2026-C15 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2026-C15 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2026-C15 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2026-C15
Structural Overview

expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2026-C15 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2026-C15 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●               all special notices delivered.

●                summaries of final asset status reports.

●                all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2026-C15 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$72,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$72,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.96%	Net Rentable Area (SF):	1,223,783
Loan Purpose:	Refinance	Location:	Tempe, AZ
Borrower:	Arizona Mills Mall, LLC	Year Built / Renovated:	1986-1999 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy:	98.9%
Interest Rate:	6.65700%	Occupancy Date:	6/2/2026
Note Date:	6/23/2026	4th Most Recent NOI (As of):	$28,647,369 (12/31/2023)
Maturity Date:	7/1/2036	3rd Most Recent NOI (As of):	$29,684,322 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$28,152,503 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$28,149,610 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	97.7%
Amortization Type:	Interest Only	UW Revenues:	$39,195,348
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$10,509,186
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,686,162
Additional Debt(1):	Yes	UW NCF:	$27,149,831
Additional Debt Balance(1):	$63,000,000	Appraised Value / Per SF:	$336,000,000 / $275
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/21/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$110
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.2%
Rollover Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.98x
Gap Rent Reserve:	$310,940	$0	N/A	UW NOI Debt Yield:	21.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$135,000,000	100.0%	Loan Payoff	$89,378,737	66.2%
			Return of Equity	44,461,962	32.9
			Closing Costs	848,361	0.6
			Upfront Reserves	310,940	0.2
Total Sources	$135,000,000	100.0%	Total Uses	$135,000,000	100.0%
(1)	The Arizona Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by ten pari passu promissory notes with an aggregate original principal balance of $135,000,000 (the “Arizona Mills Whole Loan”). The financial information presented in the chart above is based on the Arizona Mills Whole Loan.
(2)	Defeasance of the Arizona Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 25 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Loan. The largest mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by ten pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. The Arizona Mills Whole Loan is secured by the borrower’s fee interest in a 1,223,783 square foot super regional mall located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Whole Loan was co-originated by Bank of Montreal (“BMO”) and Citi Real Estate Funding Inc. (“CREFI”) on June 23, 2026. The Arizona Mills Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 and non-controlling Note A-4-2, contributed by BMO, and the non-controlling Note A-8, contributed by CREFI, with an aggregate outstanding principal balance as of the Cut-off Date of $72,000,000. The Arizona Mills Whole Loan has a 10-year term and accrues interest at a per annum rate of 6.65700% on an Actual/360 basis. The scheduled maturity date of the Arizona Mills Whole Loan is July 1, 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

The Arizona Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization. The relationship between the holders of notes evidencing the Arizona Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Arizona Mills Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-C15	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-C15	No
A-3(1)	$20,000,000	$20,000,000	BMO	No
A-4-1(1)	$5,500,000	$5,500,000	BMO	No
A-4-2	$4,500,000	$4,500,000	BMO 2026-C15	No
A-5	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-6-1	$5,000,000	$5,000,000	MSBAM 2026-C36	No
A-6-2(1)	$2,500,000	$2,500,000	CREFI	No
A-7	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-8	$7,500,000	$7,500,000	BMO 2026-C15	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Arizona Mills Property is a 1,223,783 square foot super regional mall anchored by Harkins Theatres IMAX (“Harkins Theatres”), LEGOLAND Discovery Center, RECLECTIC, and Burlington Coat Factory (“Burlington”), with junior anchors including Q, Tilt, Cavender’s Boot City, Marshalls and Q Luv. Built between 1986 and 1999, the Arizona Mills Property is situated on a 94.37-acre parcel and contains 6,206 parking spaces, which results in a parking ratio of 5.1 parking spaces per 1,000 square feet of net rentable area. As of June 2, 2026, the Arizona Mills Property was 98.9% leased based on net rentable area (including temporary tenants) and 89.3% leased, excluding temporary tenants, by 152 tenants. Temporary tenants occupy approximately 9.6% of the net rentable area and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month tenant sales per square foot for in-line tenants as of March 31, 2026 is $313 per square foot, representing a 20.0% decrease since 2023.

The following table presents certain information relating to tenant sales at the Arizona Mills Property:

Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Tenant Sales	$391	$368	$321	$313
Occupancy Cost	15.4%	16.4%	18.2%	18.5%
Sq. Ft. Open Stores	333,920	328,801	355,617	363,346
(1)	Information was obtained from the borrower and based on comparable in-line retail tenants <10,000 SF and open for 24 months or more.

Major Tenants. The three largest tenants based on underwritten base rent are Harkins Theatres, RECLECTIC, and Vans Outlet.

Harkins Theatres (92,253 square feet; 7.5% of net rentable area (“NRA”); 8.0% of underwritten base rent). Founded in 1933, Harkins Theatres is headquartered in Scottsdale, Arizona and operates 500 screens. Harkins Theatres has 18 regular screens and one IMAX screen at the Arizona Mills Property, where it has been a tenant since November 1995. Harkins Theatres is on a lease expiring July 31, 2035 with three, five-year renewal options and no termination options. As of March 2026, the TTM tenant sales were $11,846,539 (approximately $624k per screen).

RECLECTIC (105,700 square feet; 8.6% of NRA; 3.0% of underwritten base rent). RECLECTIC is a new eco-conscious store by Urban Outfitters. Urban Outfitters was founded in 1970 and now operates over 200 stores across the United States, Canada and Europe. RECLECTIC has been a tenant at the Arizona Mills Property since October 2024 replacing At Home which vacated in 2019. RECLECTIC has a lease expiring October 31, 2034 with one, five-year renewal option and no termination options. As of March 2026, the TTM tenant sales were $8,708,892.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

Vans Outlet (4,169 square feet; 0.3% of NRA; 2.9% of underwritten base rent). Founded in 1966, Vans Outlet (“Vans”) is owned by VF Corporation (Fitch/Moody’s/S&P: NR/Ba2/BB). Vans has been a tenant at the Arizona Mills Property since 2008, most recently extending its lease in February 2022, and has a lease expiration on January 31, 2027. Vans has no renewal or termination option. As of March 2026, the TTM tenant sales were $2,279,198.

The following table presents certain information relating to the current and historical occupancy of the Arizona Mills Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
100.0%	99.0%	99.0%	98.9%
(1)	Historical occupancy represents the inline occupancy including square footage from temporary tenants as of December 31 for each year. Information was obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.

Appraisal. According to the appraisal, the Arizona Mills Property had an “as-is” appraised value of $336,000,000 as of April 21, 2026. The appraisal concluded that the As-Is value is stabilized.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$336,000,000	8.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Arizona Mills Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Top 10 Tenants
Harkins Theatres	NR/Caa2/CCC+	92,253	7.5%	$20.24	$1,867,201	8.0%	7/31/2035
RECLECTIC	NR/NR/NR	105,700	8.6%	$6.62	$700,000	3.0%	10/31/2034
Vans Outlet	NR/Ba2/BB	4,169	0.3%	$162.07	$675,684	2.9%	1/31/2027
Bubble Planet	NR/NR/NR	29,571	2.4%	$20.29	$600,000	2.6%	2/28/2027
Ross Dress for Less	NR/A2/BBB+	29,734	2.4%	$18.00	$535,212	2.3%	1/31/2033
Burlington	NR/NR/BB+	80,426	6.6%	$6.25	$502,662	2.2%	1/31/2028
JD Sports	NR/NR/NR	5,650	0.5%	$75.48	$426,468	1.8%	12/31/2031
Cavender’s Boot City	NR/NR/NR	34,504	2.8%	$11.59	$400,000	1.7%	1/31/2032
Marshalls	NR/A2/A	31,315	2.6%	$11.50	$360,123	1.6%	12/31/2026
Sea Life Aquarium	NR/NR/NR	25,590	2.1%	$13.93	$356,440	1.5%	12/31/2030
Total/Wtd. Avg.		438,912	35.9%	$14.64	$6,423,789	27.7%

Other Tenants(4)		771,465	63.0%	$21.78	$16,799,771	72.3%

Occupied Total		1,210,377	98.9%	$19.19	$23,223,560	100.0%
Vacant Space		13,406	1.1%
Total/Wtd. Avg.		1,223,783	100.0%
(1)	Based on the underwritten rent roll dated as of June 2, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF includes $261,138 of rent steps through November 2029.
(4)	Other Tenants includes 116,992 square feet attributable to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information regarding sales for certain tenants at the Arizona Mills Property:

Top Tenant Sales(1)
	2023 Sales (PSF)	2024 Sales (PSF)	2025 Sales (PSF)	TTM 3/31/2026 Sales (PSF)
Harkins Theatres	$145.29	$134.93	$132.24	$128.41
RECLECTIC	NAV	NAV	$82.39	$82.39
Vans Outlet	$823.55	$657.08	$572.06	$546.70
Bubble Planet	NAV	NAV	$184.00	$157.63
Ross Dress for Less	$440.28	$572.68	$489.39	$486.53
Burlington	$202.62	$217.04	$197.92	$201.41
JD Sports	NAV	NAV	$635.20	$573.46
Cavender’s Boot City	NAV	NAV	NAV	NAV
Marshalls	$259.47	$254.19	$229.32	$228.42
Sea Life Aquarium	$119.43	$147.26	$129.03	$127.03
(1)	Information was obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Arizona Mills Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	13,406	1.1%	NAP	NAP	13,406	1.1%	NAP	NAP
Temporary Tenants	18	116,992	9.6	$0	0.0%	130,398	10.7%	$0	0.0%
2026 & MTM	17	97,614	8.0	2,006,051	8.6	228,012	18.6%	$2,006,051	8.6%
2027	37	186,468	15.2	5,945,855	25.6	414,480	33.9%	$7,951,907	34.2%
2028	26	181,338	14.8	3,837,161	16.5	595,818	48.7%	$11,789,068	50.8%
2029	26	106,812	8.7	2,875,285	12.4	702,630	57.4%	$14,664,353	63.1%
2030	16	70,858	5.8	2,039,525	8.8	773,488	63.2%	$16,703,878	71.9%
2031	5	128,961	10.5	1,000,954	4.3	902,449	73.7%	$17,704,832	76.2%
2032	5	60,297	4.9	868,878	3.7	962,746	78.7%	$18,573,709	80.0%
2033	4	35,074	2.9	745,273	3.2	997,820	81.5%	$19,318,982	83.2%
2034	7	122,294	10.0	1,520,557	6.5	1,120,114	91.5%	$20,839,539	89.7%
2035	4	99,010	8.1	2,027,411	8.7	1,219,124	99.6%	$22,866,950	98.5%
2036	4	4,654	0.4	356,610	1.5	1,223,778	100.0%	$23,223,560	100.0%
2037 & Beyond	1	5	0.0	0	0.0	1,223,783	100.0%	$23,223,560	100.0%
Total	170	1,223,783	100.0%	$23,223,560	100.0%
(1)	Based on the underwritten rent roll dated June 2, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $261,138 through November 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information relating to the operating history and underwritten net cash flow of the Arizona Mills Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM Mar 2026	Underwritten	Per SF	%(1)
In Place Rent	$20,847,973	$21,837,541	$23,077,272	$23,391,719	$23,256,414	$22,962,422	$18.76	64.9%
Contractual Rent Steps(2)	0	0	0	0	0	261,138	0.21	0.7
Percentage in Lieu	1,040,958	1,142,886	891,489	429,614	366,554	550,811	0.45	1.6
Vacancy Lease-Up	0	0	0	0	0	813,791	0.66	2.3
Gross Potential Rent	$21,888,931	$22,980,426	$23,968,761	$23,821,333	$23,622,969	$24,588,162	$20.09	69.5%
Reimbursement Revenue	10,125,865	10,253,865	10,801,855	11,253,350	11,331,871	10,799,358	8.82	30.5
Net Rental Income	$32,014,795	$33,234,291	$34,770,616	$35,074,683	$34,954,840	$35,387,520	$28.92	100.0%
Less Vacancy	0	0	0	0	0	(813,791)	(0.66)	(2.3)(4)
Percentage Rent(3)	2,683,940	1,743,726	1,067,902	397,277	316,992	367,250	0.30	0.9
Temporary Tenants	3,676,105	3,512,433	3,426,716	3,432,866	3,603,710	3,603,710	2.94	9.2
Other Rents	263,535	390,445	375,434	351,718	348,948	348,948	0.29	0.9
Media Income	229,581	211,258	305,905	256,512	264,022	264,022	0.22	0.7
Miscellaneous Income	16,981	29,354	44,154	37,664	37,689	37,689	0.03	0.1
Effective Gross Income	$38,884,937	$39,121,507	$39,990,726	$39,550,720	$39,526,201	$39,195,348	$32.03	100.0%
Total Expenses	10,443,544	10,474,138	10,306,404	11,398,217	11,376,591	10,509,186	8.59	26.8
Net Operating Income	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$28,686,162	$23.44	73.2%
TI/LC	0	0	0	0	0	1,223,783	1.00	3.1
Capital Expenditures	0	0	0	0	0	312,548	0.26	0.8
Net Cash Flow	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$27,149,831	$22.19	69.3%

(1)	Represents percent of Net Rental Income for all revenue fields, and percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through November 2029.
(3)	Underwritten based on the tenants’ TTM 3/31/2026 sales.
(4)	Represents the underwritten economic vacancy %. The Arizona Mills Property was 98.9% occupied based on the underwritten rent roll dated June 2, 2026.

The Market. The Arizona Mills Property is located in Tempe, Arizona, part of the Phoenix-Mesa-Scottsdale metropolitan statistical area (“Phoenix MSA”), which as of 2025 had an estimated population of approximately 5.2 million people. According to the appraisal, the Phoenix MSA is the tenth most populous metropolitan area in the nation. The Phoenix MSA has a high employment rate relative to the state of Arizona, with an economy anchored by education, health services, trade, transportation, and utilities services.

The Arizona Mills Property anchors a retail corridor along Baseline Rd, Interstate 10, and U.S. Route 60. The primary competition for retail demand is derived from nearby community and power centers, including Ahwatukee Foothills Town Center, Southern Palms Center, and The Groves Center, all located within a 10- to 15-minute drive of the Arizona Mills Property. The Arizona Mills Property includes direct access to Interstate 10 and U.S. Route 60, as well as proximity to Loop 101 and Loop 202, which collectively provide connectivity throughout the Phoenix MSA.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Arizona Mills Property was 19,156, 116,184 and 294,429, respectively. Additionally, for the same period, the average household income within the same radii was $71,117, $78,520 and $83,441, respectively.

The Arizona Mills Property is located in the Tempe retail submarket. According to the appraisal, the Tempe submarket is ranked 12th in the Phoenix MSA with approximately 8.5 million square feet of inventory. As of 2025, the submarket is 5.4% vacant with average asking rent of $25.29/SF. Over the past year, the submarket has delivered 126,086 square feet, absorbed 174,334 square feet, and has an additional 2,490 square feet under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information relating to the appraisal’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
0 to 1,499 SF Space	$50.00	84	3.00% annually	$25.00
1,500-2,499 SF Space	$45.00	84	3.00% annually	$20.00
2,500-3,999 SF Space	$40.00	84	3.00% annually	$20.00
4,000-6,499 SF Space	$35.00	84	3.00% annually	$15.00
6,500-9,999 SF Space	$25.00	84	3.00% annually	$15.00
10,000-19,999 SF Space	$20.00	120	10% every five years	$10.00
20,000+ SF Space	$12.00	120	10% every five years	$5.00
Restaurant	$55.00	84	3.00% annually	$20.00
Jewelry	$110.00	84	3.00% annually	$50.00
Food Court/Snack Bars	$125.00	84	3.00% annually	$50.00
Kiosk	$500.00	12	3.00% annually	$0.00
Pad	$25.00	120	10% every five years	$20.00
Theater	$12.00	120	10% every five years	$5.00
Unowned Space	$0.00	120	N/A	$0.00
Fast Food	$75.00	84	3.00% annually	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Arizona Mills Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arizona Mills Property
Arizona Mills	1986-1999/NAP	1,223,783	98.9%(2)	Harkins Theatres, RECLECTIC, Burlington, LEGOLAND Discovery Center	NAP
Chandler Fashion Center	2001/NAP	1,402,000	96.0%	Dillard’s, Scheels, Harkins Theatres, Macy’s, The Cheesecake Factory	10 miles
Tempe Marketplace	2007/NAP	1,300,000	89.0%	Harkins Theatres, Dave & Buster’s, H&M	8 miles
Scottsdale Fashion Square	1961/2009	1,871,000	95.0%	Nordstrom, Apple, Harkins Theatres, Macy’s, Neiman Marcus	15 miles
Biltmore Fashion Park	1963/2003	611,000	94.0%	Macy’s, The Cheesecake Factory	13 miles
Christown Spectrum Mall	1961/2003	452,865	64.0%	Target, Harkins Theatres, Burlington, Walmart, Ross, PetSmart	15 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of June 2, 2026 including temporary tenants. Total Occupancy excluding temporary tenants is 89.3%.

The Borrower. The borrower is Arizona Mills Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Mills Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Arizona Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) (“Simon Inc.”), the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally. The Arizona Mills Whole Loan documents provide that for so long as one or more of Simon, Simon Inc. or an affiliate of Simon or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

outstanding principal balance of the Arizona Mills Whole Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of its rights under such guaranty.

Property Management. The Arizona Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Arizona Mills Whole Loan, the borrower deposited (i) approximately $310,940 into a gap rent reserve account and (ii) $1,035,000 for outstanding tenant improvements and leasing commissions.

Tax Reserve – During a Lockbox Event Period (as defined below), if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months.

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Arizona Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arizona Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Arizona Mills Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $26,046 for ongoing replacement reserves.

Rollover Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $101,982 for ongoing rollover reserves.

Outstanding TI / LC Reserve – The borrower was required to deposit $1,035,000 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Arizona Mills Whole Loan, related to Cavender’s Boot City. The borrower had the option to provide a guaranty of such amount from the non-recourse carveout guarantor or a letter of credit in lieu of making a cash deposit. As of the origination date, the borrower elected to provide a reserve guaranty for the portion of such reserve relating to tenant improvements and leasing commissions ($1,035,000) in lieu of making a cash deposit.

Lockbox / Cash Management. The borrower or property manager is required to deposit all rents received directly into a lender controlled lockbox account, and to direct all tenants to make direct rent deposits into the lockbox account. All amounts on deposit in the lockbox account are required to be automatically transferred on each Wednesday (or if such Wednesday is not a business day, on the preceding business day) (i) at any time a Lockbox Event Period is not in effect, to the operating account of the borrower, or (ii) weekly during a Lockbox Event Period to a lender controlled cash management account, to be disbursed in accordance with the Arizona Mills Whole Loan documents, with any excess funds to be held by the lender as additional collateral for the Arizona Mills Whole Loan during the continuance of the Lockbox Event Period.

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event (as defined below) and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Event” will commence upon the earlier of the following: (i) the occurrence of an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the affiliated property manager and the property manager has not been replaced within 60 days with a qualified manager; or (iv) the debt yield based on the trailing four calendar quarter period preceding such date of determination is less than 16.0% for two consecutive calendar quarters (a “Debt Yield Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2026-C15
No. 1 – Arizona Mills

A “Lockbox Termination Event” means if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield equal to or greater than 16.0% for two consecutive calendar quarters, (b) an event of default, the acceptance by the lender of a cure of such event of default, or (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Arizona Mills Property or the Arizona Mills Whole Loan; provided, however, that, each such Lockbox Termination Event set forth in this definition is be subject to the following conditions, (A) no other Lockbox Event has occurred and is continuing, (B) no other event of default has occurred or is continuing under the Arizona Mills Whole Loan documents, (C) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Arizona Mills Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Arizona Mills Whole Loan, and (D) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including, reasonable attorney’s fees and expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, and upon satisfaction of other requirements as set forth in the Arizona Mills Whole Loan documents, the borrower may (i) make transfers of immaterial or non-income producing portions of the Arizona Mills Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) for dedication or public use; (ii) make transfers of non-income producing or vacant portions of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower including without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; or (iii) dedicate portions of the Arizona Mills Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a further condition to any of the transfers in clause (ii) and clause (iii) above that no transfer, conveyance or other encumbrance shall result in a material adverse effect on the Arizona Mills Property based upon an officer’s certificate delivered to the lender (provided, further, such transfers shall be in conformity with the existing reciprocal easement agreement, as evidenced by an officer’s certificate) (a “Parcel Release”).

In connection with a Parcel Release pursuant to clause (i) or clause (ii) above, (a) the ratio of the unpaid principal balance of the loan-to-value ratio of the remaining portion of the Arizona Mills Property must be equal to or less than 125%; or (ii) the borrower must pay down the principal balance of the Arizona Mills Whole Loan (which prepayment shall not be subject to any prepayment premium or other premium or penalty of any kind) by an amount not less than the least of the following amounts: (1) if the transferred portion of the Arizona Mills Property is sold, the net proceeds of an arm’s-length sale of such parcel to an unrelated person, or if the transferred portion of the Arizona Mills Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the loan-to-value ratio of the Arizona Mills Whole Loan does not increase after the transfer and release, unless the lender receives an opinion of counsel that if the amount described in this clause (ii) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

PETSMART
ULTA
DAISO
HomeGoods
five BELOW
carter's
KABOB EXPRESS
PHO HA NOI
MIMI'S GARDEN
JL MUSIC SCHOOL
Staples
Ralphs
ORCHARD LANE
COMFORT SHOE LOFT
Yogurtland
COX
HEAVEN FOOT SPA
ITAN
FISH GRILL
Jamba
TRUE SUSHI N' FISH
crumbl
FINEST NAILS
asurion
america's best
YUNNAN
SKY CIGARS & GIFTS
Habit
TBD
MattressFIRM
verizon
OVER THE CLOUD
Comerica
EL TORO ROAD
BRŪ
goodwill
Firestone
ROCKFIELD BOULEVARD
Anchor / Major
In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback
Mortgage Loan Information		Property Information
Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,312,500	Title:	Fee
Cut-off Date Principal Balance(1):	$55,312,500	Property Type – Subtype:	Retail – Anchored
% of IPB:	7.7%	Net Rentable Area (SF):	280,601
Loan Purpose:	Refinance	Location:	Lake Forest, CA
Borrower:	Orchard Lake Forest CA LP	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Schottenstein Property Group	Occupancy:	98.0%
Interest Rate:	6.8130%	Occupancy Date:	6/3/2026
Note Date:	7/31/2026	4th Most Recent NOI (As of):	$7,951,780 (12/31/2023)
Maturity Date:	8/6/2036	3rd Most Recent NOI (As of):	$8,107,043 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$8,168,734 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$8,194,019 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,214,209
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$3,388,545
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,825,665
Additional Debt(1):	Yes	UW NCF:	$7,573,124
Additional Debt Balance(1):	$33,187,500	Appraised Value / Per SF:	$143,800,000 / $512
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/28/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$315
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$315
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$385,000	Springing	N/A	Maturity Date LTV(4):	61.5%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.24x
Amortization Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	8.8%
Outstanding TI Reserve:	$520,470	NAP	N/A
Outstanding LC Reserve:	$90,090	NAP	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$88,500,000	100.0%	Loan Payoff	$80,401,490	90.8%
			Return of Equity	5,327,769	6.0
			Closing Costs(5)	1,775,181	2.0
			Upfront Reserves	995,560	1.1
Total Sources	$88,500,000	100.0%	Total Uses	$88,500,000	100.0%
(1)	The Orchard at Saddleback Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $88,500,000 (the “Orchard at Saddleback Whole Loan”). The financial information presented in the chart above is based on the Orchard at Saddleback Whole Loan.
(2)	Prepayment of the Orchard at Saddleback Whole Loan is permitted at any time from and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note (or portion thereof) representing a portion of the Orchard at Saddleback Whole Loan to be securitized, and (b) July 31, 2030 (“Permitted Prepayment Date”). The assumed lockout period of 24 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The Maturity Date Loan / SF and Maturity Date LTV Ratio after deducting the expected amount of the amortization reserve at maturity is $294 and 57.4%, respectively.
(5)	Closing Costs include a $553,125 rate buydown fee.

The Loan. The second largest mortgage loan (the “Orchard at Saddleback Mortgage Loan”) is part of a fixed rate whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $88,500,000. The Orchard at Saddleback Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 280,601 square foot anchored retail property in Lake Forest, California (the “Orchard at Saddleback Property”). The Orchard at Saddleback Whole Loan was co-originated by Natixis Real Estate Capital LLC (“Natixis”) and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”) on July 31, 2026. The Orchard at Saddleback Mortgage Loan is evidenced by the controlling Note A-1, contributed by Natixis with outstanding principal balance as of the Cut-off Date of $55,312,500. The Orchard at Saddleback Whole Loan has an initial term of 120 months and is interest only for the full term and accrues interest on an Actual/360 basis at a rate of 6.81300% per annum. The Orchard at Saddleback Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization. The relationship between the holders of notes evidencing the Orchard at Saddleback Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Orchard at Saddleback Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,312,500	$55,312,500	BMO 2026-C15	Yes
A-2	$33,187,500	$33,187,500	MSBAM 2026-C36	No
Whole Loan	$88,500,000	$88,500,000

The Property. The Orchard at Saddleback Property is a 280,601 square foot anchored retail center located on an approximately 24.6-acre site in Lake Forest, California. Built in 2004, the Orchard at Saddleback Property is comprised of 10 multi-tenant retail buildings, two single-tenant pad buildings, and includes 1,324 parking spaces (approximately 4.7 spaces per 1,000 SF). The Orchard at Saddleback Property is located at the southeast corner of El Toro Road and Rockfield Boulevard, and has a nationally branded tenant mix with anchors including Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent), HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent), PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent), Staples (20,000 SF, 7.1% of NRA, 5.7% of underwritten rent), and Goodwill (18,800 SF, 6.7% of NRA, 5.9% of underwritten rent). As of June 3, 2026, the Orchard at Saddleback Property was 98.0% leased to 44 tenants that range in size from 1,170 SF to 55,105 SF, with no tenant, other than Ralphs, accounting for more than 10.0% of underwritten rent or NRA. The historical occupancy has averaged approximately 97.7% over the last 10 years.

Major Tenants. The three largest tenants based on net rentable area are Ralph’s, HomeGoods and PetSmart.

Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent): Ralph’s, a subsidiary of The Kroger Co. (NYSE:KR), is a supermarket chain in Southern California. Ralph’s offers a broad selection of grocery products, including fresh produce, meat, seafood, bakery items, pharmacy services, and household essentials. The chain operates in approximately 183 stores throughout California and is supported by Kroger's nationwide platform of approximately 2,685 stores under various banners. Kroger has more than 400,000 employees across its portfolio. Ralph’s has anchored the Orchard at Saddleback Property since 2007, and recently executed a renewal through June 30, 2032. Ralph’s lease has three, five-year renewal options and no termination options.

HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent). HomeGoods, a subsidiary of The TJX Companies, Inc. (NYSE: TJX), is a leading off-price home furnishings retailer offering a broad assortment of home décor, furniture, kitchenware, bedding, bath products, and seasonal merchandise. HomeGoods operates more than 900 stores nationwide. TJX employs approximately 364,000 associates across its portfolio. HomeGoods has occupied the Orchard at Saddleback Property since 2005 and recently executed a renewal through October 2032. HomeGoods reported sales at the Orchard at Saddleback Property of approximately $11.9 million ($476 PSF, 5.8% occupancy cost) in 2025. HomeGoods’s lease expires on October 31, 2032 with three, five-year renewal options and no termination options.

PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent). PetSmart is the largest specialty pet retailer in North America, offering pet food, supplies, accessories, and a range of services including grooming, training, boarding, and veterinary care. The company operates more than 1,680 stores and grooming salons across the United States, Canada, and Puerto Rico and employs over 50,000 associates. PetSmart has occupied the Orchard at Saddleback Property since 2005 and recently executed a lease renewal through October 2030. PetSmart reported sales at the Orchard at Saddleback Property of approximately $8.1 million ($406 PSF, 10.3% occupancy cost) in 2025. PetSmart’s lease expires on October 31, 2030 with one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

The following table presents certain information relating to the current and historical occupancy of the Orchard at Saddleback Property:

Historical and Current Occupancy(1)
2023	2024	2025	TTM 3/31/2026	Current(2)
98.0%	97.0%	97.0%	98.0%	98.0%
(1)	Historical occupancies are as of December 31 for each year, unless indicated otherwise. Information was obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of June 3, 2026.

Appraisal. According to the appraisal, the Orchard at Saddleback Property had an “as-is” appraised value of $143,800,000 as of May 28, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$143,800,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 28, 2026, there was a recognized environmental condition at the Orchard at Saddleback Property related to contamination from dry cleaners formerly located on the Orchard at Saddleback Property and on the adjacent property to the north. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information regarding the major tenants at the Orchard at Saddleback Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Ralph’s	NR/Baa1/BBB	55,105	19.6%	$1,337,949	15.3%	$24.28	6/30/2032	3 x 5 yr	N

Junior Anchor Tenants
HomeGoods	NR/A2/A	25,000	8.9%	$455,000	5.2%	$18.20	10/31/2032	3 x 5 yr	N
PetSmart	NR/B2/B+	20,000	7.1%	$626,600	7.2%	$31.33	10/31/2030	1 x 5 yr	N
Staples	NR/NR/NR	20,000	7.1%	$500,000	5.7%	$25.00	11/30/2031	1 x 5 yr	N
Goodwill	NR/NR/NR	18,800	6.7%	$514,556	5.9%	$27.37	6/30/2031	N/A	N
Daiso	NR/NR/NR	12,320	4.4%	$240,240	2.8%	$19.50	8/31/2030	1 x 5 yr	N
Five Below	NR/NR/NR	10,851	3.9%	$230,584	2.6%	$21.25	1/31/2032	3 x 5 yr	N
Ulta Beauty	NR/NR/NR	10,310	3.7%	$268,060	3.1%	$26.00	7/31/2027	3 x 5 yr	N
Junior Anchor Tenants Subtotal/Wtd. Avg.		117,281	41.8%	$2,835,040	32.5%	$24.17

Major Tenants
Lucilles Smokehouse Bar B Que	NR/NR/NR	11,611	4.1%	$420,000	4.8%	$36.17	2/29/2032	1 x 5 yr	N
Bru Grill Market	NR/NR/NR	8,300	3.0%	$212,960	2.4%	$25.66	10/31/2031	4 x 5 yr	N
Bridgestone/Firestone	NR/A1/A	6,640	2.4%	$172,237	2.0%	$25.94	6/30/2031	1 x 5 yr	N
Carters	NR/NR/NR	6,053	2.2%	$220,329	2.5%	$36.40	1/31/2027	3 x 5 yr	N
Mattress Firm	NR/NR/NR	3,550	1.3%	$177,500	2.0%	$50.00	3/31/2032	2 x 5 yr	N
Comerica Bank	NR/NR/NR	3,500	1.2%	$255,507	2.9%	$73.00	12/31/2031	N/A	N
Major Tenant Subtotal/Wtd. Avg.		39,654	14.1%	$1,458,533	16.7%	$36.78

Other Tenants		63,009	22.5%	$3,096,094	35.5%	$49.14
Occupied Subtotal/Wtd. Avg.		275,049	98.0%	$8,727,616	100.0%	$31.73

Vacant Space		5,552	2.0%
Total/Wtd. Avg.		280,601	100.0%
(1)	Information is based on the underwritten rent roll dated June 3, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

The following table presents certain information relating to the lease rollover schedule at the Orchard at Saddleback Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	5,552	2.0%	NAP	NAP	5,552	2.0%	NAP	NAP
2026 & MTM	2	4,525	1.6	$229,422	2.6%	10,077	3.6%	$229,422	2.6%
2027	8	28,730	10.2	1,178,604	13.5	38,807	13.8%	$1,408,026	16.1%
2028	3	5,303	1.9	247,640	2.8	44,110	15.7%	$1,655,665	19.0%
2029	2	5,168	1.8	216,744	2.5	49,278	17.6%	$1,872,409	21.5%
2030	6	40,352	14.4	1,302,319	14.9	89,630	31.9%	$3,174,728	36.4%
2031	10	66,965	23.9	2,082,100	23.9	156,595	55.8%	$5,256,828	60.2%
2032	8	110,938	39.5	2,848,403	32.6	267,533	95.3%	$8,105,231	92.9%
2033	0	0	0.0	0	0.0	267,533	95.3%	$8,105,231	92.9%
2034	2	6,515	2.3	342,873	3.9	274,048	97.7%	$8,448,104	96.8%
2035	1	1,838	0.7	90,871	1.0	275,886	98.3%	$8,538,974	97.8%
2036	2	4,715	1.7	188,642	2.2	280,601	100.0%	$8,727,616	100.0%
2037 & Beyond	0	0	0.0	$0	0.0	280,601	100.0%	$8,727,616	100.0%
Total	44	280,601	100.0%	$8,727,616	100.0%
(1)	Information is based on the underwritten rent roll as of June 3, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Orchard at Saddleback Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM March 2026(1)	Underwritten	Per SF	%(2)
In Place Rent	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$8,671,319	$30.90	73.5%
Contractual Rent Steps(3)	0	0	0	0	87,555	0.31	0.7
Potential Income from Vacant Space	0	0	0	0	322,793	1.15	2.7
Gross Potential Rent	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$9,081,667	$32.37	77.0%
Reimbursement Revenue	2,578,014	2,622,123	2,719,197	2,711,530	2,719,096	9.69	23.0
Net Rental Income	$11,190,475	$11,411,169	$11,555,277	$11,573,891	$11,800,763	$42.06	100.0%
(Vacancy)	0	0	0	0	(590,038)	(2.10)	-5.3
Other Income(4)	2,866	3,550	4,324	2,579	3,484	0.01	0.0
Effective Gross Income	$11,193,342	$11,414,719	$11,559,601	$11,576,470	$11,214,209	$39.96	100.0%
Total Expenses	3,241,562	3,307,676	3,390,867	3,382,451	3,388,545	12.08	30.2
Net Operating Income	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,825,665	$27.89	69.8%
TI/LC	0	0	0	0	210,451	0.75	1.9
Capital Expenditures	0	0	0	0	42,090	0.15	0.4
Net Cash Flow	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,573,124	$26.99	67.5%
(1)	TTM March 2026 reflects the trailing 12-month period ending March 31, 2026.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through July 2027.
(4)	Other Income consists of primarily late rent charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

The Market. The Orchard at Saddleback Property is located in Lake Forest, California, within the South submarket of the Orange County retail market. The Orchard at Saddleback Property is located on the southeast corner of El Toro Road and Rockfield Boulevard and benefits from strong visibility within the corridor. Major employers in the south Orange County retail submarket include Disneyland Resort, the University of California Irvine, Peraton, Broadcom, and Kaiser Permanente. According to the appraisal, as of the first quarter of 2026, the South Orange County retail submarket contained approximately 9.7 million square feet of retail inventory and reported a vacancy rate of 6.0% with average asking rents of $39.80 per square foot. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Orchard at Saddleback Property was 23,307, 150,436, and 320,790, respectively. Average household income within the same radii was approximately $112,729, $146,492, and $158,744, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Orchard at Saddleback Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Anchor/Grocery	$30.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Junior Anchor	$27.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Full-Service Restaurant	$42.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Bank Branch	$75.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Auto Repair	$33.00	120	10%/5Years	$5.00 / $0.00	3.0% / 1.5%	NNN
Shop Space	$48.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space - Good	$66.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space – Large	$42.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
(1)	Source: Appraisal.

The following table presents certain information relating to comparable anchor/grocery tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Anchor/Grocery Space(1)
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject)(2) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	Ralph’s	55,105	20	$24.28	NNN
26501 Aliso Creek Rd Aliso Viejo, CA	2004 / 2024	99 Ranch Market	46,820	20	$28.83	NNN
19100 Harborgate Way Torrance, CA	1999 / 2023	99 Ranch Market	30,230	15	$24.00	NNN
3775 Alton Pkwy Irvine, CA	1991 / 1996	Sprouts Farmers Market	24,136	5	$32.20	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable junior anchor tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Junior Anchor(1)
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject) (2) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	HomeGoods Staples	25,000 20,000	10 15	$18.20 $25.00	NNN NNN
1101 East Imperial Highway Placentia, CA	1991 / NAP	Goodwill	10,369	5	$26.06	NNN
4343 MacArthur Blvd Newport Beach, CA	1979 / NAP	Home Consignment	19,094	15	$21.00	NNN
3875 Alton Pkwy Irvine, CA	1991 / 1996	Ross Dress for Less	23,662	10	$24.00	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

The Borrower. The borrower for the Orchard at Saddleback Whole Loan is Orchard Lake Forest CA LP, a California limited partnership and single purpose entity with two independent directors in its organizational structure and which is 99% owned and controlled by Schottenstein Realty LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orchard at Saddleback Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Orchard at Saddleback Whole Loan is Schottenstein Property Group, a Columbus, Ohio-based real estate owner and operator of power center and neighborhood shopping centers throughout the United States. Its subsidiary, Schottenstein Realty LLC is the non-recourse carveout guarantor for the Orchard at Saddleback Whole Loan. Schottenstein Property Group manages a portfolio consisting of 80 retail properties in 23 states totaling approximately 11.5 million square feet.

Property Management. The Orchard at Saddleback Property is self-managed by the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to reserve (i) $520,470 for unpaid tenant allowances and tenant contributions, (ii) $385,000 for replacements, and (iii) approximately $90,090 for unpaid leasing commissions.

Tax Reserve – On a monthly basis during a Tax Trigger Period (as defined below), the borrower is required to deposit into a tax reserve 1/12th of the annual tax payments estimated by the lender to be payable during the next ensuing 12 months.

A “Tax Trigger Period” commences upon (A) the failure of the Schottenstein Condition (as defined below) to remain satisfied, (B) the commencement of a Cash Sweep Event Period (as defined below), (C) the failure of any taxes to be paid on or prior to the date the same are due in the manner and within the time frames required under the Orchard at Saddleback Whole Loan documents (unless the borrower is then contesting such taxes in accordance with the applicable terms and conditions of the Orchard at Saddleback Whole Loan documents and there exists no risk of a lien against the Orchard at Saddleback Property, delinquency of such taxes or other default with the relevant taxing authority and the lender is provided with reasonably satisfactory evidence of the same), (D) the borrower fails to provide evidence to the lender of payment of taxes within 10 days following the date the same are due or (E) the occurrence of a monetary event of default.

A Tax Trigger Period expires on the date upon which (v) the Orchard at Saddleback Whole Loan is repaid in full, (w) with respect to any Tax Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (x) with respect to any Tax Trigger Period commenced in connection with clause (C) above, such taxes are paid in full within 10 days following written notice from the lender, (y) with respect to any Tax Trigger Period commenced in connection with clause (D) above, such evidence is provided to the lender, which date will be within 10 days following written notice from the lender, and (z) with respect to any Tax Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

The “Schottenstein Condition” means that the Schottenstein Family (as defined below) owns, directly or indirectly, at least 51% of the borrower, and controls the borrower and the Orchard at Saddleback Property.

The “Schottenstein Family” means, individually or collectively, any of: (i) (x) Jay L. Schottenstein or his spouse, or (y) Joseph Schottenstein or Jonathan Schottenstein or their respective spouses and lineal descendants, including their children or grandchildren; or (ii) any trusts or entities of which any such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower).

Insurance Reserve – On a monthly basis during an Insurance Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such deposit if (i) no event of default has occurred and is continuing under the Orchard at Saddleback Whole Loan documents, (ii) the liability and casualty policies maintained by the borrower covering the Orchard at Saddleback Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums no later than 10 days prior to their expiration dates. An acceptable blanket insurance policy was in place at the Orchard at Saddleback Whole Loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

An “Insurance Trigger Period” commences upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period, (C) the failure of any insurance premiums to be paid on or prior to the date the same are due or the borrower’s failure to provide the lender with evidence of payment of insurance premiums and copies of the required certificates evidencing the policies, in each case in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents, (D) any policy failing to satisfy in any material respect the terms and conditions of the Orchard at Saddleback Whole Loan documents, or (E) the occurrence of a monetary event of default.

An Insurance Trigger Period expires on the date upon which (w) the Orchard at Saddleback Whole Loan is repaid in full, (x) with respect to an Insurance Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (y) with respect to any Insurance Trigger Period commenced in connection with clause (C) or (D) above, the borrower delivers to the lender within 10 days following written notice from the lender each of the following, as applicable: (1) evidence of payment of the applicable insurance premiums and (2) certificates evidencing the applicable policies, and that such policies comply with the relevant terms and conditions of the Orchard at Saddleback Whole Loan documents, and (z) with respect to any Insurance Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents. However, notwithstanding the foregoing, if any individual Insurance Trigger Period is cured in accordance with the Orchard at Saddleback Whole Loan documents but at the time of such cure, another uncured Insurance Trigger Period exists, then the cure will be deemed not to expire.

Replacements Reserve – On a monthly basis, the borrower is required to deposit into a replacements reserve approximately $3,508 for annual capital expenditures approved by the lender. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit into a reserve approximately $17,538 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

Amortization Reserve – Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. Solely if an event of default occurs under the Orchard at Saddleback Whole Loan, the lender may apply such reserve funds to payment of the Orchard at Saddleback Whole Loan.

Lockbox / Cash Management. The Orchard at Saddleback Whole Loan has a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days of receipt. During a Cash Sweep Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Orchard at Saddleback Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts, (1) if a Cash Sweep Event Period is in effect due to a Specified Tenant Trigger Event (as defined below), into a specified tenant reserve account or (2) into an excess cash flow account to be held as additional collateral for the Orchard at Saddleback Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x for three consecutive calendar months (provided, however, that this will not trigger a Cash Sweep Event Period when (1) the Schottenstein Condition at such time is satisfied, (2) the guarantor at such time is either Schottenstein Realty LLC or an acceptable replacement guarantor that is majority owned and controlled by the Schottenstein Family, and (3) the Orchard at Saddleback Payment Guaranty (as defined below) is then in full force and effect), and (iii) a Specified Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

A Cash Sweep Event Period expires upon (x) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default (which cure the lender may accept or reject in its sole discretion), (y) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding six consecutive calendar months, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (iii) above, upon the cure of the Specified Tenant Trigger Event. However, notwithstanding the foregoing, if a Cash Sweep Event Period has otherwise met the requirements for expiration under the Orchard at Saddleback Whole Loan documents but at the time, another Cash Sweep Event Period then exists for any other reason, the expiration will be deemed not to occur.

The “Orchard at Saddleback Payment Guaranty” means that certain payment guaranty in an amount equal to the aggregate amount of net operating income that would be needed to meet the debt service coverage ratio during the trigger period provided by the non-recourse carveout guarantor, or a replacement payment guaranty in form and substance substantially similar to such payment guaranty from a guarantor acceptable to the lender which is majority owned and controlled by the Schottenstein Family.

“Specified Tenant” means (a) Ralph’s, as tenant under its lease at the Orchard at Saddleback Property, or (b) any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (i) covers more than 50,000 square feet at the Orchard at Saddleback Property, or (ii) constitutes more than 18% of the total annual rents from the Orchard at Saddleback Property.

A “Specified Tenant Trigger Event” commences upon the date on which (i) any Specified Tenant is in monetary or material non-monetary default under its lease (beyond any applicable notice and/or cure periods), (ii)(a) any Specified Tenant terminates its lease or (b) notifies the borrower, the manager, or any of their respective affiliates, agents or representatives that it intends to terminate its lease; (iii) any Specified Tenant vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”; (iv) is the earlier to occur of (y) 12 months prior to the expiration of the term of a Specified Tenant’s lease, and (z) the date any Specified Tenant fails to deliver notice or otherwise exercise an option to extend the term of its lease by the date required by such lease; (v) any Specified Tenant (or such Specified Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (vi) any Specified Tenant (or such Specified Tenant’s parent company) has its long term, unsecured and unsubordinated debt rating downgraded below “BBB-” by S&P or the equivalent of such rating by any other rating agency that rates the certificates.

Notwithstanding the foregoing, a Specified Tenant Trigger Event will not commence so long as (x) no event of default has occurred and is continuing, (y) the Schottenstein Condition remains satisfied and (z) within 10 days of the borrower’s receipt of notice from the lender of the commencement of such Specified Tenant Trigger Event, the borrower either: (1) deposits with the lender an additional $551,050; or (2) delivers to the lender a letter of credit of the same amount that complies with the terms and conditions of the Orchard at Saddleback Whole Loan documents.

A Specified Tenant Trigger Event expires upon (t) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (i) of the definition of Specified Tenant Trigger Event, the date on which the monetary or material non-monetary event of default is cured; (u) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(a) of such definition, the date on which the lender receives evidence that the borrower has entered into a new lease(s) with an acceptable replacement tenant(s) for no less than 80% of the demised premises which had previously been occupied by the applicable Specified Tenant, in form and substance satisfactory to the lender, and that (1) each tenant under any such replacement lease has accepted possession, is in occupancy of, and is open for business at all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (2) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (3) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully executed lease and an estoppel certificate from each such tenant (a “Re-tenanting Event”); (v) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(b) of such definition above, the date on which (I)(a) the applicable Specified Tenant (1) has irrevocably revoked or rescinded any such notice and (2)(A) been open for business and is conducting normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, and (b) delivers to the lender an estoppel certificate certifying, among other things, the items in the immediately preceding clause (2(A) reaffirming the lease is in full force and effect, or (II) a Re-tenanting Event has occurred; (w) if the Specified Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 2 – Orchard at Saddleback

Trigger Event is caused solely by the occurrence of clause (iii)(a) of such definition, the date on which (a)(1) the applicable Specified Tenant (A) has reopened for business and is conducting normal business operations at substantially all of its demised premises and (B) has paid full, unabated rent under its lease, for two consecutive quarters in each case, and (2) the borrower has delivered to the lender an estoppel certificate from the applicable Specified Tenant certifying, among other things, the satisfaction of the requirements in this clause (w) reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event has occurred; (x) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iv) of such definition above, (a) the date on which the applicable Specified Tenant has delivered an extension notice and otherwise satisfied all conditions to the extension option contained in such Specified Tenant’s lease, or (b) a Re-tenanting Event has occurred; (y) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (v) of such definition, the date on which the Specified Tenant or its parent company becomes solvent to the lender’s satisfaction for two consecutive quarters or will no longer be a debtor in any bankruptcy or insolvency proceeding and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction; or (z) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (vi) of such definition, the date on which the long term, unsecured and unsubordinated debt rating of the Specified Tenant or its parent company, as the case may be, has been restored to at least “BBB-” by S&P or the equivalent of such rating by any other rating agency rating the certificates.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$46,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$46,900,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	6.5%	Net Rentable Area (SF)(6):	1,075,666
Loan Purpose:	Recapitalization	Location(6):	Various, Various
Borrowers(2):	AREC 22, LLC and UHIL 22, LLC	Year Built / Renovated(6):	Various / Various
Borrower Sponsor(3):	U-Haul Holding Company	Occupancy(7):	90.3%
Interest Rate(4):	6.05000%	Occupancy Date(7):	6/17/2026
Note Date:	7/27/2026	4th Most Recent NOI (As of):	$13,347,278 (3/31/2023)
Maturity Date(4):	8/6/2036	3rd Most Recent NOI (As of):	$13,885,281 (3/31/2024)
Interest-only Period:	0 months	2nd Most Recent NOI (As of):	$13,846,313 (3/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$13,990,707 (TTM 5/31/2026)
Original Amortization Term:	300 months	UW Economic Occupancy:	88.4%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$18,272,257
Call Protection(5):	L(24),D(89),O(7)	UW Expenses:	$4,293,731
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$13,978,526
Additional Debt(1):	Yes	UW NCF:	$13,871,711
Additional Debt Balance(1):	$87,100,000	Appraised Value / Per SF(8):	$235,000,000 / $218
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	5/6/2026

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$97
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	57.0%
Replacement Reserve:	$53,407	Springing	N/A	Maturity Date LTV(4)(8):	44.2%
				UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$134,000,000	100.0%	Return of Equity(10)	$131,928,288	98.5%
			Closing Costs(11)	2,018,305	1.5
			Upfront Reserves	53,407	0.0
Total Sources	$134,000,000	100.0%	Total Uses	$134,000,000	100.0%
(1)	The U-Haul AREC Portfolio 22 Mortgage Loan (as defined below) is part of the U-Haul AREC Portfolio 22 Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $134,000,000. All financial information presented herein is based on the aggregate Cut-off Date principal balance of the U-Haul AREC Portfolio 22 Whole Loan.
(2)	See “The Borrowers” below.
(3)	The borrower sponsor is also the borrower sponsor for the U-Haul - AREC2 Portfolio Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.
(4)	The U-Haul AREC Portfolio 22 Whole Loan is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan accrues interest at the Initial Interest Rate (as defined below). See “The Loan” below.
(5)	Call protection consists of a 24-payment lockout period, followed by an 89-payment period during which defeasance is permitted, followed by a seven-payment open period prior to the ARD.
(6)	Various — see “Portfolio Summary” below for information regarding the individual U-Haul AREC Portfolio 22 Properties (as defined below).
(7)	Based on the borrower rent rolls dated June 17, 2026. Occupancy is calculated based on SF.
(8)	Based on the portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Individual valuation dates range from May 6, 2026 to June 24, 2026. The Cut-off Date LTV and Maturity Date LTV based on the aggregate individual as-is appraised value of $223,610,000 are 59.9% and 46.5%, respectively.
(9)	See “Escrows and Reserves” below for further discussion of reserve information.
(10)	The borrower sponsor paid off the previous debt of $94.5 million secured by the U-Haul AREC Portfolio 22 Properties on May 6, 2026, and the U-Haul AREC Portfolio 22 Properties were held unencumbered at origination.
(11)	Closing Costs include a $268,000 rate buydown fee.

The Loan. The third largest mortgage loan (the “U-Haul AREC Portfolio 22 Mortgage Loan”) is part of a whole loan (the “U-Haul AREC Portfolio 22 Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance and aggregate Cut-off Date principal balance of $134,000,000. The U-Haul AREC Portfolio 22 Whole Loan is secured by the borrowers’ fee interests in 20 self storage properties totaling 1,075,666 square feet located across ten states (collectively, the “U-Haul AREC Portfolio 22 Properties”). The U-Haul AREC Portfolio 22 Whole Loan was co-originated on July 27, 2026 by Bank of America, National Association (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

U-Haul AREC Portfolio 22 Whole Loan accrues interest at a fixed rate of 6.05000% per annum (the “Initial Interest Rate”) prior to the ARD on an Actual/360 basis. The U-Haul AREC Portfolio 22 Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, contributed by WFB, with an outstanding principal balance as of the Cut-off Date of $46,900,000.

The U-Haul AREC Portfolio 22 Whole Loan is structured with an ARD of August 6, 2036 and a final maturity date of August 6, 2051. From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year treasury rate as of the ARD plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 Whole Loan.

The U-Haul AREC Portfolio 22 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the U-Haul AREC Portfolio 22 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the U-Haul AREC Portfolio 22 Whole Loan:

U-Haul AREC Portfolio 22 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$17,100,000	$17,100,000	BANA	No
A-3	$26,900,000	$26,900,000	BMO 2026-C15	No
A-4	$20,000,000	$20,000,000	BMO 2026-C15	No
Whole Loan	$134,000,000	$134,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The U-Haul AREC Portfolio 22 Properties are comprised of 20 self storage properties, totaling 1,075,666 square feet, located in Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA). The U-Haul AREC Portfolio 22 Properties were built between 1925 and 2015, and have an average year built of 1986. The borrower sponsor acquired each of the U-Haul AREC Portfolio 22 Properties between 1979 and 2017.

The U-Haul AREC Portfolio 22 Properties consist of 10,286 units comprised of 9,613 self storage units (1,051,191 square feet), 485 parking units (16,955 square feet) and 188 U-Box units (7,520 square feet). Self storage units consist of climate and non-climate controlled interior, drive-up, locker, office and warehouse units. Parking units consist of RV and boat parking units. U-Box units are portable storage containers that are used for moving and storage. Amenities at the U-Haul AREC Portfolio 22 Properties include exterior lighting, keypad entry, on-site managers, perimeter fencing, individual door alarms, video cameras, electronic gates and a loading bay. As of June 17, 2026, the U-Haul AREC Portfolio 22 Properties were 90.3% occupied by square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the U-Haul AREC Portfolio 22 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name	City, State	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value
U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV	2009/NAP	$4,754,868	10.1%	$22,650,000	10.1%
U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ	2008/NAP	$3,889,965	8.3%	$18,530,000	8.3%
U-Haul Moving & Storage of Coeur D’Alene	Coeur d'Alene, ID	1983, 2011/NAP	$3,652,743	7.8%	$17,430,000	7.8%
U-Haul Moving & Storage of Spring Valley	Las Vegas, NV	1998/NAP	$3,648,548	7.8%	$17,380,000	7.8%
U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ	2000/NAP	$3,631,753	7.7%	$17,300,000	7.7%
U-Haul Moving & Storage of Marlboro	Englishtown, NJ	1988/2014	$3,169,912	6.8%	$15,300,000	6.8%
U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV	2005/2014	$3,052,352	6.5%	$14,540,000	6.5%
U-Haul Moving & Storage of Little River	Little River, SC	1996, 2003/NAP	$2,582,114	5.5%	$12,300,000	5.5%
U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ	1960, 1994/NAP	$2,330,200	5.0%	$11,100,000	5.0%
U-Haul Moving & Storage of Forestville Rd	District Heights, MD	2002/NAP	$1,954,429	4.2%	$9,230,000	4.1%
U-Haul Storage of North Miami Beach	North Miami Beach, FL	1972, 1977, 1985, 1995, 2001/NAP	$1,870,458	4.0%	$8,910,000	4.0%
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	1925/NAP	$1,771,792	3.8%	$8,440,000	3.8%
U-Haul Moving & Storage of Haines City	Haines City, FL	2007, 2015/NAP	$1,734,005	3.7%	$8,260,000	3.7%
U-Haul of North Miami Beach	North Miami Beach, FL	1963/NAP	$1,683,622	3.6%	$8,020,000	3.6%
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	1979/NAP	$1,417,014	3.0%	$6,750,000	3.0%
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	1994/NAP	$1,335,142	2.8%	$6,360,000	2.8%
U-Haul Moving & Storage of Salisbury	Salisbury, MD	2002, 2004/NAP	$1,333,043	2.8%	$6,350,000	2.8%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN	2008/NAP	$1,144,107	2.4%	$5,500,000	2.5%
U-Haul Moving & Storage at 36th St	Miami, FL	1940/NAP	$1,085,328	2.3%	$5,170,000	2.3%
U-Haul Storage of Salisbury	Salisbury, MD	1990, 2005/NAP	$858,605	1.8%	$4,090,000	1.8%
Total			$46,900,000	100.0%	$223,610,000	100.0%
(1)	Source: Appraisals. Individual valuation dates for the U-Haul AREC Portfolio 22 Properties range from May 6, 2026 to June 24, 2026. The U-Haul AREC Portfolio 22 Properties have a portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the units at the U-Haul AREC Portfolio 22 Properties:

Portfolio Unit Summary(1)
Property Name	SF	% of SF	Occ%(2)	Total # of Units	# Climate Controlled Storage Units	# Non-Climate Controlled Storage Units	# Parking Units	# Ubox Units	Average Storage Unit Size (SF)(3)	Avg. In-Place Rent / Unit(3)	Market Rent / Unit(3) (4)
U-Haul Moving & Storage at Oso Blanca	77,819	7.2%	93.0%	733	535	163	35	0	110	$195	$192
U-Haul Moving & Storage of Casa Grande	93,320	8.7%	90.4%	802	377	139	233	53	158	$154	$166
U-Haul Moving & Storage of Coeur D’Alene	67,857	6.3%	93.7%	711	620	91	0	0	95	$144	$143
U-Haul Moving & Storage of Spring Valley	59,180	5.5%	96.4%	667	417	187	63	0	94	$175	$164
U-Haul Moving & Storage of North Brunswick	65,945	6.1%	89.1%	578	110	468	0	0	114	$222	$216
U-Haul Moving & Storage of Marlboro	63,932	5.9%	92.1%	604	217	273	57	57	123	$198	$184
U-Haul Moving & Storage at W Lake Mead Blvd	76,417	7.1%	91.5%	629	419	210	0	0	121	$167	$164
U-Haul Moving & Storage of Little River	81,649	7.6%	83.8%	601	146	403	52	0	147	$183	$174
U-Haul Moving & Storage of East Brunswick	40,704	3.8%	86.1%	531	233	286	12	0	77	$162	$164
U-Haul Moving & Storage of Forestville Rd	37,394	3.5%	93.5%	425	36	389	0	0	88	$207	$202
U-Haul Storage of North Miami Beach	58,544	5.4%	88.6%	752	590	162	0	0	78	$178	$171
U-Haul Moving & Storage of Downtown Jacksonville	44,938	4.2%	85.8%	598	316	282	0	0	75	$125	$130
U-Haul Moving & Storage of Haines City	60,330	5.6%	90.9%	475	144	242	12	77	148	$193	$188
U-Haul of North Miami Beach	2,262	0.2%	93.8%	48	0	26	21	1	68	$194	$171
U-Haul Moving & Storage of Cedar Rapids	59,400	5.5%	98.7%	486	58	428	0	0	122	$120	$123
U-Haul Moving & Storage of West Warner Robins	59,025	5.5%	89.8%	429	5	424	0	0	138	$124	$120
U-Haul Moving & Storage of Salisbury	36,000	3.3%	89.7%	334	334	0	0	0	108	$168	$146
U-Haul Moving & Storage at Hwy 13 & Portland Ave	47,507	4.4%	84.2%	393	379	14	0	0	121	$155	$150
U-Haul Moving & Storage at 36th St	13,088	1.2%	94.3%	174	92	82	0	0	75	$211	$207
U-Haul Storage of Salisbury	30,355	2.8%	81.7%	316	0	316	0	0	96	$119	$146
Total/Weighted Average	1,075,666	100.0%	90.3%	10,286	5,028	4,585	485	188	109	$168	$165
(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on square feet.
(3)	Average Storage Unit Size (SF), Avg. In-Place Rent / Unit and Market Rent / Unit exclude parking units and Ubox units.
(4)	Source: Appraisals.

The following table presents certain information with respect to the unit type mix of the U-Haul AREC Portfolio 22 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% GPR	GPR / Unit
Interior	5,685	503,279	46.8%	89.9%	51.2%	$151
Drive	3,166	462,368	43.0%	91.8%	34.9%	$186
Lockers	636	32,926	3.1%	79.9%	5.0%	$133
Office	32	31,500	2.9%	96.8%	2.1%	$1,082
RV/Boat	485	16,955	1.6%	79.8%	4.8%	$165
Warehouse	20	11,040	1.0%	87.0%	0.6%	$465
Vanbody	74	10,078	0.9%	76.9%	0.5%	$121
Ubox	188	7,520	0.7%	100.0%	0.9%	$77
Total/Weighted Average	10,286	1,075,666	100.0%	90.3%	100.0%	$163
(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

Appraisals. According to the aggregate portfolio appraisal, the U-Haul AREC Portfolio 22 Properties had a portfolio appraised value of $235,000,000 as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC Portfolio 22 Properties had an aggregate individual as-is appraised value of $223,610,000 as of valuation dates between May 6, 2026 and June 24, 2026.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul Moving & Storage at Oso Blanca	$22,650,000	5.50%
U-Haul Moving & Storage of Casa Grande	$18,530,000	5.50%
U-Haul Moving & Storage of Coeur D'Alene	$17,430,000	5.75%
U-Haul Moving & Storage of Spring Valley	$17,380,000	5.50%
U-Haul Moving & Storage of North Brunswick	$17,300,000	5.75%
U-Haul Moving & Storage of Marlboro	$15,300,000	5.75%
U-Haul Moving & Storage at W Lake Mead Blvd	$14,540,000	5.50%
U-Haul Moving & Storage of Little River	$12,300,000	6.00%
U-Haul Moving & Storage of East Brunswick	$11,100,000	5.75%
U-Haul Moving & Storage of Forestville Rd	$9,230,000	6.50%
U-Haul Storage of North Miami Beach	$8,910,000	6.00%
U-Haul Moving & Storage of Downtown Jacksonville	$8,440,000	6.00%
U-Haul Moving & Storage of Haines City	$8,260,000	6.00%
U-Haul of North Miami Beach	$8,020,000	6.00%
U-Haul Moving & Storage of Cedar Rapids	$6,750,000	6.50%
U-Haul Moving & Storage of West Warner Robins	$6,360,000	5.75%
U-Haul Moving & Storage of Salisbury	$6,350,000	6.75%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	$5,500,000	6.00%
U-Haul Moving & Storage at 36th St	$5,170,000	6.00%
U-Haul Storage of Salisbury	$4,090,000	6.75%
Total / Wtd. Avg.	$223,610,000	5.83%
Portfolio Appraised Value	$235,000,000	5.52%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between May 1, 2026 and May 13, 2026, there was a recognized environmental condition with regards to the U-Haul of North Miami Beach property and three other of the U-Haul AREC Portfolio 22 Properties (U-Haul Moving & Storage of Marlboro, U-Haul Moving & Storage of East Brunswick and U-Haul Moving & Storage of North Brunswick, which have marginal impacts due to historical use). With respect to the U-Haul of North Miami Beach property, a release was discovered in 1998 upon removal of two 4,000-gallon gasoline underground storage tanks (each, a “UST”) and one 4,000-gallon vehicular diesel UST). Subsurface investigations in 2025 and 2026 indicated that contamination above regulatory action levels no longer exists at the U-Haul of North Miami Beach property; a request for “No Further Action” has been submitted to the appropriate government agency, and a response is pending. A former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro property, a former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick property and former USTs were identified at the U-Haul Moving & Storage of North Brunswick property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four U-Haul AREC Portfolio 22 Properties. The OPC provided a maximum probable cost estimate of $650,000 ($70,000 for U-Haul Moving & Storage of Marlboro, $345,000 for U-Haul Moving & Storage of East Brunswick, $80,000 for U-Haul Moving & Storage of North Brunswick and $155,000 for U-Haul of North Miami Beach). The borrowers obtained an environmental insurance policy with Great American Insurance Group (rated “A+” by S&P and “A+” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for a thirteen year term (three years past the maturity date of the U-Haul AREC Portfolio 22 Whole Loan ARD), with a $50,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC Portfolio 22 Properties:

Operating History and Underwritten Cash Flow
	3/31/2022	3/31/2023	3/31/2024	3/31/2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,525,953	$15,621,898	$16,313,495	$16,484,420	$16,914,965	$19,992,061	$18.59
Concessions	0	0	0	0	0	(267,596)	(0.25)
Other Income(2)	1,651,023	1,659,542	1,600,360	1,543,618	1,357,293	1,357,293	1.26
(Vacancy & Credit Loss)	0	0	0	0	0	(2,809,501)	(2.61)
Effective Gross Income	$16,176,976	$17,281,440	$17,913,855	$18,028,038	$18,272,258	$18,272,257	$16.99

Real Estate Taxes	$1,437,793	$1,367,366	$1,463,978	$1,582,479	$1,690,020	$1,738,829	$1.62
Insurance	109,569	121,450	108,075	139,384	157,617	120,988	0.11
Management Fee	485,309	518,443	537,416	540,841	548,168	548,168	0.51
Other Expenses(3)	1,892,453	1,926,903	1,919,105	1,919,021	1,885,746	1,885,746	1.75
Total Operating Expenses	$3,925,124	$3,934,162	$4,028,574	$4,181,725	$4,281,551	$4,293,731	$3.99

Net Operating Income	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,978,526	$13.00
Replacement Reserves	0	0	0	0	0	106,815	0.10
Net Cash Flow	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,871,711	$12.90

Occupancy %	97.4%	97.0%	94.8%	93.1%	90.3%(4)	88.4%(5)
NOI DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.34x
NCF DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.33x
NOI Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
NCF Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
(1)	UW Gross Potential Rent is based on the borrower rent rolls dated June 17, 2026. Historical Gross Potential Rent is shown net of concessions.
(2)	Other Income consists of U-Box income, third-party lease income, U-Move commissions and other miscellaneous income.
(3)	Other Expenses includes advertising and marketing, general and administrative, variable expenses, payroll and benefits, repairs and maintenance and utilities.
(4)	Based on borrowers’ rent rolls dated June 17, 2026.
(5)	UW Occupancy % represents economic occupancy.
(6)	DSCRs and Debt Yields are based on the U-Haul AREC Portfolio 22 Whole Loan.

The Markets. The U-Haul AREC Portfolio 22 Properties are located in 10 states: Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain demographic information related to the U-Haul AREC Portfolio 22 Properties:

Demographic Summary
Property Name City, State Zip Code	MSA	Appraisal’s Market Vacancy	2025 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
U-Haul Moving & Storage at Oso Blanca	Las Vegas-Henderson- North Las Vegas, NV	10.0%	24,496 / 103,846 / 153,260	$133,008 / $131,038 / $141,735
U-Haul Moving & Storage of Casa Grande	Phoenix-Mesa-Chandler, AZ	5.0%	3,314 / 22,479 / 54,709	$98,315 / $101,875 / $90,826
U-Haul Moving & Storage of Coeur D’Alene	Spokane–Coeur d'Alene	7.0%	8,934 / 60,741 / 95,891	$57,127 / $98,815 / $101,444
U-Haul Moving & Storage of Spring Valley	Las Vegas-Henderson- North Las Vegas, NV	8.0%	26,415 / 135,013 / 394,990	$82,990 / $94,517 / $99,432
U-Haul Moving & Storage of North Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	9,608 / 126,274 / 242,536	$125,742 / $128,657 / $145,087
U-Haul Moving & Storage of Marlboro	New York-Newark-Jersey City, NY-NJ MSA	12.0%	7,574 / 50,847 / 119,013	$151,957 / $201,796 / $190,135
U-Haul Moving & Storage at W Lake Mead Blvd	Las Vegas-Henderson- North Las Vegas, NV	10.0%	19,970 / 163,947 / 506,622	$73,528 / $80,661 / $82,515
U-Haul Moving & Storage of Little River	Myrtle Beach-Conway- North Myrtle Beach,SC- NC	15.0%	5,075 / 28,082 / 47,490	$88,360 / $97,076 / $101,360
U-Haul Moving & Storage of East Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	14,377 / 86,194 / 251,069	$129,263 / $154,215 / $138,703
U-Haul Moving & Storage of Forestville Rd	Washington-Arlington-Alexandria	10.0%	6,179 / 77,090 / 241,687	$96,279 / $111,201 / $112,175
U-Haul Storage of North Miami Beach	Miami-Fort Lauderdale- Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	10.0%	12,204 / 80,429 / 205,976	$63,204 / $69,653 / $76,130
U-Haul Moving & Storage of Haines City	Lakeland-Winter Haven, FL	10.0%	5,942 / 31,410 / 84,840	$83,250 / $83,476 / $85,327
U-Haul of North Miami Beach	Miami-Fort Lauderdale- Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	8.0%	10,086 / 64,681 / 123,972	$69,956 / $76,572 / $91,355
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	12.0%	5,151 / 54,821 / 118,658	$70,863 / $84,922 / $87,715
U-Haul Moving & Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Minneapolis-St. Paul- Bloomington, MN-WI	13.0%	9,238 / 68,931 / 200,804	$87,985 / $112,421 / $116,945
U-Haul Moving & Storage at 36th St	Miami-Fort Lauderdale- Pompano Beach, FL	7.0%	29,924 / 256,930 / 660,126	$58,475 / $69,095 / $103,653
U-Haul Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129

Source: Appraisals.

The Borrowers. The borrowers are AREC 22, LLC and UHIL 22, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC Portfolio 22 Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company (U-Haul”), a Nevada corporation.

U-Haul (NYSE: UHAL) operates as a do-it-yourself moving and storage operator for household and commercial goods in the United States and Canada. The company was founded in 1945 and is based in Reno, Nevada. As of March 31, 2026, U-Haul operated 2,113 self storage locations in the United States and Canada. The U-Haul fleet contains approximately 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers approximately 1,136,000 rentable storage units and 99.0 million square feet of storage space at owned and managed facilities throughout North America. As of July 2026, U-Haul had a market capitalization of approximately $13.9 billion.

The borrower sponsor is also the borrower sponsor for the U-Haul - AREC2 Portfolio Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.

Property Management. The U-Haul AREC Portfolio 22 Properties are managed by U-Haul Co. of Arizona, an Arizona corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul Co. of Georgia, a Georgia corporation, U-Haul Co. of Idaho,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

Inc., an Idaho corporation, U-Haul Co. of Iowa, Inc., an Iowa corporation, U-Haul Co. of Maryland, Inc., a Maryland corporation, U-Haul Co. of Minnesota, a Minnesota corporation, U-Haul Co. of Nevada, Inc., a Nevada corporation, U-Haul Co. of New Jersey, Inc., a New Jersey corporation, and U-Haul Co. of South Carolina, Inc., a South Carolina corporation, each an affiliate of the borrowers.

Escrows and Reserves.

Tax Escrows – The borrowers will not be required to deposit monthly reserves for real estate taxes so long as no Cash Trap Event Period (as defined below) exists and the borrowers provide the lender with proof of current taxes paid.

Insurance Escrows – The borrowers will not be required to deposit into an insurance reserve, provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers and all premiums related to required flood insurance coverages have been paid in full as and when due or (B) if the U-Haul AREC Portfolio 22 Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC Portfolio 22 Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – At origination of the U-Haul AREC Portfolio 22 Whole Loan, the borrowers deposited approximately $53,407 into the replacement reserve account. During the continuance of a Cash Trap Event Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,901.

Lockbox / Cash Management. The U-Haul AREC Portfolio 22 Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a segregated lockbox account for the U-Haul AREC Portfolio 22 Properties (the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the U-Haul AREC Portfolio 22 Properties is required to be deposited by the borrowers or the property managers into the Blocked Account within three business days of the borrowers’ or the property managers’ receipt thereof. So long as a Cash Trap Event Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers in accordance with the account control agreement for the Blocked Account. During the continuance of a Cash Trap Event Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the lender-controlled cash management account and applied as provided in the U-Haul AREC Portfolio 22 Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	an event of default under the U-Haul AREC Portfolio 22 Whole Loan documents;
(ii)	the trailing twelve-month debt service coverage ratio falling below 1.10x;
(iii)	the borrowers’ failure to provide timely evidence of payment of real estate taxes or timely evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents;
(iv)	the property managers becoming insolvent or a debtor in any bankruptcy proceeding; or
(v)	the occurrence of an Extension Term Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure (if applicable) of the related event of default;
●	with regard to clause (ii), the trailing twelve-month debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters;
●	with regard to clause (iii), the borrowers providing the lender with evidence of payment of real estate taxes or evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, as applicable; and
●	with regard to clause (iv), the borrowers entering into a replacement management agreement with a property manager satisfying the qualifications required in the U-Haul AREC Portfolio 22 Whole Loan documents.

In each case, the termination of a Cash Trap Event Period is subject to the conditions that (i) no other event of default has occurred and is continuing under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) a Cash Trap Event Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC Portfolio 22 Whole Loan and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

(iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Trap Event Period cure, including reasonable attorneys’ fees and expenses. The borrowers have no right to cure a Cash Trap Event Period caused by (y) an event of default caused by a bankruptcy action of the borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC Portfolio 22 Whole Loan has not been repaid in full.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in February 2036, the borrowers have the right to obtain a release of any one or more individual U-Haul AREC Portfolio 22 Properties, provided no event of default is continuing and subject to the conditions set forth in the U-Haul AREC Portfolio 22 Whole Loan documents, including, among others, (1) partial defeasance of the U-Haul AREC Portfolio 22 Whole Loan in a principal amount equal to 125% of the allocated loan amount for the individual U-Haul AREC Portfolio 22 Property being released, (2) after giving effect to the partial defeasance, the debt yield of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt yield immediately prior to the partial defeasance and 10.35%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.33x, and (4) certain REMIC-related conditions are satisfied.

Additions to Mortgaged Property. The borrowers are permitted to acquire a fee simple estate in land that is adjacent and contiguous to an existing individual U-Haul AREC Portfolio 22 Property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment). The acquired land will thereafter be considered a part of such U-Haul AREC Portfolio 22 Property, will be subject to the lien of the U-Haul AREC Portfolio 22 Whole Loan and will be governed by the U-Haul AREC Portfolio 22 Whole Loan documents. The borrowers are also permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing U-Haul AREC Portfolio 22 Property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents subject to the U-Haul AREC Portfolio 22 Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NWL	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	6.2%	Net Rentable Area (SF):	367,702
Loan Purpose:	Recapitalization	Location(4):	Various
Borrowers:	AREC 2, LLC and UHIL 2, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor(1):	U-Haul Holding Company	Occupancy:	86.0%
Interest Rate(2):	6.04600%	Occupancy Date:	5/31/2026
Note Date:	7/21/2026	4th Most Recent NOI (As of):	$5,043,643 (12/31/2023)
Anticipated Repayment Date(2):	8/6/2036	3rd Most Recent NOI (As of):	$4,882,449 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,962,400 (12/31/2025)
Original Term to ARD:	120 months	Most Recent NOI (As of):	$4,961,828 (TTM 5/31/2026)
Original Amortization Term:	300 months	UW Economic Occupancy:	86.9%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$7,761,510
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$2,350,418
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$5,411,092
Additional Debt:	No	UW NCF:	$5,370,534
Additional Debt Balance:	NAP	Appraised Value / Per SF(5):	$84,400,000 / $230
Additional Debt Type:	NAP	Appraisal Date(5):	4/1/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$0	Springing	N/A	ARD Loan / SF:	$95
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	53.3%
Replacement Reserve:	$0	Springing	N/A	ARD LTV(5):	41.4%
				UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Return of Equity	$43,966,287	97.7%
			Closing Costs	1,033,713	2.3
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	The borrower sponsor is also the borrower sponsor for the U-Haul AREC Portfolio 22 Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.
(2)	The U-Haul - AREC2 Portfolio Mortgage Loan (as defined below) is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. From and after the ARD, the U-Haul - AREC2 Portfolio Mortgage Loan will bear interest at a rate per annum (the “Extension Term Interest Rate”) equal to 3.0% in excess of the greater of (a) the Initial Interest Rate (as defined below) and (b) the 10-year treasury swap rate plus 1.42%. The Mortgage Loan Information and Financial Information above is calculated based on the ARD. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the initial interest rate of 6.04600% per annum (the “Initial Interest Rate”), (without adjustment for the Extension Term Interest Rate) (ii) second, to the reduction of the principal balance of the U-Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest (as defined below).
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	Based on the portfolio appraised value of $84,400,000 (the “Portfolio Appraised Value”), as of April 1, 2026, which is inclusive of an approximately 3.3% portfolio premium and reflects the “as-is” values of the U-Haul - AREC2 Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate totals $81,720,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV and ARD LTV of the U-Haul - AREC2 Portfolio Mortgage Loan based upon the Aggregate Individual As-Is Appraised Value, are 55.1% and 42.7%.

The Loan. The fourth largest mortgage loan (the “U-Haul - AREC2 Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in 14 self-storage properties, totaling 4,412 units and 367,702 square feet, located across California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas (the “U-Haul - AREC2 Portfolio Properties”). The U-Haul - AREC2 Portfolio Mortgage Loan was originated on July 21, 2026 by NWL Company, LLC with an outstanding principal balance as of the Cut-off Date of $45,000,000 and accrues interest through the ARD at a fixed rate of 6.04600% per annum on an Actual/360 basis. The U-Haul - AREC2 Portfolio Mortgage Loan has a 10-year term to the ARD and amortizes based on a 25-year schedule for such 10-year term. The U-Haul - AREC2 Portfolio Mortgage Loan is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. From and after the ARD, the U-Haul - AREC2 Portfolio Mortgage Loan will bear interest at the Extension Term Interest Rate, which is a rate per annum equal to 3.0% in excess of the greater of (a) the Initial Interest Rate and (b) the 10-year treasury swap rate plus 1.42%, until the final maturity date of August 6, 2051. However, until the principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan is repaid in full, only interest at the Initial Interest Rate will be paid currently. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the Initial Interest Rate (without adjustment for Accrued Interest), (ii) second, to the reduction of the principal balance of the U-Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest (as defined below). Interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence will be added to the outstanding principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan on the day following the applicable payment date and will accrue interest at the Extension Term Interest Rate to the extent permitted by law (the “Accrued Interest”)

The Properties. The U-Haul - AREC2 Portfolio Properties consist of 14 self-storage properties, totaling 4,412 units and 367,702 square feet, located across California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas. The U-Haul - AREC2 Portfolio Properties were built between 1920 and 2017 and have an average facility size of approximately 26,264 square feet in net rentable area. As of May 31, 2026, the U-Haul - AREC2 Portfolio Properties were 86.0% occupied by square feet. The U-Haul - AREC2 Portfolio Properties unit mix includes 1,949 climate-controlled units, 233 heated/climate-controlled units and 69 recreational vehicle units.

The following table presents certain geographical information relating to the U-Haul - AREC2 Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties(2)	Square Feet	% of Total Square Feet	Units	% of Units
Alabama	3	77,792	21.2%	898	20.4%
Florida	2	59,431	16.2%	627	14.2%
Texas	2	58,553	15.9%	590	13.4%
California	1	46,969	12.8%	480	10.9%
Massachusetts	2	31,907	8.7%	576	13.1%
Georgia	1	24,425	6.6%	296	6.7%
Pennsylvania	1	34,345	9.3%	421	9.5%
Oregon	1	20,113	5.5%	231	5.2%
Connecticut	1	14,167	3.9%	293	6.6%
Total	14	367,702	100.0%	4,412	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the U-Haul - AREC2 Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Mortgage Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	Year Built / Renovated(1)	As-is Appraised Value(1)	UW NOI(2)
U-Haul Moving & Storage of East Lancaster	Lancaster, CA	$5,600,000	46,969	86.6%	1985 / 2002	$9,190,000	$626,315
U-Haul Moving & Storage of Downtown Mobile	Mobile, AL	3,900,000	27,805	85.9	1980 - 1993 / NAP	6,820,000	462,780
U-Haul Moving & Storage of Weymouth	Weymouth, MA	3,890,000	17,574	96.2	1953, 1983 / 2014	7,200,000	469,181
U-Haul Moving & Storage of Lake Square	Leesburg, FL	3,450,000	29,375	83.5	1982, 1984, 2017 / NAP	6,370,000	405,136
U-Haul Moving & Storage of Downtown Pensacola	Pensacola, FL	3,360,000	30,056	91.9	1965, 1977, 1981, 2006 / NAP	5,350,000	383,228
U-Haul Moving & Storage of Bel Air	Mobile, AL	3,260,000	35,255	78.7	1982 - 2015 / NAP	6,740,000	401,541
U-Haul Moving & Storage of Greensburg	Greensburg, PA	3,160,000	34,345	90.1	1994 / NAP	5,850,000	431,021
U-Haul Moving & Storage At Boston Ave	Bridgeport, CT	3,060,000	14,167	74.2	1941 / NAP	5,900,000	345,947
U-Haul Storage of Umpqua Valley	Roseburg, OR	2,960,000	20,113	94.7	1981 / NAP	5,610,000	343,338
U-Haul Moving & Storage At S Padre Island Dr	Corpus Christi, TX	2,830,000	35,593	73.7	1960 / 2019, 2025	5,900,000	377,594
U-Haul Moving & Storage At Box Rd	Columbus, GA	2,730,000	24,425	91.5	1973 / 1986	5,080,000	335,777
U-Haul Moving & Storage of Hyde Park-Milton	Boston, MA	2,590,000	14,333	92.9	1920 - 1980 / NAP	4,900,000	337,890
U-Haul Moving & Storage At I-45 & Tidwell	Houston, TX	2,470,000	22,960	82.5	1979 / 2006	4,100,000	276,716
U-Haul Moving & Storage of Fairgrounds	Birmingham, AL	1,740,000	14,732	92.6	1960 / 1995	2,710,000	214,627
Total		$45,000,000	367,702	86.0%		$81,720,000	$5,411,092
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated May 31, 2026. Total Occ. % presented above is based on Total SF. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the unit mix at the U-Haul - AREC2 Portfolio Properties:

U-Haul - AREC2 Portfolio Properties Unit Mix(1)

Property Name	Total Units	% of Total Units	Total SF	% of Total SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)
U-Haul Moving & Storage of East Lancaster	480	10.9%	46,969	12.8%	34.2%	22.0%	86.6%
U-Haul Moving & Storage of Downtown Mobile	411	9.3%	27,805	7.6%	19.5%	21.4%	85.9%
U-Haul Moving & Storage of Weymouth	296	6.7%	17,574	4.8%	89.9%	94.7%	96.2%
U-Haul Moving & Storage of Lake Square	319	7.2%	29,375	8.0%	49.5%	31.9%	83.5%
U-Haul Moving & Storage of Downtown Pensacola	308	7.0%	30,056	8.2%	75.3%	58.9%	91.9%
U-Haul Moving & Storage of Bel Air	307	7.0%	35,255	9.6%	23.1%	14.2%	78.7%
U-Haul Moving & Storage of Greensburg	421	9.5%	34,345	9.3%	32.8%	21.4%	90.1%
U-Haul Moving & Storage At Boston Ave	293	6.6%	14,167	3.9%	0.0%	0.0%	74.2%
U-Haul Storage of Umpqua Valley	231	5.2%	20,113	5.5%	96.5%	90.1%	94.7%
U-Haul Moving & Storage At S Padre Island Dr	302	6.8%	35,593	9.7%	60.9%	50.2%	73.7%
U-Haul Moving & Storage At Box Rd	296	6.7%	24,425	6.6%	29.1%	27.3%	91.5%
U-Haul Moving & Storage of Hyde Park-Milton	280	6.3%	14,333	3.9%	41.1%	41.7%	92.9%
U-Haul Moving & Storage At I-45 & Tidwell	288	6.5%	22,960	6.2%	55.9%	56.4%	82.5%
U-Haul Moving & Storage of Fairgrounds	180	4.1%	14,732	4.0%	39.4%	31.7%	92.6%
Total	4,412	100.0%	367,702	100.0%	44.2%	37.7%	86.0%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	Current Occupancy presented above is based on Total SF. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

The following table presents certain information relating to the historical and current occupancy of the U-Haul - AREC2 Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
92.3%	92.3%	86.2%	86.0%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated May 31, 2026 by total square feet. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Appraisals. According to the appraisals as of various dates between March 25, 2026 and April 3, 2026 and the aggregate “as-is” portfolio appraisal dated April 1, 2026, the U-Haul - AREC2 Portfolio Properties had a Portfolio Appraised Value of $84,400,000, which is inclusive of an approximately 3.3% aggregate portfolio premium and reflects the “as-is” value of the U-Haul - AREC2 Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul - AREC2 Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $81,720,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul Moving & Storage of East Lancaster	$9,190,000	5.75%
U-Haul Moving & Storage of Downtown Mobile	$6,820,000	6.00%
U-Haul Moving & Storage of Weymouth	$7,200,000	6.50%
U-Haul Moving & Storage of Lake Square	$6,370,000	6.00%
U-Haul Moving & Storage of Downtown Pensacola	$5,350,000	6.00%
U-Haul Moving & Storage of Bel Air	$6,740,000	6.00%
U-Haul Moving & Storage of Greensburg	$5,850,000	5.75%
U-Haul Moving & Storage At Boston Ave	$5,900,000	6.00%
U-Haul Storage of Umpqua Valley	$5,610,000	6.25%
U-Haul Moving & Storage At S Padre Island Dr	$5,900,000	6.50%
U-Haul Moving & Storage At Box Rd	$5,080,000	6.00%
U-Haul Moving & Storage of Hyde Park-Milton	$4,900,000	6.50%
U-Haul Moving & Storage At I-45 & Tidwell	$4,100,000	6.50%
U-Haul Moving & Storage of Fairgrounds	$2,710,000	6.00%
Total / Wtd. Avg.	$81,720,000	6.11%
Portfolio Appraised Value	$84,400,000	5.84%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports, dated between March 30, 2026 and April 2, 2026, controlled recognized environmental conditions were identified at two of the U-Haul - AREC2 Portfolio Properties related to contaminants from former USTs, and in the case of one property, a former dispenser island. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – U-Haul - AREC2 Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul - AREC2 Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	2025	TTM May 2026	UW	Per Unit	PSF	%(2)
Rental Revenue	$4,964,073	$5,534,622	$5,784,934	$5,739,490	$5,952,456	$5,981,805	$6,424,672	$1,456	$17.47	100.1%
Vacant Income	0	0	0	0	0	0	965,160	219	2.62	15.0
Gross Potential Rent	$4,964,073	$5,534,622	$5,784,934	$5,739,490	$5,952,456	$5,981,805	$7,389,832	$1,675	$20.10	115.1%
In-Place Vacancy	(50)	0	(43)	0	0	0	(969,235)	(220)	(2.64)	(15.1)
Net Rental Income	$4,964,023	$5,534,622	$5,784,891	$5,739,490	$5,952,456	$5,981,805	$6,420,598	$1,455	$17.46	100.0%
Other Income(3)	1,542,765	1,577,750	1,524,495	1,464,958	1,344,223	1,340,913	1,340,913	304	3.65	20.9
Effective Gross Income	$6,506,788	$7,112,371	$7,309,385	$7,204,447	$7,296,679	$7,322,717	$7,761,510	$1,759	$21.11	120.9%

Management Fee	$260,272	$284,495	$292,375	$288,178	$291,867	$292,909	$310,460	$70	$0.84	4.0%
Payroll	828,100	828,100	828,100	828,100	828,100	828,100	828,100	188	2.25	10.7
Maintenance & Repairs	138,644	135,164	166,557	164,288	137,373	151,753	151,753	34	0.41	2.0
Utilities	120,370	137,734	148,286	155,788	162,665	166,092	166,092	38	0.45	2.1
Administrative	271,653	244,969	229,142	245,964	221,714	216,935	216,935	49	0.59	2.8
Marketing	13,547	17,107	11,158	11,198	10,194	13,230	13,230	3	0.04	0.2
Real Estate Taxes	478,433	482,987	508,167	526,862	554,339	561,392	592,400	134	1.61	7.6
Insurance Expense	68,015	81,001	81,956	101,620	128,028	130,479	71,449	16	0.19	0.9
Total Expenses	$2,179,032	$2,211,557	$2,265,742	$2,321,998	$2,334,279	$2,360,889	$2,350,418	$533	$6.39	30.3%

Net Operating Income	$4,327,755	$4,900,815	$5,043,643	$4,882,449	$4,962,400	$4,961,828	$5,411,092	$1,226	$14.72	69.7%
Replacement Reserves	0	0	0	0	0	0	40,558	9	0.11	0.5
Net Cash Flow	$4,327,755	$4,900,815	$5,043,643	$4,882,449	$4,962,400	$4,961,828	$5,370,534	$1,217	$14.61	69.2%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	% column reflects percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of net sales of storage and packing supplies, propane and hitches, U-Box income (income from rental of portable storage boxes), U-Move net commissions (commissions earned by the borrower for leasing trucks, trailers and towing devices owned by U-Haul (as defined below)) and miscellaneous/lease income.

The Market. The U-Haul - AREC2 Portfolio Properties are located within California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas. The following table includes certain information regarding the demographics of each immediate trade area for the individual U-Haul - AREC2 Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
U-Haul Moving & Storage of East Lancaster	Lancaster, CA	4,916	82,053	175,225	$61,393	$68,923	$77,619
U-Haul Moving & Storage of Downtown Mobile	Mobile, AL	9,618	45,747	85,751	$39,032	$44,274	$42,241
U-Haul Moving & Storage of Weymouth	Weymouth, MA	7,567	76,650	192,663	$115,913	$105,749	$109,120
U-Haul Moving & Storage of Lake Square	Leesburg, FL	5,355	21,389	47,056	$65,731	$61,644	$61,076
U-Haul Moving & Storage of Downtown Pensacola	Pensacola, FL	6,173	71,740	149,490	$37,119	$58,252	$65,191
U-Haul Moving & Storage of Bel Air	Mobile, AL	7,253	67,142	162,909	$45,565	$54,402	$49,669
U-Haul Moving & Storage of Greensburg	Greensburg, PA	3,264	17,546	58,698	$109,970	$87,466	$70,738
U-Haul Moving & Storage At Boston Ave	Bridgeport, CT	29,820	185,044	277,008	$47,579	$69,315	$86,192
U-Haul Storage of Umpqua Valley	Roseburg, OR	6,793	28,746	38,061	$47,429	$54,395	$60,037
U-Haul Moving & Storage At S Padre Island Dr	Corpus Christi, TX	14,250	104,811	216,179	$63,500	$61,572	$64,370
U-Haul Moving & Storage At Box Rd	Columbus, GA	7,471	79,440	161,442	$55,673	$43,768	$46,251
U-Haul Moving & Storage of Hyde Park-Milton(3)	Boston, MA	20,154	70,072	149,420	$110,290	$105,782	$110,694
U-Haul Moving & Storage At I-45 & Tidwell	Houston, TX	18,669	135,328	358,941	$40,586	$63,794	$67,873
U-Haul Moving & Storage of Fairgrounds	Birmingham, AL	8,779	62,008	145,292	$35,280	$37,741	$46,130
Wtd. Avg.(4)		10,041	72,772	153,873	$64,485	$66,939	$69,463
(1)	Source: Appraisals.
(2)	Population and Median Household Income reflect 2024 values.
(3)	U-Haul Moving & Storage of Hyde Park-Milton has a Population based on a 1-, 2- and 3-mile radius and a Median Household Income within the same radii.
(4)	Wtd. Avg. numbers are based on UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – U-Haul - AREC2 Portfolio

The Borrowers. The borrowers are AREC 2, LLC and UHIL 2, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul - AREC2 Portfolio Mortgage Loan. AREC 2, LLC owns the U-Haul - AREC2 Portfolio Properties in fee, and leases them to UHIL 2, LLC.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company (“U-Haul”), a Nevada corporation and an indirect 100% owner of the borrowers. U-Haul has more than 25,000 locations in all 50 United States and 10 Canadian provinces. The U-Haul fleet contains more than 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers more than 1,136,000 rentable storage units and approximately 99.0 million square feet of storage space at owned and managed facilities throughout North America.

The borrower sponsor is also the borrower sponsor for the U-Haul AREC Portfolio 22 Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.

Property Management. The U-Haul - AREC2 Portfolio Properties are managed by U-Haul Co. of Alabama, Inc., an Alabama corporation, U-Haul Co. of California, a California corporation, U-Haul Co. of Connecticut, a Connecticut corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul Co. of Georgia, a Georgia corporation, U-Haul Co. of Massachusetts and Ohio, Inc., a Massachusetts corporation, U-Haul Co. of Oregon, an Oregon corporation, U-Haul Co. of Pennsylvania, a Pennsylvania corporation, and U-Haul Co. of Texas, a Texas corporation, each a borrower affiliated property management company.

Escrows and Reserves.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next ensuing 12-month period. Notwithstanding the foregoing, the borrowers are not required to make such deposits if (i) no Cash Sweep Period (as defined below) is continuing and (ii) the lender has received satisfactory evidence that the borrowers have paid all taxes when due.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the foregoing, the borrowers’ obligation to deposit the aforementioned amounts on a monthly basis will be suspended provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul - AREC2 Portfolio Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers and deposited into the insurance reserve an amount sufficient to pay National Flood Insurance Program insurance premiums for six months or (B) if the U-Haul - AREC2 Portfolio Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul - AREC2 Portfolio Mortgage Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve. During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $3,380.

Lockbox / Cash Management. The U-Haul - AREC2 Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers have established a lender-controlled lockbox account for the U-Haul - AREC2 Portfolio Properties (the “Blocked Account”) and a lender-controlled cash management account. All rents and other revenues at the U-Haul - AREC2 Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. Such revenues may initially be commingled with revenues of affiliates of the borrowers so long as revenues of the U-Haul - AREC2 Portfolio Properties can be identified and segregated from the revenues of affiliates and they are deposited into the Blocked Account within such three business day period. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers. Upon the occurrence and during the continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred into the cash management account and applied as provided in the U-Haul - AREC2 Portfolio Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – U-Haul - AREC2 Portfolio

Loan documents. Through the ARD, all excess cash flow will be deposited into an excess cash flow reserve, to be held as additional collateral for the U-Haul - AREC2 Portfolio Mortgage Loan. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the Initial Interest Rate, (ii) second, to the reduction of the principal balance of the U-Haul Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest. Accrued Interest (i.e. interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence) will be added to the outstanding principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan on the day following the applicable payment date and will accrue interest at the Extension Term Interest Rate to the extent permitted by law.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the U-Haul - AREC2 Portfolio Mortgage Loan documents, (ii) the date that the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of determination falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul - AREC2 Portfolio Properties are insured as required by the U-Haul - AREC2 Portfolio Mortgage Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, acceptance by the lender of a cure of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination, (c) with regard to clause (A)(iii) above, the borrowers have provided evidence of payment of real estate taxes to the lender or has provided evidence that the U-Haul - AREC2 Portfolio Properties are insured pursuant to the U-Haul - AREC2 Portfolio Mortgage Loan documents, as applicable and (d) with regard to clause (A)(iv) above, the borrowers enter into a replacement management agreement with a manager that, in the lender’s judgment, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value to the U-Haul - AREC2 Portfolio Properties. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul - AREC2 Portfolio Mortgage Loan has not been repaid in full.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Release of Collateral. At any time after the date that is two years after the closing date of the BMO 2026-C15 securitization and prior to the open prepayment date, the borrowers may may obtain the release of an individual U-Haul - AREC2 Portfolio Property, provided that the borrowers defease an amount of the U-Haul - AREC2 Portfolio Mortgage Loan equal to 110% of the allocated loan amount for such U-Haul - AREC2 Portfolio Property, and the following conditions, among others are satisfied; (i) the debt service coverage ratio of the U-Haul - AREC2 Portfolio Properties after such release is at least equal to the greater of 1.54x and the debt service coverage ratio as of the last day of the calendar month preceding the release, (ii) the debt yield of the U-Haul - AREC2 Portfolio Properties after such release is at least equal to the greater of 11.9% and the debt yield as of the last day of the calendar month preceding the release, and (iii) compliance with REMIC related conditions.

Additions to Mortgaged Property. The borrowers have the right, but not the obligation, to acquire the fee simple estate in land that is adjacent and contiguous to an existing U-Haul – AREC2 Portfolio Property (an “After Acquired Adjacent Property”), provided the conditions set forth in the U-Haul AREC2 Portfolio Mortgage Loan documents are satisfied. From and after the date of acquisition of an After Acquired Adjacent Property, the applicable adjacent U-Haul - AREC2 Portfolio Property will, for all purposes in the U-Haul - AREC2 Portfolio Mortgage Loan documents, be deemed to include such After Acquired Adjacent Property. In addition, the borrowers have the right to acquire a leasehold estate in property that is operated as a storage facility, but is not contiguous to an existing U-Haul - AREC2 Portfolio Property (an “After Acquired Leasehold Property”), provided the conditions set forth set forth in the U-Haul AREC2 Portfolio Mortgage Loan agreement are satisfied. The borrowers have agreed that, following the acquisition of an After Acquired Leasehold Property, such property will only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses. From and after the date of acquisition of an After Acquired Leasehold Property, all rents derived from the borrowers’ ownership of such leasehold estate will be deemed to be rents for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio

purposes of the U-Haul - AREC2 Portfolio Mortgage Loan documents. An After Acquired Leasehold Property will not become collateral for the U-Haul – AREC2 Portfolio Mortgage Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	4.8%	Net Rentable Area (SF):	261,646
Loan Purpose:	Refinance	Location:	Lawrence Township, NJ
Borrower:	Lawrence Logistics Center Urban Renewal LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	Alcamo Capital LLC	Occupancy:	100.0%
Interest Rate:	7.23500%	Occupancy Date:	6/17/2026
Note Date:	7/15/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/1/2036	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$1,616,465 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,424,615
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$1,008,278
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,416,338
Additional Debt:	No	UW NCF:	$3,337,844
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$64,000,000 / $245
Additional Debt Type:	N/A	Appraisal Date:	5/20/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$47,158	$47,158	N/A	Maturity Date Loan / SF:	$134
Insurance:	$81,724	$10,216	N/A	Cut-off Date LTV:	54.7%
Replacement Reserve:	$0	$2,180	N/A	Maturity Date LTV:	54.7%
TI / LC Reserve:	$0	$4,361	N/A	UW NCF DSCR:	1.30x
Unfunded Obligations Reserve:	$2,312,241	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$28,031,667	80.1%
			Return of Equity	3,746,050	10.7
			Upfront Reserves	2,441,123	7.0
			Closing Costs(4)	781,159	2.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical financial information is unavailable as the Lawrence Logistics Center Property (as defined below) was built in 2025.
(3)	The appraised value of $64,000,000 assumes a $1,790,783 capital reserve escrow. As of the Cut-off Date, $1,802,983 is reserved for unfunded tenant improvement obligations. The Lawrence Logistics Center Property has an “as-is” appraised value of $62,200,000.
(4)	Closing Costs are inclusive of $140,000 attributed to an interest buydown fee.

The Loan. The fifth largest mortgage loan (the “Lawrence Logistics Center Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 261,646 square foot industrial warehouse and distribution property located in Lawrence Township, New Jersey (the “Lawrence Logistics Center Property”). The Lawrence Logistics Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Lawrence Logistics Center Mortgage Loan was originated on July 15, 2026 by Societe Generale Financial Corporation. The Lawrence Logistics Center Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 7.23500% per annum on an Actual/360 basis. The scheduled maturity date of the Lawrence Logistics Center Mortgage Loan is August 1, 2036.

The Property. The Lawrence Logistics Center Property is a 261,646 square foot industrial property located in Lawrence Township, New Jersey and the City of Trenton. The Lawrence Logistics Center Property was built in 2025 and is situated on a 17.06-acre site with 141 surface parking spaces (0.54 spaces per 1,000 square feet). The Lawrence Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

Property features office space representing approximately 2.7% of the net rentable area, 40 dock high doors, 2 drive-in doors and a clear ceiling height of 40 feet. Construction is concrete tilt up on a reinforced concrete slab with structural steel framing, a flat membrane roof with parapet walls, and LED lighting throughout. As of June 17, 2026, the Lawrence Logistics Center Property was 100.0% occupied by two tenants with a weighted average remaining lease term of approximately 6.6 years as of the Cut-off Date.

The related borrower entered into a payment-in-lieu of taxes (“PILOT”) agreement with the Township of Lawrence on December 7, 2022, provided that the term of the related PILOT arrangement has not yet commenced pending the substantial completion of the build-out of the Lawrence Logistics Center Property and issuance of a related certificate of occupancy (anticipated to occur following completion of certain remaining tenant improvement work for the second largest tenant, iApparel Brands LLC).  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

Tenants.

Ceva Air & Ocean USA Inc. (150,272 square feet; 57.4% of net rentable area; 56.8% of underwritten base rent). Ceva Air & Ocean USA Inc. is the United States air and ocean freight forwarding entity of CEVA Logistics, a global logistics and supply chain provider that operates both freight management and contract logistics. The company is headquartered in Marseille, France, and operates through roughly 110,000 employees across approximately 1,500 facilities. CEVA Logistics reports gross revenue of $18.3 billion, air volume of 680,000 tons, and it operates 11.5 million square meters of contract logistics warehouse space. By its own reporting, CEVA Logistics ranks fifth in freight management and third in contract logistics. CEVA Logistics serves target industries including consumer and retail, automotive and industrial, and aerospace. Ceva Air & Ocean USA Inc.’s lease began in July 2025 and is scheduled to expire in June 2030 with two, five-year renewal options and no termination option.

iApparel Brands LLC (111,374 square feet; 42.6% of net rentable area; 43.2% of underwritten base rent). iApparel Brands LLC is a New York-based apparel company that operates branded and private label apparel programs across multiple categories and retail tiers. The company was founded in 2007 as a children's outerwear business and has expanded into men's and women's outerwear and additional apparel categories. The company owns brands including Members Only, Wippette, Bass Creek Outfitters, and Southpole, and holds or has held licenses with partners including Nickelodeon, Perry Ellis, Tumi, Limited Too, and Kensie Girl. iApparel acquired the Southpole streetwear brand in 2024 and acquired the business assets of Gerson & Gerson and Bonnie Jean in January 2026. iApparel Brands LLC’s lease began in June 2026 with rent commencement expected to start in September 2026 and is scheduled to expire in September 2036 with one, five-year renewal option and no termination option.

The following table presents certain information relating to the tenants at the Lawrence Logistics Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Ceva Air & Ocean USA Inc.	NR/NR/NR	150,272	57.4%	$13.87	$2,084,628	56.8%	6/30/2030
iApparel Brands LLC	NR/NR/NR	111,374	42.6%	$14.26	$1,588,625	43.2%	9/30/2036
Occupied Collateral Total / Wtd. Avg.		261,646	100.0%	$14.04	$3,673,253	100.0%

Vacant Space		0	0.0%

Collateral Total		261,646	100.0%

(1)	Based on the underwritten rent roll dated June 17, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

The following table presents certain information relating to the lease rollover schedule at the Lawrence Logistics Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	1	150,272	57.4	2,084,628	56.8		150,272	57.4%	$2,084,628	56.8%
2031	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2032	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2033	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2034	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2035	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2036	1	111,374	42.6	1,588,625	43.2		261,646	100.0%	$3,673,253	100.0%
2037 & Beyond	0	0	0.0	0	0.0		261,646	100.0%	$3,673,253	100.0%
Total	2	261,646	100.0%	$3,673,253	100.0%
(1)	Based on the underwritten rent roll dated June 17, 2026.

The following table presents certain information with respect to the historical and current occupancy of the Lawrence Logistics Center Property:

Historical and Current Occupancy(1)
2024	2025	Current(2)
NAP	NAP	100.0%

(1)	Historical Occupancy not available as the Lawrence Logistics Center Property was built in 2025.
(2)	Current Occupancy is as of June 17, 2026.

Appraisal. According to the appraisal, the Lawrence Logistics Center Property had an “as-is” appraised value of $62,200,000 as of May 20, 2026 and an “As-Is Assuming Capital Reserves” appraised value of $64,000,000 as of May 20, 2026 assuming a $1,790,783 capital reserve escrow, as shown in the table below.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$62,200,000	5.37%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated May 26, 2026, there was no evidence of any recognized environmental conditions at the Lawrence Logistics Center Property; it did identify certain controlled recognized environmental conditions in connection with residual impacts from prior industrial uses for which regulatory closure has been granted subject to certain ongoing controls. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Lawrence Logistics Center Property is located in Lawrence Township, New Jersey. According to the appraisal, the Lawrence Logistics Center Property is located in the Central New Jersey industrial market. According to the appraisal, as of the first quarter of 2026, the Central New Jersey warehouse/distribution market had a total inventory of 313,672,569 square feet, an overall vacancy rate of 9.6% and an overall weighted average asking rent of $15.91 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

The following table presents certain information with respect to comparable leases to the Lawrence Logistics Center Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
40 Enterprise Avenue	2025 / NAP	Ceva Air & Ocean USA Inc.(2)	150,272 (2)	40’	2025 / 5.0(2)	$13.40(2)	Triple Net(2)
Lawrence Township, NJ
309 Cedar Lane	2016 / NAP	Amazon	613,920	40'	2026 / 5.0	$14.95	Net
Florence, NJ
400 Kennedy Drive	2001 / NAP	Sabert	95,241	30'	2026 / 5.25	$15.25	Net
Sayreville, NJ
5206 U.S. 130	2023 / NAP	SLM Warehousing Group	610,183	40'	2026 / 7.0	$13.00	Net
Bordentown, NJ
49 Callahan Boulevard	2023 / NAP	Essex Food Ingredients	100,500	38'	2026 / 7.42	$17.65	Net
Sayreville, NJ
800 Fairway Lane	2024 / NAP	KCL Fulfillment	277,538	40'	2025 / 8.08	$16.50	Net
Old Bridge, NJ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 17, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

The following table presents certain information with respect to the underwritten cash flow of the Lawrence Logistics Center Property:

Underwritten Net Cash Flow
	TTM (06/30/2026)	Underwritten	Per SF	%(1)
Total Base Rent	$1,974,402	$3,673,253	$14.04	78.9%
Reimbursements	575,063	984,237	3.76	21.1
Gross Potential Revenue	$2,549,465	$4,657,490	$17.80	100.0%
(Vacancy)	0	(232,874)	(0.89)	(5.0)
Effective Gross Income	$2,549,465	$4,424,615	$16.91	95.0%
Total Expenses(2)	$933,000	$1,008,278	$3.85	22.8%
Net Operating Income	$1,616,465	$3,416,338	$13.06	77.2%
Replacement Reserves	0	26,165	0.10	0.6
TI/LC	0	52,329	0.20	1.2
Net Cash Flow	$1,616,465	$3,337,844	$12.76	75.4%
(1)	% column represents percentage of Gross Potential Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Total Expenses include management fee, general and administrative, repairs and maintenance, real estate taxes and insurance.

The Borrower. The borrower is Lawrence Logistics Center Urban Renewal LLC, a New Jersey limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lawrence Logistics Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Alcamo Capital LLC (“Alcamo Capital”). Alcamo Capital is a closely held institutional fund based in New Jersey. The firm manages a portfolio of real estate assets, participates in industrial and commercial development, and conducts investment and valuation analysis across multiple asset classes. Alcamo Capital has backgrounds in investment, property management, and manufacturing, and the firm works with retail and industrial tenants on land and industrial facilities along the east coast.

The borrower sponsor is also the borrower sponsor of the Shoppes at Summer Trees mortgage loan, which will also be contributed to the BMO 2026-C15 transaction.

Property Management. The Lawrence Logistics Center Property is self-managed by the borrower sponsor.

Escrows and Reserves. As of origination of the Lawrence Logistics Center Property Mortgage Loan, the borrower was required to deposit (i) $47,158 in a real estate tax reserve account, (ii) $81,724 in an insurance reserve account, and (iii) $2,312,241 in an unfunded obligations reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (initially estimated to be approximately $47,158).

Insurance Escrows – The borrower is required to deposit into a property insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days prior to the expiration of the policies (initially estimated to be approximately $10,216).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,180 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 5 – Lawrence Logistics Center

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $4,361 for tenant improvements and leasing commissions.

Unfunded Obligations Reserve – On the origination date, the borrower was required to deposit with the lender approximately $2,312,241 into the unfunded obligations reserve to reserve for the borrower's unpaid landlord obligations under the leases. These obligations consist of (i) unpaid tenant improvement allowances, landlord work, and leasing commissions owed with respect to the Ceva Air & Ocean USA Inc. and iApparel Brands LLC leases, totaling approximately $1,802,983, and (ii) gap rent attributable to the iApparel Brands LLC lease of approximately $509,258.

Lockbox / Cash Management. The Lawrence Logistics Center Mortgage Loan is structured with a hard lockbox and springing cash management. All funds received by the borrower or the property manager are required to be deposited into such lender-controlled lockbox account no later than two business days after receipt. So long as no Cash Management Period (as defined below) is continuing, funds in the clearing account are swept on a daily basis into the borrower's operating account. During the continuance of a Cash Management Period, all funds in the clearing account are swept on a daily basis into a cash management account controlled by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Lawrence Logistics Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Lawrence Logistics Center Mortgage Loan except that during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below) such excess will be deposited into a Special Rollover Reserve Subaccount (as defined below) instead. To the extent that no Cash Management Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Management Period” will commence upon the earliest of the following: (i) the maturity date of the Lawrence Logistics Center Mortgage Loan; (ii) the occurrence of an event of default; (iii) as of any last day of each calendar quarter the debt service coverage ratio is less than 1.15x (unless the borrower posts cash or a letter of credit with the lender in an amount sufficient to achieve a 1.15x debt service coverage ratio) or (iv) the commencement of a Lease Sweep Period. A Cash Management Period will end: with respect to (a) clause (i) above, upon payment in full of the Lawrence Logistics Center Mortgage Loan and all other obligations under the Lawrence Logistics Center Mortgage Loan documents; (b) clause (ii) above, upon the cure of such event of default, provided no other event of default has occurred and is continuing; (c) clause (iii) above, upon the lender determining that the Lawrence Logistics Center Property has achieved a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters; and (d) clause (iv) above, upon such Lease Sweep Period having ended.

A “Lease Sweep Period” means (i) with respect to any Major Lease (as defined below), the earlier occurrence of (a) the date that is fifteen months prior to the end of term of any Major Lease, including any renewal terms and (b) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder and such renewal option has not been exercised; (ii) the receipt of notice from any Major Tenant exercising a right to terminate its Major Lease; (iii) (a) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date or (b) the receipt of notice from any Major Tenant of its intent to surrender, cancel or terminate its Major Lease prior to the then current expiration date of such Major Lease; (iv) any Major Tenant goes dark or intends to discontinue its business; (v) the occurrence and continuance of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a Major Tenant Insolvency Proceeding (as defined below).

Such Lease Sweep Period will terminate upon: the earlier to occur of (a) the determination by the lender that sufficient funds have been accumulated in the Special Rollover Reserve Subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Lawrence Logistics Center Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following: with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (a) the date on which the subject Major Tenant exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower sponsor and reasonably acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender's reasonable judgment, sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated Approved Major Lease Leasing Expenses (as defined below) for the then applicable renewal or extension of such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (b) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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date on which all of the space demised under the subject Major Lease (or material portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all Approved Major Lease Leasing Expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to clause (ii) above, if such termination right is not validly exercised by the subject Major Tenant by the latest date to exercise such termination right specified in such Major Lease or is otherwise waived in writing by such Major Tenant; with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; with respect to clause (vi) above if the applicable Major Tenant Insolvency Proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to lender.

A “Major Lease” means the Ceva Air & Ocean USA Inc. lease, the iApparel Brands LLC lease and any other lease which covers 40,000 or more rentable square feet of the improvements, except that, if Alcamo Capital or any affiliate of the borrower sponsor enters into a lease or sublease, as applicable, for solar panels on the Lawrence Logistics Center Property (any such lease, a "Solar Lease"), then such Solar Lease will not be considered a Major Lease.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more Major Leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 40,000 or more rentable square feet of the improvements, except that, if the borrower or the borrower sponsor enters into a Solar Lease, the tenant under such Solar Lease will not be considered a Major Tenant.

A “Major Tenant Insolvency Proceeding” means (a) the admission in writing by any Major Tenant of its inability to pay its debts, or the making of a general assignment for the benefit of creditors, or the instituting by any Major Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Major Tenant of any insolvency law; or (b) the instituting of any proceeding against or with respect to any Major Tenant seeking liquidation of its assets or the appointment of (or if any Major Tenant consents to or acquiesces in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Special Rollover Reserve Subaccount” means the subaccount into which the lender deposits funds swept during a Lease Sweep Period, held as a reserve for the leasing costs associated with re-tenanting the space subject to the applicable Major Lease. On each payment date during the continuance of a Lease Sweep Period and provided no other Cash Management Period is then continuing, all available cash, or such portion of available cash as the lender allocates for this purpose, is paid to the lender and transferred into the Special Rollover Reserve Subaccount. Provided no default or event of default is continuing, the lender will disburse funds to the borrower within fifteen days after a request, but not more than twice per month, in increments of at least $5,000 or the remaining balance, in each case only for Approved Major Lease Leasing Expenses and subject to the lender's right to verify any related construction work at the borrower's expense and to the borrower's delivery of an officer's certificate and reasonably detailed supporting documentation. Upon termination of the subject Lease Sweep Period and the lender's receipt of satisfactory evidence that all Approved Major Lease Leasing Expenses (as defined below) and other re-tenanting costs have been paid in full, including where applicable a broker payment letter and a tenant estoppel certificate, and provided no other Lease Sweep Period is then continuing, any funds remaining in the subaccount that were deposited on account of that Lease Sweep Period are disbursed to the borrower.

“Approved Major Lease Leasing Expenses” means out-of-pocket expenses incurred by the borrower in re-leasing space demised under a Major Lease at the Lawrence Logistics Center Property pursuant to replacement leases entered into in accordance with the Lawrence Logistics Center Mortgage Loan documents, including brokerage commissions and tenant improvements, which expenses are (a) specifically approved by lender in connection with approving the applicable lease or (b) otherwise approved by the lender, which approval may not be unreasonably withheld or delayed. Notwithstanding the foregoing, in no event may leasing expenses incurred in connection with a Solar Lease be Approved Major Lease Leasing Expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Ground Lease. On January 3, 2022, the borrower entered into a 50-year ground lease commencing October 1, 2022, and expiring in 2072, together with four, 10-year renewal options for a fully extended ground lease until September 30, 2112. Annual rent is currently $72,096 and escalates approximately 10% every five lease years, reaching $169,999 in the final five years of the initial term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$34,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	4.8%	Net Rentable Area (SF):	711,447
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	The Falls Shopping Center Associates LLC	Year Built / Renovated:	1980-1997 / 2024
Borrower Sponsors:	Simon Property Group, L.P. and GMPTS Limited Partnership	Occupancy(5):	95.6%
Interest Rate:	6.98090%	Occupancy Date:	6/1/2026
Note Date:	6/1/2026	4th Most Recent NOI (As of):	$14,055,020 (12/31/2023)
Maturity Date:	6/1/2036	3rd Most Recent NOI (As of):	$14,831,758 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$15,659,188 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$16,305,465 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues:	$25,481,293
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$7,823,261
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$17,658,032
Additional Debt(1):	Yes	UW NCF(6):	$16,804,295
Additional Debt Balance(1):	$95,500,000	Appraised Value / Per SF:	$209,200,000 / $294
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/14/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.1%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.83x
Other Reserves(4):	$10,870,147	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	80.2%	Loan Payoff	$150,455,270	92.9%
Borrower Equity	32,019,300	19.8	Upfront Reserves	7,870,147	4.9
			Apple Lease Reserve(4)	3,000,000	1.9
			Closing Costs	693,883	0.4
Total Sources	$162,019,300	100.0%	Total Uses	$162,019,300	100.0%
(1)	The Falls Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off date of $130,000,000 (“The Falls Whole Loan”). The Financial Information in the chart above reflects the aggregate principal balance of The Falls Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on July 1, 2026. Defeasance of The Falls Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Falls Whole Loan to be securitized and (ii) June 1, 2029. The assumed lockout period of 26 payments is based on the expected BMO 2026-C15 securitization closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Falls Whole Loan is structured with an upfront holdback in the form of an Apple Lease Reserve in the amount of $3.0 million to be held until such time Apple has executed its expansion lease, among other conditions or, if the Apple expansion lease fails to be executed, until such time that The Falls Property (as defined below) achieves a Debt Yield of 13.13%, as further described below. Apple remains in occupancy and pays rent with respect to its current leased space. The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000, while the expansion lease covers 11,328 SF at an annual underwritten rent of $637,766.
(5)	Occupancy figures presented are inclusive of temporary tenants (16,368 SF / 2.3% of NRA) at The Falls Property.
(6)	UW NOI and UW NCF are inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed. Based on The Falls Whole Loan net of the Apple Lease Reserve ($127,000,000), exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 13.6%, 12.9%, 60.7% and 60.7%, respectively. Based on The Falls Whole Loan, exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan results in an UW NCF DSCR of 1.78x. We cannot assure you whether such lease will be signed on such expected terms or at all.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The sixth largest mortgage loan (“The Falls Mortgage Loan”) is part of The Falls Whole Loan evidenced by six pari passu notes with an aggregate principal balance of $130,000,000 as of the Cut-off Date and is secured by the fee-simple interest in an open-air regional retail center totaling 711,447 square feet (“SF”) located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated by German American Capital Corporation, New York Branch and JPMorgan Chase Bank, National Association. The non-controlling Note A-2, non-controlling Note A-3, and non-controlling Note A-4, with an aggregate original principal balance of $34,500,000 represents The Falls Mortgage Loan and will be contributed by German American Capital Corporation, New York Branch to the BMO 2026-C15 securitization trust.

The relationship between the holders of The Falls Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The controlling Note A-1 is held by German American Capital Corporation and is expected to be contributed to one or more future securitizations. The Falls Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 securitization until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Falls Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-2	$15,000,000	$15,000,000	BMO 2026-C15	No
A-3	$10,000,000	$10,000,000	BMO 2026-C15	No
A-4	$9,500,000	$9,500,000	BMO 2026-C15	No
A-5	$35,000,000	$35,000,000	BANK 2026-BNK52	No
A-6	$10,500,000	$10,500,000	BANK 2026-BNK52	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Falls Property is a 711,447 SF open-air regional retail center located in the Kendall submarket of Miami, Florida. The Falls Property comprises 10 retail buildings ranging from one to three stories and is designed around an approximately one million-gallon waterscape with bridges and waterfalls. The Falls Property functions as a daily-needs, fitness, dining, entertainment and lifestyle destination within the Kendall submarket of Miami-Dade County. The Falls Property’s open-air design, approximately one million-gallon waterscape, diversified tenant mix and recent capital investment program support recurring visitation and differentiate the center from more traditional enclosed mall formats. The Falls Property is located between the Pinecrest and Palmetto Bay neighborhoods of Miami, with nearby access to Florida’s Turnpike and South Dixie Highway, as well as public transportation via the Miami Metrorail, which provides service to Coral Gables, Downtown Miami and Miami International Airport.

The Falls Property is anchored by Macy’s (240,000 SF; 33.7% of NRA; 3.5% of underwritten base rent), as well as several non-traditional lifestyle and entertainment focused anchors including LifeTime Fitness (102,600 SF; 14.4% of NRA; 15.0% of underwritten base rent), Regal Cinema (39,746 SF; 5.6% of NRA; 6.1% of underwritten base rent) and The Fresh Market (21,720 SF; 3.1% of NRA; 2.3% of underwritten base rent). With more than 90 leased and temporary tenants across national, local, fitness, furniture, apparel, accessories, food and beverage, service and entertainment categories, The Falls Property benefits from a granular rent roll with limited exposure to any single tenant or industry. Aside from Macy’s and LifeTime Fitness, no other tenant occupies more than 5.6% of net rentable area. The Falls Property has maintained an average occupancy of 96.8% since 2019.

Since 2015, the borrower sponsors have invested $71.0 million in capital improvements at The Falls Property, including the redevelopment of the former Bloomingdale’s anchor box for LifeTime Fitness, a 2024 common-area renovation and the renovation of the 12-screen Regal Cinema into a Regal Bistro format. These investments have repositioned portions of The Falls Property toward recurring fitness, food-and-beverage and entertainment demand, while maintaining The Falls Property’s open-air lifestyle center format. Tenant sales trends support The Falls Property’s repositioning and traffic profile. Gross property sales increased from $150.1 million in 2024 to $178.8 million in 2025 and $183.8 million for the trailing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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twelve-month period ending February 2026. Inline sales for tenants under 10,000 SF were approximately $587 PSF for the trailing twelve-month period ending February 2026, and approximately $424 PSF excluding Apple.

The introduction of LifeTime Fitness to The Falls Property was the first step in the borrower sponsors’ long term business plan in shifting tenancy and foot traffic away from traditional mall anchors, introducing a more durable and dynamic offering. LifeTime Fitness supports The Falls Property’s daily-use profile by generating recurring visitation rather than relying solely on discretionary retail trips. The location caters to more than 3,000 daily members and includes fitness, spa, café and indoor/outdoor aquatic amenities. The Fresh Market is a specialty supermarket focused on fresh produce, premium foods and a differentiated shopping environment. The Fresh Market’s presence is intended to reinforce The Falls Property’s role as a daily lifestyle center rather than solely a discretionary retail destination. Comparable sales trends also indicate stability across tenants that have not expanded or contracted. For in-line tenants less than 10,000 SF (excluding restaurants) current in-line tenant sales increased from $89.9 million in 2023 to $111.3 million for TTM February 2026, representing a 23.8% increase, or a 10.3% compound annual growth rate. Excluding Apple, in-line tenant sales increased from $57.6 million in 2023 to $75.5 million for TTM February 2026 representing a 31.1% increase, or a 13.3% compound annual growth rate.

According to a third party report, The Falls Property attracts more than 5.7 million annual visitors, representing an approximately 28.8% increase from 4.4 million visitors in 2023. According to a third party market research report, several tenants rank among the most visited locations for their respective chains in the state, including LifeTime Fitness, which ranks first of four Florida locations, and The Fresh Market, which ranks seventh of 49 Florida locations and in the 87th percentile nationally. These visitation trends are further supported by The Falls Property’s mix of dining and entertainment uses, including the recently renovated Regal Cinema, True Food Kitchen, Shake Shack, Bulla Gastrobar, P.F. Chang’s China Bistro, BJ’s Restaurant and Brewhouse and other food and beverage operators.

Major Tenants. The three largest tenants based on net rentable area are Macy’s, LifeTime Fitness and Regal Cinema.

Macy’s (240,000 square feet, 33.7% NRA, 3.5% of underwritten base rent): Founded in 1858, Macy’s is a United States department store chain. As of December 31, 2025, Macy’s had approximately 432 Macy’s-branded stores across the United States, Puerto Rico, and Guam and employs about 94,000 people company-wide. Macy’s has been a tenant at The Falls Property since 1995, has a lease expiration date on July 31, 2037, four, ten-year renewal options and no termination options.

LifeTime Fitness (102,600 square feet, 14.4% NRA, 15.0% underwritten base rent): LifeTime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. Amenities within the LifeTime Fitness location at The Falls Property include an indoor pool, kids academy, spa, sauna, steam room, whirlpool and pickleball courts. LifeTime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. LifeTime Fitness has occupied its leased space at The Falls Property since 2023 under a lease that expires in January 2044 and has three, five-year renewal options and no termination options.

Regal Cinema (39,746 square feet, 5.6% of NRA, 6.1% of underwritten base rent): Regal Cinema (“Regal”) is an American movie theater chain founded in 1989 and headquartered in Knoxville, Tennessee. According to the appraisal, Regal operates one of the largest and most geographically diverse theater circuits in the United States, with more than 7,200 screens in almost 550 theaters across more than 45 states, American Samoa, the District of Columbia, Guam and the Northern Mariana Islands. Regal operates a 12-screen cinema at The Falls Property. Year-to-date March 2026 gross sales totaled approximately $1.9 million, or approximately $158,000 per screen, representing a 263% increase compared with 2025 pre-renovation gross sales. Regal has occupied its leased space at The Falls Property since 1980. Regal’s lease expires in January 2036 and has two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of The Falls Property:

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	2024	2025	Current(2)
Occupancy Excluding Temporary Tenants	94.5%	80.0%	85.9%	82.4%	82.4%	88.6%	90.2%	93.3%
Occupancy Including Temporary Tenants	98.4%	89.4%	98.2%	98.0%	97.8%	98.0%	97.8%	95.6%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants at The Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Macy's	BBB-/Ba2/BB+	240,000	33.7%	$525,000	3.5%	$2.19	7/31/2037	4 x 10 yrs	N
LifeTime Fitness	BB/NR/NR	102,600	14.4%	$2,262,000	15.0%	$22.05	1/31/2044	3 x 5 yrs	N
Anchor Tenants Subtotal/Wtd. Avg.		342,600	48.2%	$2,787,000	18.5%	$8.13

Major Tenants
Regal Cinema	NR/NR/NR	39,746	5.6%	$911,500	6.1%	$22.93	1/31/2036	2 x 5 yrs	N
The Fresh Market	NR/NR/NR	21,720	3.1%	$350,500	2.3%	$16.14	8/31/2027	5 x 5 yrs	N
Arcade Time Entertainment	NR/NR/NR	12,167	1.7%	$547,515	3.6%	$45.00	11/30/2030	None	N
Merrill Lynch	AA-/A1/A-	12,000	1.7%	$560,439	3.7%	$46.70	6/30/2032	4 x 5 yrs	N
Activate Games	NR/NR/NR	11,442	1.6%	$394,749	2.6%	$34.50	8/31/2036	1 x 5 yrs	N
Apple(3)	NR/Aaa/AA+	11,328	1.6%	$637,766	4.2%	$56.30	10/31/2037	None	N
Victoria's Secret	NR/Ba3/BB-	8,937	1.3%	$325,664	2.2%	$36.44	1/31/2027	None	N
Brooks Brothers	NR/NR/NR	8,895	1.3%	$323,449	2.2%	$36.36	1/31/2027	None	N
Major Tenants Subtotal/Wtd. Avg.		126,235	17.7%	$4,051,583	26.9%	$32.10

Other Tenants		194,707	27.4%	$8,202,940	54.5%	$42.13
Occupied Subtotal/Wtd. Avg.		663,542	93.3%	$15,041,523	100.0%	$22.67

Vacant Space(4)		47,905	6.7%
Total/Wtd. Avg.		711,447	100.0%
(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000. Reflects the terms associated with the Apple expansion lease, which is currently out for signature, though not yet executed.
(4)	Vacant Space includes temporary tenants. Temporary tenants at The Falls Property include 16,368 SF or 2.3% of NRA, which results in a physical occupancy of 95.6% based on the underwritten rent roll as of June 1, 2026.

The following table presents certain information relating to the sales history of certain tenants of The Falls Property:

Tenant Sales(1)
	2024 PSF	2025 PSF	TTM Feb-2026 PSF	TTM Feb-2026 PSF / Occ. Cost(2)(3)
Gross Property Sales	$150,140,778	$178,770,258	$183,807,118	$306 / 9.8%
Sales (Inline < 10,000 SF)	$533	$571	$587	$587 / 10.5%
Sales (Inline < 10,000 SF excl. Apple)	$374	$416	$424	$424 / 14.5%
Anchor Tenants	$70	$141	$144	$144 / 6.6%
Inline > 10,000 SF	$367	$324	$338	$338 / 13.1%
(1)	All sales information presented above is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors. These sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales. Finally, the sales figures are reflective of historical sales for in-place tenants at the property and do not include prior year sales for tenants that have since vacated The Falls Property. Sales (Inline < 10,000 SF), Sales (Inline < 10,000 SF excl. Apple), Anchor Tenants and Inline > 10,000 SF figures for 2024, 2025 and TTM Feb-2026 represent the PSF value.
(2)	Wtd. Avg. Occupancy Cost is calculated based on the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated June 1, 2026.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 6 – The Falls

The following table presents certain information relating to the sales history of select major tenants of The Falls Property:

Select Major Tenant Sales(1)
Tenant Name	SF	2024	2025	Feb 2026 TTM	Occupancy Cost(2)
Anchor Tenants
Macy's	240,000	$23,853,316	$25,312,073	$24,851,689	3.6%
LifeTime Fitness	102,600	NAV	$22,928,858	$24,372,429	9.7%
Major Tenants
Regal Cinema	39,746	$4,134,075	$2,983,355	$3,828,823	33.1%
Arcade Time Entertainment	12,167	$3,993,735	$2,815,979	$2,856,472	23.4%
Apple(3)	11,328	$34,319,437	$34,056,393	$35,725,909	2.1%
Victoria's Secret	8,937	$3,743,114	$3,850,320	$4,394,204	17.2%
Brooks Brothers	8,895	$1,607,216	$1,576,877	$1,566,863	21.4%
(1)	All sales information presented herein with respect to The Falls Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	Occupancy Cost is calculated from February 2026 TTM sales.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent).

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	47,905	6.7%	NAP	NA	P	47,905	6.7%	NAP	NAP
2026 & MTM	5	11,348	1.6	$359,269	2.4%		59,253	8.3%	$359,269	2.4%
2027	21	89,108	12.5	3,038,551	20.2		148,361	20.9%	$3,397,820	22.6%
2028	13	37,212	5.2	1,453,684	9.7		185,573	26.1%	$4,851,504	32.3%
2029	10	15,644	2.2	733,805	4.9		201,217	28.3%	$5,585,309	37.1%
2030	7	25,139	3.5	1,297,542	8.6		226,356	31.8%	$6,882,851	45.8%
2031	4	17,014	2.4	626,632	4.2		243,370	34.2%	$7,509,483	49.9%
2032	6	32,478	4.6	1,608,030	10.7		275,848	38.8%	$9,117,513	60.6%
2033	1	8,103	1.1	323,553	2.2		283,951	39.9%	$9,441,066	62.8%
2034	3	13,201	1.9	410,571	2.7		297,152	41.8%	$9,851,637	65.5%
2035	2	2,998	0.4	158,264	1.1		300,150	42.2%	$10,009,901	66.5%
2036	4	57,369	8.1	1,606,855	10.7		357,519	50.3%	$11,616,756	77.2%
2037 & Beyond	3	353,928	49.7	3,424,766	22.8		711,447	100.0%	$15,041,523	100.0%
Total/Wtd. Avg.	79	711,447	100.0%	$15,041,523	100.0%
(1)	Information is based on the underwritten rent roll as of June 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	Includes temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 6 – The Falls

The following table presents certain information relating to the operating history and underwritten cash flows of The Falls Property:

Operating History and Underwriting Net Cash Flow(1)(2)
	2023	2024	2025	3/31/2026 TTM	UW	UW Per SF	%(3)
Base Rent(4)	$13,626,964	$13,995,620	$14,066,906	$14,166,377	$15,041,523	$21.14	57.6%
Rent Steps	0	0	0	0	198,856	0.28	0.8
Percentage Rent	387,610	587,565	1,914,178	2,522,008	2,808,422	3.95	10.7
Vacant Income	0	0	0	0	2,078,316	2.92	8.0
Gross Potential Rent	$14,014,574	$14,583,185	$15,981,084	$16,688,385	$20,127,116	$28.29	77.0%
Reimbursements	5,217,091	5,825,641	6,208,001	6,247,800	6,006,265	8.44	23.0
Gross Potential Income	$19,231,665	$20,408,826	$22,189,085	$22,936,185	$26,133,381	$36.73	100.0%
Vacancy & Bad Debt	173,891	(110,090)	(235,015)	(218,979)	(2,078,316)	(2.92)	(8.0)
Other Income(5)	1,487,927	1,626,721	1,476,306	1,554,241	1,426,227	2.00	5.5
Effective Gross Income	$20,893,483	$21,925,457	$23,430,376	$24,271,447	$25,481,293	$35.82	97.5%

Real Estate Taxes	$1,974,431	$1,935,556	$2,100,354	$2,096,002	$2,123,665	$2.98	8.1%
Insurance	747,051	804,939	728,521	712,287	729,544	1.03	2.8
Other Operating Expenses(6)	4,116,981	4,353,204	4,942,313	5,157,693	4,970,052	6.99	19.0
Total Expenses	$6,838,463	$7,093,699	$7,771,188	$7,965,982	$7,823,261	$11.00	29.9%

Net Operating Income	$14,055,020	$14,831,758	$15,659,188	$16,305,465	$17,658,032	$24.82	67.6%
TI/LC	0	0	0	0	711,447	1.00	2.7
Replacement Reserves	0	0	0	0	142,289	0.20	0.5
Net Cash Flow	$14,055,020	$14,831,758	$15,659,188	$16,305,465	$16,804,295	$23.62	64.3%
(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Base Rent is inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed.
(5)	Other Income includes temporary tenant rents and miscellaneous property income.
(6)	Other Operating Expenses includes management fees, utilities, security, janitorial, food court, landscape, administrative, repair and maintenance, advertising and promotion, and other miscellaneous property expenses.

Appraisal. According to the appraisal as of April 14, 2026, The Falls Property had an “as-is” appraised value of $209,200,000.

Environmental. According to the Phase I environmental report, dated April 22, 2026, there was no evidence of any recognized environmental conditions at The Falls Property.

The Market. The Falls Property is located in Miami, Florida within Miami-Dade County. The Falls Property is situated on approximately 55 acres at the intersection of US 1 and SW 136th Street in Miami, Florida. The Falls Property is located in the Kendall/Pinecrest area of unincorporated Miami-Dade County, approximately 14 miles south of the Miami central business district. The immediate area surrounding The Falls Property is built out with a mixture of retail, community shopping centers, outparcel restaurants, institutional uses, light industrial uses and surrounding residential neighborhoods. According to the appraisal, The Falls Property benefits from access and visibility along two heavily traveled corridors. The Falls Property is adjacent to South Dixie Highway, which carries approximately 58,000 vehicles per day, and SW 136th Street, which carries approximately 20,000 vehicles per day. The appraisal indicates that the 2025 population within a one-, three- and five-mile radius of The Falls Property was 10,441, 99,228 and 273,634, respectively, with average household income of $169,966, $186,437 and $154,993, respectively, within the same radii.

According to the appraisal, The Falls Property is located within the Kendall retail submarket of the Miami-Dade County retail market. The Kendall retail submarket has limited vacancy and above-average occupancy. As of the fourth quarter of 2025, the Kendall retail submarket contained approximately 22.2 million SF of retail space, with an occupancy rate of 97.6% and average asking rent of $48.87 PSF on a triple-net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 6 – The Falls

The following table presents certain information relating to the appraisal’s market rent conclusions for The Falls Property.

Market Rent Summary(1)
	Market Rent	Lease Terms	TI Allowance (PSF) New / Renewal	Leasing Commissions New / Renewal
Anchor	$4.00	15	$25.00 / $0.00	4.0% / 2.0%
Grocery Anchor	$18.00	15	$25.00 / $0.00	4.0% / 2.0%
Fitness Anchor	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Theater	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Bank / Restaurant	$48.00	10	$25.00 / $0.00	4.0% / 2.0%
Outparcel Restaurant	$60.00	10	$25.00 / $0.00	4.0% / 2.0%
In-line Over 10,000 SF	$35.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 5,001 - 10,000 SF	$38.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 2,501 - 5,000 SF	$40.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,001 - 2,500 SF	$55.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,000 SF & Under	$85.00	5	$20.00 / $0.00	6.0% / 3.0%
(1)	Source: Appraisal.

The following table presents certain information relating to competitive shopping centers for The Falls Property:

Competitive Shopping Centers(1)
Property Name/Location	Distance to Subject	Year Built/Renovated	Total NRA (SF)	Occupancy	Anchor Tenant(s)
The Falls	NAP	1980-1997 / 2024	711,447	95.6%(2)	Macy's
8888 Southwest 136th Street					LifeTime Fitness
Miami, FL					Regal Cinema
					The Fresh Market
Esplanade Palm Beach	75 miles	1979 / 2000	142,980	94.0%	Saks Fifth Avenue
150 Worth Avenue
Palm Beach, FL
Bal Harbour Shops	21 miles	1965 / 2024	924,216	100.0%	Saks Fifth Avenue
9700 Collins Avenue					Neiman Marcus
Bal Harbour, FL
Midway Crossings	8.9 miles	1970 / NAP	666,741	89.0%	Costco, Home Depot, Aldi, Burlington,
7795 W Flagler St					Marshall's, Ross Dress for Less,
Miami, FL					Old Navy, Five Below, Micro Center
The Dolphin Mall(3)	11 miles	2001 / 2015	1,427,537	97.0%	Burlington Coat Factory, Dolphin 19 Cinemas
11250 NW 25th Street					Dave & Busters, Marshalls, HomeGoods,
Miami, FL					Ross Dress for Less, Sam Ash Music,
					Old Navy, Group USA, Forever 21
					Bass Pro Shops
Brickell City Centre Retail(3)	12 miles	2016 / NAP	496,508	99.0%	Saks Fifth Avenue
700 S Miami Avenue
Miami, FL
Westland Mall	15 miles	1970 / NAP	238,607	89.0%	JC Penney
1675 West 49th Street					Macy's
Hialeah, FL
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 1, 2026.
(3)	Owned by an affiliate of one or more of the borrower sponsors.

The Borrower. The borrower is The Falls Shopping Center Associates LLC, a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Whole Loan.

The Borrower Sponsors. The borrower sponsors for The Falls Whole Loan are Simon Property Group, L.P. (“Simon”) and GMPTS Limited Partnership (collectively the “Borrower Sponsors”). The non-recourse carveout guarantor is Simon. Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) for all guaranteed obligations, including environmental indemnity, is limited to 20% ($26,000,000) of the then-outstanding amount of The Falls Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty Simon is the operating partnership of Simon Property Group, Inc, an Indiana corporation (NYSE: SPG / S&P: A-), which is a self-administered and self-managed real estate investment trust specializing in the ownership, management and development of shopping, dining, entertainment and mixed-use destinations. As of December 31, 2025, Simon had ownership interests in 212 income-producing properties in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 6 – The Falls

the United States, which consisted of 108 malls, 70 premium outlets, six lifestyle centers and twelve other retail properties across 38 states and Puerto Rico encompassing a total of approximately 188.4 million square feet. Additionally, as of December 31, 2025, Simon had ownership interests in 42 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada.

General Motors Pension Trust (the “GM Pension Trust”) comprises the defined benefit retirement plans sponsored by General Motors LLC and operates as a diversified institutional investment platform with multi-asset exposure, including investments in real estate and other alternative asset classes. GMPTS Limited Partnership is a subsidiary of the GM Pension Trust.

Property Management. The Falls Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $417,022 into a gap rent reserve, (ii) $7,453,125 into an outstanding lease obligations reserve, and (iii) $3,000,000 into Apple Lease reserve.

Tax Reserve – During a Lockbox Event Period (as defined below), if taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to delinquency, or if the borrower fails upon request to provide reasonably satisfactory evidence that such real estate taxes and other charges have been timely paid, the borrower is required to make a monthly deposit equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that The Falls Property is covered by policies maintained as part of a reasonably acceptable blanket insurance policy, the borrower is required to make a monthly deposit equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon expiration. As of the origination date, The Falls Property is covered by a blanket insurance policy acceptable to the lender.

Replacement Reserves – During a Lockbox Event Period, the borrower is required to make monthly deposits of $11,857 to be used for replacements and repairs required to be made at The Falls Property.

Rollover Reserve – During a Lockbox Event Period, the borrower is required to make monthly deposits of $59,287 for lease rollover reserves.

Outstanding Lease Obligations – At origination, the borrower was required to make an upfront deposit of $7,453,125 to cover outstanding landlord obligations under specified leases set forth in The Falls Whole Loan documents.

Gap Rent Reserve – At origination, the borrower was required to make an upfront deposit of $417,022 to cover rent credits or abatements under specified existing leases set forth in The Falls Whole Loan documents.

The borrower may deliver letters of credit in lieu of cash deposits otherwise required for the tax escrows, insurance escrows, replacement reserves, rollover reserves, outstanding tenant improvements and leasing commissions reserve and gap rent reserve upon not less than 10 days’ written notice to the lender. With respect to the Outstanding Lease Obligations Reserve and Gap Rent Reserve, the borrower may alternatively deliver a reserve guaranty in lieu of the cash deposit.

Apple Lease Reserve – At origination, the borrower was required to deposit $3,000,000 with the lender in connection with the Apple tenant expansion lease. The borrower may request release of the funds within the Apple Lease Reserve upon the execution of the Apple expansion lease. If the Apple expansion lease fails to be executed or the material economic terms of the Apple expansion lease are amended prior to execution such that rent payable by Apple does not result in a debt yield of at least 13.13%, the Apple Lease Reserve is required to remain with the lender until the borrower delivers an officer’s certificate certifying that leases have been executed such that the 13.13% minimum debt yield has been met, together with an updated rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 6 – The Falls

Lockbox / Cash Management. The Falls Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents or other income otherwise received into the lockbox account within two business days of receipt. If no Lockbox Event Period is continuing, all immediately available funds in the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept weekly to a lender-controlled cash management account and applied in accordance with The Falls Whole Loan documents. During the continuance of a Lockbox Event Period, any excess cash flow is required to be deposited into an excess cash flow reserve account as additional security for The Falls Whole Loan. During the continuance of an event of default, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Lockbox Event Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower and the property manager is not replaced within 60 days with a qualified manager; or (iv) a Debt Yield Trigger Event (as defined below) (each a “Lockbox Event”). A Lockbox Event Period will end upon the occurrence of the applicable Lockbox Termination Event (as defined below); provided, however, that no other Lockbox Event or event of default is continuing, provided that the borrower may not cure a Lockbox Event more than five times in the aggregate during the term of The Falls Whole Loan, the borrower may not cure a Lockbox Event triggered by a bankruptcy action of the borrower at any time during the term of The Falls Whole Loan and the borrower must pay the lender’s reasonable out-of-pocket expenses incurred in connection with the applicable Lockbox Termination Event.

A “Debt Yield Trigger Event” occurs if the debt yield, based on the trailing four calendar quarter period immediately preceding the applicable determination date, is less than 10.50% for two consecutive calendar quarters. A Debt Yield Trigger Event will be cured upon (i) achievement of a debt yield equal to or greater than 10.50% for two consecutive calendar quarters, (ii) the borrower’s prepayment of a portion of The Falls Whole Loan in an amount sufficient to cause the debt yield to be not less than 10.50%, or (iii) the borrower’s delivery to the lender of cash, U.S. Obligations (as defined below), other acceptable securities or a letter of credit in an amount equal to the Debt Yield Cure Collateral Amount (as defined below) (each a “Debt Yield Trigger Event Cure”). No yield maintenance premium, prepayment premium or other penalty or fee will be due in connection with any such partial prepayment that occurs on or after the lockout period expiration date (it being understood that no such premiums, penalties or fees will be due in connection with any such partial prepayment occurring prior to the lockout period expiration date other than the yield maintenance premium).

A “Lockbox Termination Event” means, as applicable, (i) if the related Lockbox Event is caused solely by a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Event Cure; (ii) if the related Lockbox Event is caused solely by an event of default, the lender’s acceptance of a cure of such event of default, which the lender is not obligated to accept and may accept or reject in its sole and absolute discretion, provided that the lender has not accelerated The Falls Whole Loan, moved for a receiver or commenced foreclosure proceedings; or (iii) if the related Lockbox Event is caused solely by a bankruptcy action of the manager, the borrower’s replacement of the manager with a qualified manager under a replacement management agreement within 60 days, or the discharge or dismissal of such bankruptcy action of the manager within 90 days without adverse consequences to The Falls Property or The Falls Whole Loan.

The “Debt Yield Cure Collateral Amount” means, during the continuance of a Debt Yield Trigger Event, the amount which, if applied to the repayment of The Falls Whole Loan, would result in a debt yield equal to 10.50% (the “Debt Yield Target”).

“U.S. Obligations” means non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the rating agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – The Falls

Partial Release. The borrower is permitted without the lender’s consent to make transfers of non-income producing portions of The Falls Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and customary REMIC conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 7 – One Dag

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BMO 2026-C15
No. 7 – One Dag

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 7 – One Dag
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.2%	Net Rentable Area (SF):	817,136
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	One Dag Owner LP	Year Built / Renovated:	1972 / 2005
Borrower Sponsor:	601W Companies LLC	Occupancy:	70.4%
Interest Rate:	6.7607%	Occupancy Date:	5/1/2026
Note Date:	6/5/2026	4th Most Recent NOI (As of):	$23,988,799 (12/31/2023)
Maturity Date:	6/6/2036	3rd Most Recent NOI (As of)(8):	$21,739,455 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8):	$17,815,677 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of)(9):	$18,418,055 (TTM 3/31/2026)
Original Amortization Term(2):	360 months	UW Economic Occupancy:	70.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$48,586,062
Call Protection(3):	L(26),D(89),O(5)	UW Expenses:	$24,719,530
Lockbox / Cash Management:	Hard / In Place	UW NOI(9)(10):	$23,866,532
Additional Debt(1):	Yes	UW NCF(10):	$21,751,696
Additional Debt Balance(1):	$145,000,000 / $40,000,000	Appraised Value / Per SF(11):	$289,480,209 / $354
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	4/15/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$214
Taxes:	$6,203,117	$1,092,832	NAP	Maturity Date Loan / SF:	$202
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	60.5%
Replacement Reserve(5):	$1,566,273	$17,024	$1,000,000	Maturity Date LTV:	57.0%
TI / LC Reserve(6):	$5,000,000	$187,260	$11,235,620	UW NCF DSCR (P&I / IO):	1.59x / 1.81x
Other Reserves(7):	$54,945,177	$0	NAP	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$175,000,000	55.9%	Purchase Price(12)	$212,790,012	68.0%
Mezzanine Loan	40,000,000	12.8	Upfront Reserves	67,714,567	21.6
Borrower Sponsor Equity	97,915,283	31.3	Lease Renewal Holdback(10)	25,000,000	8.0
			Closing Costs	7,410,704	2.4
Total Sources	$312,915,283	100.0%	Total Uses	$312,915,283	100.0%
(1)	The One Dag Mortgage Loan (as defined below) is part of the One Dag Whole Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal Cut-off Date balance of the promissory notes comprising the One Dag Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan (as defined below) are $263, $251, 11.1%, 10.1%, 11.6%, 1.20x, 74.3% and 70.8%, respectively.
(2)	Payments on the One Dag Whole Loan will be interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360 month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the One Dag Whole Loan. The One Dag Mezzanine Loan will be interest only for the entirety of the loan term. For further information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in the Preliminary Prospectus.
(3)	Defeasance of the One Dag Whole Loan is permitted at any time after the earlier to occur of (a) July 6, 2029, and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Dag Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves”.
(5)	Replacement Reserve cap excludes the initial deposit of $1,566,273.
(6)	TI/LC Reserve cap of $11,235,620 applies upon the achievement of the One Dag Total Debt Debt Yield (as defined below) and the One Dag Whole Loan Debt Yield (as defined below) of 9.3% and 11.4257%, respectively
(7)	See “Free Rent” and “Outstanding TI/LC”.
(8)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to free rent associated with recent leases along with an increase in expenses.
(9)	The increase from Most Recent NOI to UW NOI is primarily attributed to burn off of free rent associated with recent leases.
(10)	UW NOI and UW NCF are inclusive of rental income and related reimbursements for two tenants, The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”), for which
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

renewal leases were executed subsequent to the origination date. The One Dag Whole Loan is structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released following the execution of Sweden and Chile renewal leases.

(11)	Appraised Value is based on the “As Is (Funded Reserve)” value as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. The appraisal concluded an “As Is” value as of April 1, 2026, for the One Dag Property of $225,000,000, which results in a One Dag Whole Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8% and 73.4%, respectively, and 95.6% and 91.2%, respectively, based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are subject to certain extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.
(12)	The borrower sponsor acquired the One Dag Property for a gross purchase price of $265,250,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $54,945,177 for outstanding lease obligations, the outstanding portion of which was reserved at origination.

The Loan. The seventh largest mortgage loan (the “One Dag Mortgage Loan”), is part of a whole loan (the “One Dag Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding balance of $175,000,000 secured by the borrower’s fee interest in an 817,136 SF office property in New York, New York (the “One Dag Property”) The non-controlling Note A-3-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000 will be contributed to the BMO 2026-C15 securitization trust. The scheduled maturity date of the One Dag Whole Loan is June 6, 2036.

The relationship between the holders of the One Dag Whole Loan is governed by a co-lender agreement. The One Dag Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 transaction, as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Dag Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$74,900,000	$74,900,000	BANK 2026-BNK52	Yes
A-2-1(1)	$30,100,000	$30,100,000	JPMCB	No
A-2-2	$30,000,000	$30,000,000	MSBAM 2026-C36	No
A-3-1	$30,000,000	$30,000,000	BMO 2026-C15	No
A-3-2(1)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. Located in the UN District of Midtown Manhattan, the One Dag Property is a Class A, 49-story (with three lower levels), 817,136 SF office tower with ground floor retail located along Second Avenue between East 47th and 48th Streets, within walking distance of the United Nations headquarters. Originally constructed in 1972, the One Dag Property has remained under continuous institutional ownership. Most recently, the prior owner invested approximately $20 million in 2015 to enhance the lobby and modernize core building systems. In connection with the borrower’s acquisition of the One Dag Property, an additional approximately $1.6 million was reserved to be allocated toward future capital investments.

The One Dag Property features a gallery-like, modern sculptural lobby with an on-site café, a flagship retail concourse and an adjoining plaza. Building amenities include high-speed elevators, 227 on-site parking spaces, dedicated conference facilities and unobstructed panoramic views from the upper floors, positioning the One Dag Property as a desirable office destination within Midtown Manhattan, and more specifically, the UN district.

Due to its proximity to the United Nations headquarters, the One Dag Property is a sought-after location for international organizations and diplomatic missions. Political and/or diplomatic tenants occupy approximately 82.5% of the One Dag Property’s total occupied square footage and maintain a weighted average tenure of 17.6 years, with several international tenants in-place for over 30 years, underscoring the durability of the tenant base and the strategic importance of the location. The rent roll also benefits from strong credit quality, with 15 investment-grade tenants comprising 56.0% of occupied NRA and maintaining a remaining weighted average lease term of 10.7 years. The One Dag Property has executed leases of approximately 169,949 SF, or 20.8% of NRA, since May 2024. Recently executed lease with the Kingdom of Sweden and the Republic of Chile have added an additional 33,674 SF (4.1% of NRA) in renewal leasing, further supporting near-term occupancy and stability. The One Dag Property’s quality and location provide for a unique value proposition, generating tenant demand and outperformance of the broader midtown Manhattan office market.

Retail space accounts for approximately 5.1% of NRA, comprising of two flagship quality retail boxes at grade and below grade level, recently leased to LA Fitness and Whole Foods, each through 2041. Both tenants are currently in the process

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

of building out their spaces and are expected to open in the fall of 2026. LA Fitness will operate its premises under its Club Studio luxury fitness concept, offering boutique-style classes – including HIIT, yoga, pilates and boxing – along with high-end amenities such as recovery labs, cryotherapy and steam rooms. The addition of Whole Foods and a high-end fitness offering is expected to function as a convenient on-site amenity, enhancing the overall tenant experience and competitive positioning of the One Dag Property.

Major Tenants. The three largest tenants based on underwritten base rent are The United Nations, The Federal Republic of Germany and UK of Great Britain.

The United Nations (112,832 SF, 13.8% of NRA, 18.9% of UW Rent). Founded in 1945, the United Nations is an international organization with the primary mandate of maintaining international peace and security. Comprised of 193 member states, the United Nations is a specialized, non-profit entity that provides a platform for diplomacy to solve global challenges. The United Nations has maintained a presence at the One Dag Property since 2004 through a series of renewals and expansions, most recently in 2021. The United Nations’ lease expires in December 2031. The United Nations’ lease contains one, ten-year extension option and one termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises (such selected premises, the “Termination Premises”) at the United Nations’ option, which if exercised would become effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the selected Termination Premises.

The Federal Republic of Germany (73,252 SF, 9.0% of NRA, 14.9% of UW Rent). The Federal Republic of Germany executed its lease in April 2025 with a term through February 2038 and one, five-year renewal option. The lease is also subject to a termination option effective in February 2034, requiring 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. Additionally, The Federal Republic of Germany may terminate its lease upon the severance or termination of diplomacy by the United States of America and/or the Federal Republic of Germany with the other by official public announcement made by either or both of their respective governments, by giving at least 90 days’ notice, and the payment of a termination fee pursuant to the lease.

UK of Great Britain (49,027 SF, 6.0% of NRA, 9.0% of UW Rent). The UK of Great Britain has occupied its space at the One Dag Property for over 32 years, most recently renewing in 2023. The UK of Great Britain lease expires in March 2041 and includes one, five-year renewal option and one termination option effective in April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.

Environmental. According to the Phase I environmental site assessment dated February 13, 2026, there was no evidence of any recognized environmental conditions at the One Dag Property.

The following table presents certain information relating to the historical and current occupancy of the One Dag Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
76.9%	70.9%	75.0%	70.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

The following table presents certain information relating to the largest tenants based on underwritten base rent of the One Dag Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
The United Nations	NR/NR/NR	112,832	13.8%	$70.49	$7,953,752	18.9%	12/31/2031(2)
The Federal Republic of Germany	Aaa/AAA/AAA	73,252	9.0%	$85.50	$6,263,046	14.9%	2/28/2038(3)
UK of Great Britain	Aa3/AA-/AA	49,027	6.0%	$77.11	$3,780,417	9.0%	3/31/2041(4)
The Population Council, Inc.(5)	NR/NR/NR	48,540	5.9%	$48.91	$2,374,039	5.6%	12/31/2030
The Government of the French(6)	Aa3/A+/A+	35,070	4.3%	$65.82	$2,308,265	5.5%	1/31/2043(7)
LA Fitness(8)	NR/NR/NR	33,787	4.1%	$47.95	$1,619,999	3.8%	6/30/2041
The Kingdom of Sweden	NR/AAA/AAA	23,801	2.9%	$70.57	$1,679,631	4.0%	8/31/2041
Permanent Mission of Italy to the United Nations	Baa2/BBB+/BBB+	22,985	2.8%	$74.00	$1,700,891	4.0%	12/31/2028
Microsoft Corporation(9)	Aaa/NR/AAA	17,546	2.1%	$74.08	$1,299,740	3.1%	6/30/2032(10)
Permanent Mission of Norway(11)	Aaa/AAA/AAA	17,196	2.1%	$80.25	$1,379,959	3.3%	6/30/2034
Largest Tenants		434,036	53.1%	$69.95	$30,359,739	72.0%
Other Tenants		141,122	17.3%	$83.50	$11,783,652	28.0%
Occupied Collateral Total / Wtd. Avg.		575,158	70.4%	$73.27	$42,143,390	100.0%
Vacant Space		241,978	29.6%
Total / Wtd. Avg. All Owned Tenants		817,136	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The United Nations’ lease is structured with a partial termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises, effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the partial premises selected by the United Nations to be terminated.
(3)	The Federal Republic of Germany’s lease is structured with a termination option, effective February 2034, predicated on the following: (i) Germany and the United States sever diplomatic relations, (ii) Germany is excluded from the United Nations or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent.
(4)	UK of Great Britain’s lease is structured with a termination option, effective as of April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent. The UK of Great Britain is entitled to three months of free rent scheduled for April through June of each of 2029, 2034, and 2037.
(5)	The Population Council, Inc. leased SF is comprised of 46,194 SF of office space and 2,346 SF of storage space. The Population Council, Inc. subleases 23,097 SF of its leased space to Leech Tishman Robinson Brog, PLLC at a rental rate of $37.00 PSF through December 2030, co-terminous with the prime lease term.
(6)	The Government of the French leased SF is comprised of 33,678 SF of office space and 1,392 SF of storage space.
(7)	The Government of the French lease is structured with a termination option predicated on the following: (i) France and the United States sever diplomatic relations, (ii) France is excluded from the United Nations, or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to the payment of unamortized rent concessions and broker commissions. The Government of the French is entitled to 14 months of free rent commencing in December 2026.
(8)	LA Fitness will be in a free rent period through August 2026 and will be under an abated rent period (50%) through May 2027.
(9)	Microsoft Corporation’s leased SF is comprised of 16,835 SF of office space and 711 SF of storage space.
(10)	Microsoft Corporation’s lease is structured with a termination option, effective as of July 1, 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements equaling a fixed termination payment of $877,601.
(11)	Permanent Mission of Norway’s leased SF is comprised of 16,839 SF of office space and 357 SF of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

The following table presents certain information relating to the tenant lease expirations at the One Dag Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2026(3)	3	2,566	0.3%	$16,784	0.0%	2,566	0.3%	$16,784	0.0%
2027(4)	2	0	0.0	36,039	0.1	2,566	0.3%	$52,823	0.1%
2028	3	28,060	3.4	2,089,171	5.0	30,626	3.7%	$2,141,994	5.1%
2029	1	16,839	2.1	1,086,116	2.6	47,465	5.8%	$3,228,110	7.7%
2030	2	65,379	8.0	3,460,154	8.2	112,844	13.8%	$6,688,264	15.9%
2031	3	123,816	15.2	8,752,066	20.8	236,660	29.0%	$15,440,330	36.6%
2032	1	17,546	2.1	1,299,740	3.1	254,206	31.1%	$16,740,070	39.7%
2033(5)	2	0	0.0	1,158,750	2.7	254,206	31.1%	$17,898,820	42.5%
2034	5	72,472	8.9	5,524,565	13.1	326,678	40.0%	$23,423,385	55.6%
2035	0	0	0.0	0	0.0	326,678	40.0%	$23,423,385	55.6%
2036	2	15,023	1.8	1,191,181	2.8	341,701	41.8%	$24,614,566	58.4%
2037 & Thereafter(4)	9	233,457	28.6	17,528,825	41.6	575,158	70.4%	$42,143,390	100.0%
Vacant	0	241,978	29.6	0	0.0	817,136	100.0%	$42,143,390	100.0%
Total	33	817,136	100.0%	$42,143,390	100.0%
(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Inclusive of the property management office comprising 1,928 SF for which there is no attributable underwritten base rent.
(4)	Inclusive of telecom space which does not occupy substantial SF at the One Dag Property.
(5)	Inclusive of the café amenity (no attributable underwritten base rent) and the on-site parking garage which is leased to and operated by a third party.

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the One Dag Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	March 2026 TTM	Underwritten	UW PSF
Rents In Place(2)	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$42,143,394	$51.57
Rent Steps(3)	0	0	0	0	1,935,752	2.37
Straight Line IG Rent(4)	0	0	0	0	583,334	0.71
Vacant Income	0	0	0	0	17,594,617	21.53
Total Reimbursements	1,859,043	2,802,899	2,403,908	2,499,784	2,868,476	3.51
Less Vacancy	0	0	0	0	(17,594,617)	(21.53)
Other Income	1,432,685	1,174,929	1,212,592	1,362,620	1,055,106	1.29
Effective Gross Income	$46,996,791	$44,857,253	$41,791,641	$42,464,523	$48,586,062	$59.46
Real Estate Taxes	12,485,767	12,486,533	12,728,580	12,696,520	13,113,984	16.05
Insurance	521,010	546,153	439,587	412,094	582,306	0.71
Other Operating Expenses	10,001,215	10,085,112	10,807,797	10,937,854	11,023,240	13.49
Total Expenses	$23,007,992	$23,117,798	$23,975,964	$24,046,468	$24,719,530	$30.25
Net Operating Income(5)	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$23,866,532	$29.21
Replacement Reserves	0	0	0	0	163,427	0.20
TI/LC	0	0	0	0	1,951,408	2.39
Net Cash Flow	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$21,751,696	$26.62
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated as of May 1, 2026, and is net of concessions.
(3)	Represents Underwritten Rent Steps through April 2027.
(4)	Represents Underwritten Straight Line IG Rent for investment grade tenants through the lesser of the loan or lease term.
(5)	The decline from 2024 NOI to 2025 NOI is primarily attributed to free rent associated with recent leases along with an increase in expenses. The increase from March 2026 TTM to Underwritten NOI is primarily attributed to burn off of free rent associated with recent leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

The Market. The One Dag Property is located along Second Avenue between East 47th and 48th Streets, within walking distance of both the United Nations headquarters and Grand Central Station. According to the appraisal, the One Dag Property is situated in the East Side/UN office submarket within the broader Manhattan office market. The Manhattan office market continues to lead the nation’s return to office recovery, recording positive net absorption of approximately 7.6 million square feet in 2025, a marked improvement from the negative absorption of 6.2 million square feet in 2024. Leasing activity continues to be characterized by a pronounced flight to quality trend, particularly in Midtown Manhattan, where approximately 85% of leases executed since 2020 have occurred in Class A buildings. Leasing momentum has also been strongest in areas proximate to major transit hubs, including Grand Central Station and Penn Station.

According to third-party market reports, the East Side/UN office submarket has benefited from these broader market trends. As of the fourth quarter of 2025, the submarket began to experience accelerated leasing activity driven by its concentrated tenant base, which includes government, medical and education tenants, as well as more than 150 international consulates and diplomatic missions. The submarket comprises approximately 20.9 million square feet of inventory across 71 buildings and vacancy declined by approximately 1.8% quarter over quarter during the fourth quarter of 2025. As of the fourth quarter of 2025, the East Side/UN office submarket contained an occupancy rate of approximately 79.9% and an average asking rent of $74.69 PSF.

Total leasing activity in the East Side/UN office submarket reached approximately 1.5 million square feet in 2025, representing a 45.8% increase compared to 2024 levels. Class A space accounted for approximately 97.5% of leasing activity, reinforcing the depth of demand for higher-quality assets within the submarket. Notably, the East Side/UN office submarket has no major new office construction scheduled over the next five years, which is expected to support continued improvement in market fundamentals over the near to medium term.

The following table presents leasing data for office tenants at comparable properties with respect to the One Dag Property:

Comparable Office Lease Summary(1)
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
One Dag 885 Second Avenue New York, NY	1972/2005		16,295(2)		17.0(3)	$72.54(3)
6 Grand Central New York, NY	1952/2000	Vac Eck Assocs	10,605	Jan-26	10.2	$73.00
60 East 42nd Street New York, NY	1930	Haver Analytics	16,042	Jan-26	10.8	$80.00
780 Third Avenue New York, NY	1984	Amynta Group	11,054	Dec-25	8.8	$76.00
875 Third Avenue New York, NY	1968	Conference Board Inc.	30,171	Sep-25	23.8	$65.00
777 Third Avenue New York, NY	1964/2010	First Commerce Bank	13,104	Jul-25	16.6	$72.00
900 Third Avenue New York, NY	1983	Kirkland & Ellis	17,361	Jul-25	12.2	$64.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2026. Represents the weighted average occupied office space.
(3)	Represents the weighted average based on NRA of office tenants.

The following table presents information relating to the appraisal’s market rent conclusions for the One Dag Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)
Office 2-10	$65.00	120
Office 14-21	$68.00	120
Office 22-30	$70.00	120
Office 31-39	$75.00	120
Office 40-49	$80.00	120
Storage	$30.00	120
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the One Dag Property of $289,480,209 as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. The appraisal concluded an “As Is” value of $225,000,000 as of April 1, 2026. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are both subject to the extraordinary assumptions that the leases with the Kingdom of Sweden and the Republic of Chile would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.

The Borrower. The borrower for the One Dag Whole Loan is One Dag Owner LP, a single-purpose Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Dag Whole Loan.

The Borrower Sponsor. The borrower sponsor is 601W Companies, LLC (“601W”), a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia. Mark Karasick and Michael Silberberg, the principals of 601W, are the non-recourse carve-out guarantors.

Property Management. The One Dag Property is managed by Rockhill Management, L.L.C, the prior owner of the One Dag Property. In connection with the sale of the One Dag Property, a portion of the previously outstanding secured debt was forgiven by the prior lender. For further information, please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $6,203,116.53 into a tax reserve account. The borrower is required to provide ongoing monthly tax reserves of $1,092,832 ($16.05 PSF per annum).

Insurance –The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket policy in form and substance reasonably acceptable to the lender. An acceptable blanket policy was in place as of origination.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,566,273 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $17,024 ($0.25 PSF per annum), capped at $1,000,000 excluding the upfront deposit.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $5,000,000 to a tenant improvement and leasing commissions account. Additionally, the borrower is required to deposit monthly tenant improvement and leasing commission reserves of $187,260 ($2.75 PSF per annum). Notwithstanding the aforementioned, or anything to the contrary contained herein, if, on any monthly payment date, the debt yield with respect to the One Dag Whole Loan and One Dag Mezzanine Loan (“One Dag Total Debt Debt Yield”) is equal to or greater than 9.3% and the debt yield with respect to the One Dag Whole Loan (“One Dag Whole Loan Debt Yield”) is equal to or greater than 11.4257%, then the aggregate amount of the Rollover Reserve Fund (excluding any termination deposits) may not exceed $11,235,620.

Free Rent – At origination, the borrower was required to make an upfront deposit of $20,770,751, to cover free rent allocable to tenants identified under the One Dag Whole Loan documents.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $34,174,426 for outstanding tenant improvements and leasing commissions.

Lease Renewal Holdback – At origination, the borrower was required to make an upfront deposit of $25,000,000 into a lease renewal reserve account. Within 120 days of the note date, subject to no continuing event of default, the lender is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

required to disburse (i) $7,254,387 upon the renewal and delivery of the Republic of Chile lease in accordance with the terms of the One Dag Whole Loan documents, and/or (ii) $17,745,613 upon the renewal and delivery of the Kingdom of Sweden lease in accordance with the terms of the One Dag Whole Loan Documents. If either lease is not renewed within such 120-day period, remaining funds will not be released unless and until all of the following conditions are satisfied: (i) no event of default is continuing; (ii) a One Dag Total Debt Debt Yield greater than or equal to 11.0% and a One Dag Whole Loan Debt Yield greater than or equal to 13.51%, calculated to include (a) 12 months of rent step-ups and (b) straight-line rents for investment grade tenants; (iii) the debt service coverage ratio with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt DSCR”) greater than or equal to 1.30x and the debt service coverage ratio with respect to the One Dag Whole Loan (“One Dag Whole Loan DSCR”) greater than or equal to 1.78x, calculated to (a) include 12 months of rent step-ups, (b) include straight-line rents for investment grade tenants, (c) include normalized capital expenditures of $0.20 PSF, and (d) reflect an interest-only basis; and (iv) a weighted average lease term of no less than 9 years, after which all remaining funds are required to be disbursed to the borrower. This reserve has been released as of the Cut Off Date.

Lockbox and Cash Management. The One Dag Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the One Dag Property directly into the deposit account. The borrower is required to deposit all rent amounts received by the borrower or the property manager within two business days of receipt. All amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied pursuant to the One Dag Whole Loan documents. During a Cash Sweep Period (as defined below), the borrower is required to deposit all excess cash flow into the excess cash flow reserve.

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the One Dag Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, provided that, in the event the property manager is not an affiliate of the borrower, the borrower has 30 days to replace the property manager with a qualified manager before triggering the Cash Sweep Period, (iii) the One Dag Total Debt DSCR being less than 1.10x or (b) the One Dag Whole Loan DSCR being less than 1.4573x, or (iv) an event of default under the One Dag Mezzanine Loan, or (v) a Major Tenant Trigger Event (as defined below).

A Cash Sweep Period will no longer be continuing: with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default in its reasonable discretion, with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, upon the achievement of (a) the One Dag Total Debt DSCR of 1.15x or greater or (b) the One Dag Whole Loan DSCR of 1.5235x or greater, in each case for at least two consecutive quarters; with respect to clause (iv) above, upon the acceptance by the One Dag Mezzanine Loan lender of a cure of such event of default in its reasonable discretion; or with respect to clause (v) above, (a) the replacement of a Major Tenant (as defined below) with a tenant acceptable to the lender and satisfactory to other conditions under the One Dag Whole Loan documents, or (b) the amount of funds deposited into the excess cash flow reserve as a result of clause (v) above meets the aggregate amount equal to $125 PSF of the applicable lease premise.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) the United Nations, together with its permitted successors and/or assigns (a “Major Tenant”), does not extend its lease 18 months prior to its lease expiration, (ii) a Major Tenant goes dark, vacates or abandons its total rentable premises, (iii) a Major Tenant subleases all of its total rentable premises, or (iv) a Major Tenant terminates its lease, or (v) any Major Tenant gives notice or publicly announces in a public filing of its intention to vacate, cease operations, go dark or otherwise abandon its total rentable premise or terminate its lease.

Subordinate and Mezzanine Debt. Concurrent with the origination of the One Dag Whole Loan, JPMCB originated a mezzanine loan in the amount of $40,000,000 to the holder of 99.5% of the partnership interests in the borrower of the One Dag Whole Loan and the owner of 100% of the limited liability company interests in the general partner of the borrower of the One Dag Whole Loan, secured by a pledge of such equity interests. The One Dag Mezzanine Loan, which was sold to a third party after origination, is coterminous with the One Dag Whole Loan and accrues interest at a fixed rate of 10.81500% per annum. The One Dag Mezzanine Loan is subordinate to the One Dag Whole Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Additional Indebtedness—Mezzanine Debt” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – One Dag

The One Dag Whole Loan and One Dag Mezzanine Loan as of the origination date are summarized in the table below:

One Dag Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$175,000,000	120	60	6.76070%	1.59x(P&I) 1.81x (IO)	13.6%	60.5%
Mezzanine Loan	$40,000,000	120	120	10.81500%	1.20x	11.1%	74.3%
Total Debt	$215,000,000			7.51499%	1.20x	11.1%	74.3%

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – The Pointe at Polaris

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – The Pointe at Polaris

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – The Pointe at Polaris
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	245,437
Loan Purpose:	Acquisition	Location:	Columbus, OH
Borrowers:	Polaris Lyra Holdings LLC and Polaris Exchange LLC	Year Built / Renovated:	2016 / 2019
Borrower Sponsor:	Vijaya Borra	Occupancy:	97.7%
Interest Rate:	6.63900%	Occupancy Date:	4/14/2026
Note Date:	4/17/2026	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	5/6/2036	3rd Most Recent NOI (As of):	$4,233,298 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,866,777 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$5,398,775 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.9%
Amortization Type:	Interest Only	UW Revenues:	$8,692,823
Call Protection(2):	L(27),D(88),O(5)	UW Expenses:	$3,239,148
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,453,675
Additional Debt(1):	Yes	UW NCF:	$4,903,896
Additional Debt Balance(1):	$15,500,000	Appraised Value / Per SF:	$61,700,000 / $251
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/5/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$259,481	$51,896	N/A	Maturity Date Loan / SF:	$165
Insurance:	$12,314	$6,157	N/A	Cut-off Date LTV:	65.6%
Replacement Reserve:	$0	$4,909	N/A	Maturity Date LTV:	65.6%
TI / LC Reserve:	$0	$40,906(4)	N/A	UW NCF DSCR:	1.80x
Deferred Maintenance:	$0	$0	N/A	UW NOI Debt Yield:	13.5%
Other Reserves(5):	$1,186,109	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,500,000	64.4%	Purchase Price	$60,200,000	95.8%
Borrower Sponsor Equity	22,349,922	35.6	Reserves	1,457,904	2.3
			Closing Costs	1,192,018	1.9
Total Sources	$62,849,922	100.0%	Total Uses	$62,849,922	100.0%
(1)	The Pointe at Polaris Mortgage Loan (as defined below) is part of The Pointe at Polaris Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $40,500,000. The Financial Information in the chart above is based on The Pointe at Polaris Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date on June 6, 2026. Defeasance of The Pointe at Polaris Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Pointe at Polaris Whole Loan to be securitized and (ii) April 17, 2029 (the “Defeasance Lockout Expiration Date”). The assumed defeasance lockout period of 27 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Pointe at Polaris Whole Loan requires ongoing TI/LC reserve collections pursuant to a tiered schedule ranging from approximately $368,156 to $736,311 per annum, depending on the year of the mortgage loan term. The reserve collections average $490,874 per annum (approximately $40,906 per month) over the mortgage loan term.
(5)	Other Reserves consists of $1,186,109 for an outstanding leasing expense reserve.
(6)	4th most recent financial information is not available because The Pointe at Polaris Whole Loan was originated in connection with the borrowers’ acquisition of The Pointe at Polaris Property (as defined below) on April 17, 2026, and the previous seller did not provide 2022 financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – The Pointe at Polaris

The Loan. The eighth largest mortgage loan (the “The Pointe at Polaris Mortgage Loan”) is part of a whole loan (“The Pointe at Polaris Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $40,500,000. The Pointe at Polaris Whole Loan is secured by the borrowers’ fee simple interest in The Pointe at Polaris Property (as defined below), a 245,437 square foot office complex located in Columbus, Ohio. The Pointe at Polaris Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Pointe at Polaris Whole Loan was originated on April 17, 2026 by German American Capital Corporation and accrues interest at a fixed rate of 6.63900% per annum. The Pointe at Polaris Whole Loan has a ten-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of The Pointe at Polaris Whole Loan is May 6, 2036.

The relationship between the holders of The Pointe at Polaris Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Pointe at Polaris Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Pointe at Polaris Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2026-C15	Yes
A-2(1)	$15,500,000	$15,500,000	GACC	No
Whole Loan	$40,500,000	$40,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Pointe at Polaris Property is an office property comprised of two buildings located along Lyra Drive in the Polaris submarket of Columbus, Ohio (the “The Pointe at Polaris Property”). The Pointe at Polaris Property was constructed in 2016 (Phase I) and further renovated in 2019 (Phase II) and is situated within a larger mixed-use district anchored by adjacent multifamily, retail, and entertainment uses. The Pointe at Polaris Property totals approximately 245,437 SF of net rentable area, consisting of 212,366 SF of Class A office space (86.5% of NRA) and 33,071 SF of ground-floor retail space (13.5% of NRA). Phase I of The Pointe at Polaris Property includes a combination of office and street-level retail, while Phase II of The Pointe at Polaris Property is dedicated exclusively to office tenancy. The Pointe at Polaris Property also features structured parking garages (769 spaces or 3.13 per 1000 SF) serving the office and retail components, supporting accessibility for both employees and visitors.

The Pointe at Polaris Property’s anchor office tenants include Bank of America (24.2% NRA) and Fiserv (12.1% NRA), both of which maintain significant presences at The Pointe at Polaris Property and provide investment-grade tenancy. Bank of America has occupied space since November 2020 and is currently operating under a lease through March 2031, while Fiserv commenced occupancy in August 2022 with a lease extending through February 2030. Additional office tenants include Elevance Health, Aon, Employers Health, HDR Engineering, and Power Home Remodeling, among other national and regional professional users. Collectively, approximately half of total revenue is derived from investment-grade tenants.

The Pointe at Polaris Property is subject to a tax abatement of 100% for a period of 10 years (Phase I property abatement ends after tax year 2026; Phase II property abatement ends after tax year 2030) in accordance with a Community Reinvestment Area Agreement with the City of Columbus. The incentive was granted in consideration of the investment in real property, creation and relocation of jobs to Columbus and related generation of business. Such agreement was assigned to the borrowers at the closing of the loan.

Major Tenants. The three largest tenants by underwritten base rent at The Pointe at Polaris Property are Bank of America, Fiserv, and MS Consulting.

Bank of America (59,496 SF; 24.2% of net rentable area; 22.4% of UW base rent): Bank of America (NYSE: BAC; Fitch: AA-) is one of the world’s leading financial institutions, providing a full suite of commercial banking, consumer banking, investment banking, asset management, and treasury services to individuals, middle-market companies, and large

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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corporations globally. Headquartered in Charlotte, North Carolina and founded in 1904, the company reported $98.6 billion of revenue, net of interest expenses, and approximately $3.2 trillion of assets at year-end 2023. Bank of America maintains strong credit ratings from major agencies and operates a global platform supporting millions of clients across retail and institutional channels. Bank of America has occupied space at The Pointe at Polaris Property since November 2020 and is currently operating under a lease through March 2031, providing long-term income visibility. The tenant has two, five-year market rate renewal options remaining (must provide 9 months’ notice). The tenant is currently paying a base rent of $21.78 PSF, which will increase to $22.32 PSF effective December 1, 2026. A major tenant sweep applies to Bank of America upon: (i) 12 months prior to lease expiration, (ii) early termination, early cancellation, or surrender of lease, or notice of its intent, (iii) goes dark, (iv) lease default, or (v) bankruptcy. The tenant has no termination options.

Fiserv (29,780 SF; 12.1% of net rentable area; 12.8% of UW base rent): Fiserv (NYSE: FI; S&P: BBB) is a leading global provider of financial technology and payment solutions, serving thousands of banks, credit unions, financial institutions, and merchants worldwide. Headquartered in Milwaukee, Wisconsin and founded in 1984, the company reported approximately $21.2 billion in revenue in 2024. Fiserv maintains a strong industry reputation supported by technological innovation and longstanding relationships within the financial services sector. Fiserv has occupied space at The Pointe at Polaris Property since August 2022 and is currently operating under a lease through February 2030, providing medium-term income visibility from an investment-grade tenant. The tenant has two, five-year market rate renewal options remaining (must provide 9 months’ notice). The tenant is currently paying a base rent of $24.74 PSF, which will increase to $25.35 PSF effective March 1, 2027. A major tenant sweep applies to Fiserv upon: (i) 12 months prior to lease expiration, (ii) early termination, early cancellation, or surrender of lease, or notice of its intent, (iii) goes dark, (iv) lease default, or (v) bankruptcy. The tenant has no termination options.

MS Consulting (22,673 SF; 9.2% of net rentable area; 8.6% of UW base rent): MS Consulting is a multidisciplinary consulting firm advising owners, executive teams, and boards across real estate, construction, logistics, and nonprofit sectors. From its Ohio base, the firm delivers services ranging from process improvement and data analytics to market feasibility studies, technology implementation, and strategic planning, supporting measurable outcomes for clients throughout Ohio and broader regional markets.

MS Consulting is The Pointe at Polaris Property’s newest tenant, having executed its lease in October 2025. The tenant is scheduled to commence occupancy on January 1, 2027, with a lease term extending through December 2036, providing long-term income visibility and further reinforcing leasing momentum at The Pointe at Polaris Property. MS Consulting has one, five-year renewal option (must provide six months’ notice). The tenant’s base rent will commence at $21.95 PSF. The tenant has no termination options in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the major tenants at The Pointe at Polaris Property:

Top Tenant Summary (1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF (1)	UW Base Rent (1)	% of Total UW Base Rent (1)	Lease Expiration Date
Major Tenants
Bank of America	AA-/A1/A-	59,496	24.2%	$21.78	$1,295,823	22.4%	3/31/2031
Fiserv	NR/Baa2/BBB	29,780	12.1%	$24.74	$736,757	12.8%	2/28/2030
MS Consulting	NR/NR/NR	22,673	9.2%	$21.95	$497,672	8.6%	12/31/2036
Power Home Remodeling	NR/NR/NR	19,565	8.0%	$24.25	$474,451	8.2%	4/30/2035
Community Insurance Company dba Elevance Health	BBB+/Baa2/A-	19,553	8.0%	$21.04	$411,395	7.1%	9/30/2030(3)
TranSystems / Gannett Fleming	NR/NR/NR	11,250	4.6%	$23.58	$265,246	4.6%	3/31/2031
Employers Health Purchasing Corp	NR/NR/NR	10,478	4.3%	$23.11	$242,147	4.2%	9/30/2033
Kitchen Social	NR/NR/NR	5,374	2.2%	$40.55	$217,924	3.8%	1/31/2030
HDR Engineering Inc.	NR/NR/NR	8,218	3.3%	$23.69	$194,684	3.4%	6/30/2027
Guardian Rail	NR/NR/NR	8,264	3.4%	$21.21	$175,279	3.0%	9/30/2030
Major Tenants Subtotal / Wtd. Avg.		194,651	79.3%	$23.18	$4,511,379	78.1%
Remaining Occupied		45,214	18.4%	$27.98	$1,264,947	21.9%
Occupied Collateral Total / Wtd. Avg.		239,865	97.7%	$24.08	$5,776,325	100.0%

Vacant Space		5,572	2.3%

Collateral Total		245,437	100.00%

(1)	Based on the underwritten rent roll dated April 14, 2026.
(2)	In certain instances, the ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Community Insurance Company dba Elevance Health has the one-time right to terminate its lease effective September 30, 2028 with 12 months’ prior written notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at The Pointe at Polaris Property, based on the initial lease expiration dates:

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,572	2.3%	NAP	NAP	5,572	2.3%	NAP	NAP
2026 & MTM	1	1,778	0.7	$52,060	0.9%	7,350	3.0%	$52,060	0.9%
2027	1	8,218	3.3	194,684	3.4	15,568	6.3%	$246,744	4.3%
2028	4	15,566	6.3	449,942	7.8	31,134	12.7%	$696,686	12.1%
2029	4	10,928	4.5	335,697	5.8	42,062	17.1%	$1,032,382	17.9%
2030	6	75,105	30.6	1,833,903	31.7	117,167	47.7%	$2,866,285	49.6%
2031	5	72,750	29.6	1,626,820	28.2	189,917	77.4%	$4,493,105	77.8%
2032	1	2,804	1.1	68,950	1.2	192,721	78.5%	$4,562,056	79.0%
2033	1	10,478	4.3	242,147	4.2	203,199	82.8%	$4,804,202	83.2%
2034	0	0	0.0	0	0.0	203,199	82.8%	$4,804,202	83.2%
2035	1	19,565	8.0	474,451	8.2	222,764	90.8%	$5,278,653	91.4%
2036	2	22,673	9.2	497,672	8.6	245,437	100.0%	$5,776,325	100.0%
2037 & thereafter	0	0	0.0	0	0.0	245,437	100.0%	$5,776,325	100.0%
Total	26	245,437	100.0%	$5,776,325	100.0%
(1)	Based on the underwritten rent roll dated April 14, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Structural and Collateral Term Sheet	BMO 2026-C15
No. 8 – The Pointe at Polaris

Appraisal. According to the appraisal, The Pointe at Polaris Property had a “As Is” appraised value of $61,700,000 as of February 5, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
As Is	$61,700,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated January 19, 2026, there was no evidence of any recognized environmental conditions at The Pointe at Polaris Property.

The Market. The Pointe at Polaris Property is located at 8922-8958 and 8890 Lyra Drive in Columbus, Ohio, within Delaware County and the Polaris submarket, one of the stronger suburban office and retail nodes in the Columbus metropolitan area. The Pointe at Polaris Property is situated immediately east of Polaris Fashion Place, which operates as a significant lifestyle and retail amenity and serves as a major demand generator for the surrounding area. The immediate neighborhood features a diverse mix of office, retail, restaurant, hospitality, and entertainment uses, benefiting from strong visibility and accessibility along Interstate 71 and Polaris Parkway. The Pointe at Polaris Property is also proximate to major employment centers and established residential communities, supporting both office and retail demand. The appraisal notes that the surrounding office and retail developments are experiencing average to above-average levels of demand relative to historical trends, and the appraisal suggests that The Pointe at Polaris Property is well positioned to remain stabilized in the near term.

According to the appraisal, The Pointe at Polaris Property is located within both the Polaris office and retail submarkets. As of the fourth quarter of 2025, the Polaris office submarket reported occupancy of 92.9%, outperforming the broader Columbus office market occupancy of 90.6%, while the Polaris retail submarket reported occupancy of 98.1%, above the overall Columbus retail market occupancy of 97.0%. The Polaris office submarket contains approximately 7.0 million square feet of inventory and continues to benefit from limited new construction, positive long-term fundamentals, and demonstrated leasing demand. Asking office rents averaged $21.96 per square foot as of year-end 2025, compared to $21.36 per square foot across the broader market. Retail fundamentals remain particularly strong, with the Polaris retail submarket achieving average asking rents of $32.15 per square foot, significantly above the Columbus market average of $20.37 per square foot. The appraisal concludes that the Polaris submarket continues to outperform the broader market in both occupancy and rental rates, supporting favorable long-term prospects at The Pointe at Polaris Property.

The table below presents certain information relating to office leases comparable to those at The Pointe at Polaris Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Tenant	Total (SF)	Lease Date	Lease Term (Yrs)	Rent (PSF)
The Pointe at Polaris	MS Consulting	22,673(2)	Jan-2027(2)	10 Years(2)	$21.95(2)
Bridge Park – Block J	Confidential	52,715	Jul-2026	15 Years	$27.25
Bridge Park – Block G	Confidential	5,788	Jan-2025	10 Years	$24.00
Arhaus Building	Confidential	29,616	Jun-2022	12 Years	$20.00
The Peninsula	Confidential	29,953	Mar-2023	10 Years	$21.95
Arlington Gateway	Confidential	1,074	Jan-2025	10 Years	$22.00
The Reach	Confidential	17,000	Jan-2022	15 Years	$21.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 14, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BMO 2026-C15
No. 8 – The Pointe at Polaris

The following table presents certain information relating to the operating history and underwritten cash flows of The Pointe at Polaris Property:

Operating History and Underwritten Cash Flow(1)
	2023	2024	TTM	Underwritten	Per Square Foot	%(2)
Base Rent	$4,513,694	$4,905,578	$5,509,040	$5,776,325	$23.53	61.5%
Credit Tenant Rent Step	0	0	0	80,144	0.33	0.9
Rent Step	0	0	0	140,236	0.57	1.5
Value of Vacant Space	0	0	0	191,162	0.78	2.0
Gross Potential Income	$4,513,694	$4,905,578	$5,509,040	$6,187,868	$25.21	65.8%
CAM + Other Reimbursements	1,635,023	1,493,321	2,384,324	3,209,778	13.08	34.2
Other Income	1,348	4,819	4,630	0	0.00	0.0
Net Rental Income	$6,150,065	$6,403,718	$7,897,994	$9,397,646	$38.29	100.0%
(Vacancy/Abatements/Bad Debt)	(125,419)	(54,150)	(53,272)	(704,823)	(2.87)	(7.5)
Effective Gross Income	$6,024,646	$6,349,568	$7,844,722	$8,692,823	$35.42	92.5%
Real Estate Taxes	277,542	724,508	476,938	1,197,571	4.88	13.8
Insurance	93,521	90,323	100,968	71,731	0.29	0.8
Management Fee	197,560	203,077	239,311	260,785	1.06	3.0
General and Administrative	3,625	34,918	28,310	28,310	0.12	0.3
Utilities	378,803	449,460	513,333	576,923	2.35	6.6
Janitorial	268,940	312,147	311,079	327,822	1.34	3.8
Repairs and Maintenance	532,303	652,893	746,638	746,638	3.04	8.6
Other Expenses(3)	39,054	15,465	29,370	29,370	0.12	0.3
Total Expenses	$1,791,348	$2,482,791	$2,445,947	$3,239,148	$13.20	37.3%
Net Operating Income	$4,233,298	$3,866,777	$5,398,775	$5,453,675	$22.22	62.7%
Capital Reserve	0	0	0	58,905	0.24	0.7
Leasing Commissions	0	0	32,438	245,437	1.00	2.8
Tenant Improvements	0	0	237,226	245,437	1.00	2.8
Net Cash Flow	$4,233,298	$3,866,777	$5,129,111	$4,903,896	$19.98	56.4%
(1)	2022 financial information is not available because The Pointe at Polaris Whole Loan was originated in connection with the borrowers’ acquisition of The Pointe at Polaris Property on April, 17, 2026, and the previous seller did not provide 2022 financials.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remaining fields.
(3)	Other Expenses is inclusive of miscellaneous non-reimbursable operating expenses including legal fees, cleaning vacant space, vacant utilities, professional fees, and tenant relations.

The Borrowers. The borrowers are Polaris Lyra Holdings LLC and Polaris Exchange LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Pointe at Polaris Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Vijaya Borra, the CEO of DFW Land LLC, a Dallas–Fort Worth–area real estate firm based in Coppell, Texas, that specializes in land acquisition, development, and property management for both buyers and sellers.

Property Management. The Pointe at Polaris Property is managed by Adena Commercial, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $259,481 into a real estate tax reserve, (ii) $12,314 into an insurance reserve and (iii) $1,186,109 for outstanding approved leasing expenses under leases including $906,920 for the third largest tenant, MS Consulting, and $279,189 for the fifth largest tenant, Community Insurance Company dba Elevance Health.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $51,896 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially, approximately $6,157 per month).

Replacement Reserves – The borrowers are required to make monthly deposits of $4,909 to be used for replacements and repairs required to be made at The Pointe at Polaris Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Structural and Collateral Term Sheet	BMO 2026-C15
No. 8 – The Pointe at Polaris

TI/LC Reserve – The borrowers are required to make monthly deposits of $40,906 for lease rollover reserves.

Lockbox / Cash Management. The Pointe at Polaris Whole Loan is structured with a hard lockbox and springing cash management. At origination of The Pointe at Polaris Whole Loan, the borrowers established a lender-controlled lockbox and clearing account into which all rents, revenues and other receipts from The Pointe at Polaris Property are required to be deposited directly by tenants. The borrowers and property manager are required to deposit any rents or other income otherwise received into the clearing account promptly upon receipt. If no Trigger Period (as defined below), is continuing and no portion of The Pointe at Polaris Whole Loan has been bifurcated into a mezzanine loan, all funds on deposit in the clearing account are required to be transferred to an account designated by the borrowers. During the continuance of a Trigger Period, transfers to the borrowers’ operating account cease and all funds on deposit in the clearing account are required to be swept daily to a lender-controlled cash management account and applied in accordance with The Pointe at Polaris Whole Loan documents, including payment of debt service, required tax and insurance escrows, capital expenditure reserves, rollover reserves, approved operating expenses and, if applicable, mezzanine debt service. During the continuance of a Lease Sweep Period (as defined below), excess cash flow is required to be deposited into a lease sweep reserve account. Following the cure of a Lease Sweep Period, excess cash flow is required to be retained by the lender as additional collateral for The Pointe at Polaris Whole Loan. During the continuance of an event of default, all funds in the clearing account, cash management account and reserve accounts may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the borrowers, guarantor, or affiliated manager or (iv) a Lease Sweep Period, and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) a Low DSCR Period, The Pointe at Polaris Whole Loan achieving a debt service coverage ratio of 1.30x or greater for two consecutive calculation periods, (y) clause (iii) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharge or dismissed within 60 days of filing or (z) clause (iv) above, the Lease Sweep Period ceasing to exist.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or (ii) upon the date required under the Lease Sweep Lease by which the Lease Sweep Tenant Party (as defined below) is required to give notice of its exercise of a renewal option thereunder; (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a Lease Sweep Tenant Party of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Lease Sweep Tenant Party has ceased operating its business at The Pointe at Polaris Property (i.e., “goes dark”) in a majority of its space at The Pointe at Polaris Property; (d) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant Party beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant Party or its parent.

A “Lease Sweep Lease” means the leases to Bank of America or Fiserv, and any replacement lease covering a majority of the space currently demised under such leases.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any) and/or any guarantor of such tenant's obligations under a Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$23,000,000	Property Type – Subtype:	Multifamily - Cooperative
% of IPB:	3.2%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	The Ritz Tower, Inc.	Year Built / Renovated:	1927 / NAP
Borrower Sponsors:	NAP	Occupancy:	100.0%
Interest Rate:	6.09000%	Occupancy Date:	6/1/2026
Note Date:	8/3/2026	4th Most Recent NOI (As of)(5):	$688,873 (TTM 1/31/2023)
Maturity Date:	8/6/2036	3rd Most Recent NOI (As of) (5):	$624,112 (TTM 1/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of) (5):	$1,126,022 (TTM 1/31/2025)
Original Term:	120 months	Most Recent NOI (As of)(5):	$1,901,135 (TTM 1/31/2026)
Original Amortization Term:	None	UW Economic Occupancy(6):	97.0%
Amortization Type:	Interest Only	UW Revenues(6):	$18,811,498
Call Protection(2):	L(24),D(89),O(7)	UW Expenses(6):	$10,652,922
Lockbox / Cash Management:	None	UW NOI(6):	$8,158,576
Additional Debt(1):	Yes	UW NCF(6):	$8,133,576
Additional Debt Balance(1):	$15,000,000	Appraised Value / Per Unit(7):	$153,000,000 / $1,530,000
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/4/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$380,000
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$380,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	24.8%
Other Reserves(4):	$707,983	Springing	N/A	Maturity Date LTV(7):	24.8%
				UW NCF DSCR:	3.47x
				UW NOI Debt Yield:	21.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$38,000,000	100.0%	Loan Payoff	$32,025,520	84.3%
			Return of Equity	4,326,718	11.4
			Closing Costs	939,779	2.5
			Upfront Reserves	707,983	1.9
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The Ritz Tower Mortgage Loan (as defined below) is part of The Ritz Tower Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000. Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of The Ritz Tower Whole Loan.
(2)	Defeasance of The Ritz Tower Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Ritz Tower Whole Loan to be securitized and (b) August 3, 2030. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-C15 securitization in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Other Reserves include (i) an initial ground rent reserve of $376,637, (ii) an initial violations reserve of $224,500, and (iii) an initial commercial condominium common charge fund reserve of $106,847.
(5)	The Ritz Tower Property (as defined below) is comprised of a residential condominium unit which is operated as a residential cooperative. Residential cooperatives are generally not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Ritz Tower Property has been operating as a cooperative and the historical NOI figures reflect such operation and therefore are not representative of the cash flow generated by The Ritz Tower Property if it were operated as a multifamily rental property.
(6)	UW figures are based on the assumption that The Ritz Tower Property is operated as a multifamily rental property, consistent with the projected gross potential rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at The Ritz Tower Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates for comparable non-rent stabilized buildings, reduced by underwritten property operating expenses and a vacancy assumption of 3.0%.
(7)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio reflect the “Rental Fallback” appraised value for The Ritz Tower Property, which assumes that instead of being a residential cooperative owned by tenant-shareholders, it is operated as a multifamily rental property and that the units could achieve rents commensurate with comparable non-rent stabilized buildings should the cooperative corporation be de-converted. The “Gross Sellout Value (As Is)”, as determined in the appraisal, is $165,200,000. This would result in both a Cut-off Date LTV and a Maturity Date LTV of 23.0%. The Gross Sellout Value assumes that The Ritz Tower Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commissions, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units. The gross sellout value does not represent a market value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

The Loan. The ninth largest mortgage loan (“The Ritz Tower Mortgage Loan”) is part of a whole loan (“The Ritz Tower Whole Loan”) secured by the borrower’s fee and leasehold interests in a residential condominium unit (“The Ritz Tower Property”) within a 38-story, 100-unit high rise multifamily condominium building with ground floor commercial space located in the Midtown East neighborhood of New York, New York (“The Ritz Tower Building”). The Ritz Tower Building contains two condominium units, the residential condominium unit, which constitutes The Ritz Tower Property, and includes all residential apartment units, and a commercial condominium unit consisting of the ground floor commercial space (“The Ritz Tower Commercial Unit”), each of which condominium units has the right to appoint three directors to a six member board of directors. The Ritz Tower Property is operated as a residential cooperative. The Ritz Tower Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000. The Ritz Tower Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on August 3, 2026 and has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.09000% per annum on an Actual/360 basis. The Ritz Tower Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding balance as of the Cut-off Date of $23,000,000. The scheduled maturity date of The Ritz Tower Whole Loan is August 6, 2036.

The Ritz Tower Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2026-C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Ritz Tower Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$23,000,000	$23,000,000	BMO 2026-C15	Yes
A-2(1)	$15,000,000	$15,000,000	CREFI	No
Whole Loan	$38,000,000	$38,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Ritz Tower Property consists of the residential condominium unit within the Ritz Tower Building. The Ritz Tower Building is a 38-story high rise condominium building located in the Midtown East neighborhood of New York, New York, comprised of a residential condominium unit (the Ritz Tower Property) that includes 100 residential units and a commercial condominium unit (the Ritz Tower Commercial Unit) that includes ground floor commercial space. The Ritz Tower Property is operated as a residential cooperative. The Ritz Tower Building was originally constructed in 1927. Community amenities include 24-hour doorman and concierge service, daily housekeeping, laundry services, an in-house chef available Monday through Friday, a recently renovated fitness center, conference room, business center, catering kitchen, and resident entertaining space. The residential cooperative consists of approximately 86,826 outstanding shares, with no individual shareholder representing more than approximately 6.9% of total shares.

The unit mix at The Ritz Tower Property consists of 11 studio units, 25 one-bedroom units, 55 two-bedroom units, four three-bedroom units, and five four-bedroom units, with an average unit size of approximately 1,573 square feet. Unit amenities at The Ritz Tower Property include hardwood floors, granite countertops, and marble bathroom fixtures. As of June 1, 2026, The Ritz Tower Property was 100.0% leased to tenant-shareholders.

The Ritz Tower Commercial Condominium Unit is owned by Cohen Ritz Retail Company, LLC (“CRR”) and is currently in receivership. A foreclosure action was filed against The Ritz Tower Commercial Unit by its lender Deutsche Bank Trust Company Americas as Trustee for the Registered Holders of WFRBS Commercial Mortgage Trust 2014- LC14. In March 2026 a judgement of foreclosure was entered. A court ordered sale of The Ritz Tower Commercial Unit was scheduled to occur on June 23, 2026, but was postponed by the lender. As a result of the foregoing events, the borrower has made certain payments for condominium expenses and ground lease obligations which were defaulted upon by CRR. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to the current multifamily occupancy of The Ritz Tower Property:

Current Occupancy(1)
Current(2)
The Ritz Tower	100.0%
(1)	Historical Occupancy is not reported since The Ritz Tower Property is a multifamily cooperative, and all shares are owned by individual tenant-shareholders. As such, The Ritz Tower Property is considered to be 100% occupied and each unit is considered to be occupied by the related tenant- shareholder.
(2)	Current occupancy represents occupancy as of June 1, 2026.

The following table presents certain information relating to the multifamily unit mix at The Ritz Tower Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit(3)
Studio	11	11.0%	100.0%	409	$5,500	$5,500
1BR	25	25.0%	100.0%	1,050	$9,000	$9,000
2BR	55	55.0%	100.0%	1,573	$16,500	$16,500
3BR	4	4.0%	100.0%	4,078	$35,000	$35,000
4BR	5	5.0%	100.0%	4,754	$50,000	$50,000
Total/Wtd. Avg.	100	100.0%	100.0%	1,573	$15,830	$15,830
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Residential cooperatives are generally operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The Average Monthly Rent Per Unit for The Ritz Tower Property assumes that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates. Underwritten rents reflect the appraisal’s concluded market rents under the rental fallback scenario; however, The Ritz Tower Property operates as a residential cooperative without in-place rental leases.
(3)	Source: Appraisal.

Appraisal. According to the appraisal, The Ritz Tower Property had a Rental Fallback appraised value of $153,000,000 as of May 4, 2026, and a Gross Sellout appraised value of $165,200,000.

Ritz Tower Appraised Value(1)
Property	Value	Capitalization Rate
The Ritz Tower	$153,000,000	4.75%

(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated May 26, 2026, there were no recognized environmental conditions at The Ritz Tower Property.

The Market. The Ritz Tower Property is located at 465 Park Avenue in the Midtown East neighborhood of Manhattan, New York. According to the appraisal, the Midtown East neighborhood is characterized by luxury residential properties, office buildings, hotels, and retail uses. The Ritz Tower Property benefits from proximity to Central Park, The Museum of Modern Art, Rockefeller Center, Carnegie Hall, and retail amenities along Madison Avenue. Primary access to the Midtown East neighborhood is provided by the 4, 5, and 6 subway lines at the Lexington Avenue-59th Street station, as well as the E and M subway lines at Lexington Avenue-53rd Street. Additional regional access is provided by Grand Central Terminal, which offers Metro-North commuter rail service and Long Island Rail Road access.

According to a third-party market research report, The Ritz Tower Property is located within the Midtown East multifamily submarket of the New York multifamily market. As of June 23, 2026, the Midtown East multifamily submarket had inventory of 15,343 units, a vacancy rate of 1.9%, and average asking rent of $5,128 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to comparable multifamily properties to The Ritz Tower Property:

Multifamily Rent Comparables(1)
Property Name / Location	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
	-	1927 / NAP	100(2)	Studio	409 SF(2)	$5,500(3)
The Ritz Tower				1 BR	1,050 SF(2)	$9,000(3)
465 Park Avenue				2 BR	1,573 SF(2)	$16,500(3)
New York, NY				3 BR	4,078 SF(2)	$35,000(3)
				4 BR	4,754 SF(2)	$50,000(3)
100 East 53rd Street New York, NY	0.3 miles	2017 / NAP	94	Studio	1,034 SF	$8,225
				1 BR	1,370 SF	$12,083
				2 BR	1,638 SF	$17,200
				3 BR	3,385 SF	$36,000
40 Central Park South New York, NY	0.4 miles	1948 / NAP	177	1 BR	855 SF	$5,200
				2 BR	1,604 SF	$7,879
				3 BR	2,250 SF	$11,525
800 Fifth Avenue New York, NY	0.4 miles	1978 / NAP	208	1 BR	908 SF	$7,102
				2 BR	1,429 SF	$16,470
				3 BR	1,358 SF	$18,344
1 West 60th Street New York, NY	1.0 miles	2023 / NAP	123	Studio	504 SF	$5,912
				1 BR	750 SF	$9,360
				2 BR	1,000 SF	$10,189
				3 BR	1,650 SF	$17,963
240 Central Park South New York, NY	1.1 miles	1940 / NAP	309	Studio	592 SF	$4,672
				1 BR	918 SF	$6,616
				2 BR	1,162 SF	$8,239
				3 BR	2,425 SF	$16,628
30 West 63rd Street New York, NY	1.4 miles	2011 / NAP	309	Studio	426 SF	$4,247
				1 BR	761 SF	$6,233
				2 BR	1,055 SF	$8,550
				3 BR	2,239 SF	$21,127
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2026.
(3)	The Average Monthly Rent Per Unit for The Ritz Tower Property is based on the appraisal and assumes that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates. Underwritten rents reflect the appraisal's concluded market rents under the rental fallback scenario; however, The Ritz Tower Property operates as a residential cooperative without in-place rental leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to the Underwritten Net Cash Flow of The Ritz Tower Property:

Underwritten Net Cash Flow(1)(2)
	TTM 1/31/2022	TTM 1/31/2023	TTM 1/31/2024	TTM 1/31/2025	TTM 1/31/2026	U/W(3)	U/W Per Unit	%(4)
Base Rent	$9,409,308	$9,409,553	$9,785,286	$10,462,814	$11,617,234	$18,996,000	$189,960	98.0%
Gross Potential Income	$9,409,308	$9,409,553	$9,785,286	$10,462,814	$11,617,234	$18,996,000	$189,960	98.0%
Other Income(5)	360,820	375,606	360,896	378,758	385,378	385,378	3,854	2.0
Net Rental Income	$9,770,128	$9,785,159	$10,146,182	$10,841,572	$12,002,612	$19,381,378	$193,814	100.0%
(Vacancy / Credit Loss)	0	0	0	0	0	(569,880)	(5,699)	(3.0)
Total Effective Gross Income	$9,770,128	$9,785,159	$10,146,182	$10,841,572	$12,002,612	$18,811,498	$188,115	100.0%

Real Estate Taxes	2,999,645	3,052,629	3,179,142	3,323,471	3,394,922	3,526,512	35,265	18.7
Insurance	159,665	167,359	167,359	188,886	213,410	212,647	2,126	1.1
Management Fee	293,104	293,555	304,385	325,247	360,078	564,345	5,643	3.0
Payroll & Benefits	3,450,165	3,412,189	3,540,971	3,441,844	3,223,413	3,223,413	32,234	17.1
Repairs & Maintenance	929,855	939,519	1,018,342	1,013,020	1,050,879	1,050,879	10,509	5.6
Ground Rent	249,592	262,798	275,123	286,897	286,633	502,985	5,030	2.7
Other Expenses(6)	962,737	968,237	1,036,748	1,136,185	1,572,142	1,572,142	15,721	8.4
Total Expenses	$9,044,763	$9,096,286	$9,522,070	$9,715,550	$10,101,477	$10,652,922	$106,529	56.6%

Net Operating Income	$725,365	$688,873	$624,112	$1,126,022	$1,901,135	$8,158,576	$81,586	43.4%
Replacement Reserves	0	0	0	0	0	25,000	250	0.1
Net Cash Flow	$725,365	$688,873	$624,112	$1,126,022	$1,901,135	$8,133,576	$81,336	43.2%
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Residential cooperatives are generally not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Ritz Tower Property has been operating as a cooperative and the historical Net Operating Income figures reflect such operation and therefore are not representative of the cash flow generated by The Ritz Tower Property if it were operated as a multifamily rental property.
(3)	U/W figures represent The Ritz Tower Property if operated as a multifamily rental property, based on the projected gross potential rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at The Ritz Tower Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates for comparable non-rent stabilized buildings, reduced by underwritten property operating expenses and a vacancy assumption of 3.0%.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes vault space fees, air conditioning charges, repairs billed to tenants, facility fees, and miscellaneous income.
(6)	Other Expenses includes utilities and general and administrative expenses.

The Borrower. The borrower is The Ritz Tower, Inc., a New York corporation and special purpose entity with no independent directors.

The Borrower Sponsor. No individual or entity (other than the borrower) has recourse obligations with respect to The Ritz Tower Whole Loan, including pursuant to any guaranty or environmental indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans— The Types of Properties That Secure the Mortgage Loans Present Special Risks” in the Preliminary Prospectus.

Property Management. The Ritz Tower Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management, a third-party management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – The Ritz Tower

Escrows and Reserves. At origination, the borrower deposited approximately (i) $106,847 into a condominium common charge funds reserve, which represents six months of condominium common charges payable by the Ritz Tower Commercial Condominium unit owner (due to its receivership status) (no such reserve has been established with respect to the borrower’s condominium common charges), (ii) $376,637 into a ground rent reserve and (v) $224,500 into a violations reserve relating to certain ground lease violations.

Real Estate Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that lender estimates will be payable over the next-ensuing 12-month period; provided that if (x) no event of default is continuing and (y) the borrower continues to timely pay all taxes directly to the applicable governmental authorities and deliver evidence of the same to the lender by no later than ten days prior to the date the same are due, the borrower’s obligation to make monthly deposits into such real estate tax reserve will be waived and the borrower will not be required to fund (or cause to be funded) any initial or ongoing deposits into the real estate tax reserve with respect to taxes.

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided that if (x) no event of default is continuing, (y) the borrower maintains the insurance policies required by The Ritz Tower Whole Loan documents and pays insurance premiums directly to the respective insurer or agent, and (z) the borrower provides evidence to the lender of all insurance required to be maintained, and provides proof of payment of insurance premiums within ten days of any such payment, the borrower’s obligation to make monthly deposits into such insurance reserve shall be waived and the borrower shall not be required to fund (or cause to be funded) any initial or ongoing deposits into the insurance reserve with respect to insurance premiums.

Ground Rent Reserve - On the monthly payment date in December of each calendar year, the borrower is required to make an additional deposit into the ground rent reserve sufficient to cause the balance in such ground rent reserve to equal the Ground Rent Reserve Target Balance (as defined below) that will be applicable after giving effect to any increase in ground rent as of January 1 of the following calendar year. In addition, on each monthly payment date, the borrower is required to deposit into such ground rent reserve an amount equal to the monthly ground rent due and payable on the first day of the calendar month following such monthly payment date; provided that if the Ground Rent Reserve Waiver Conditions (as defined below) are satisfied, the borrower’s obligation to make monthly deposits into such ground rent reserve will be waived and the borrower will not be required to fund (or cause to be funded) any ongoing deposits into the ground rent reserve. See “Ground Lease” herein for additional information.

“Ground Rent Reserve Target Balance” means an amount equal to three times the then-current total monthly payment due as ground rent, which, as of the origination date, is approximately $376,637.

“Ground Rent Reserve Waiver Conditions” means each of the following conditions: (i) no event of default has occurred and is continuing; (ii) the ground lease is in full force and effect and has not been terminated, cancelled, surrendered or expired; (iii) no default or event of default exists under the ground lease beyond any applicable notice and cure periods, and all ground rent payable under the ground lease has been paid on or before the applicable due date, with evidence of such payment delivered to the lender; (iv) the borrower continues to make all payments of ground rent and to perform all obligations relating to the payment of ground rent, to the extent ground rent is due and payable pursuant to the terms of the ground lease, and the borrower shall have delivered evidence reasonably satisfactory to the lender of the same within five business days after such payments were due; and (v) the borrower is not the subject of a bankruptcy or insolvency event nor has the borrower expressed its intention in writing to terminate, cancel or default under the ground lease.

Condominium Common Charge Funds Reserve - On a monthly basis, the borrower is required to deposit into a condominium common charge funds reserve, 1/12th of the amount that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all Condominium Common Charges (as defined below) due with respect to the Commercial Unit of the condominium of which The Ritz Tower Property is a part at least 30 days prior to their respective due dates. However, provided and on condition that each of the Common Charges Conditions Precedent (as defined below) are satisfied and remain satisfied at all times, the borrower will not be required to make the monthly deposits to the Condominium Common Charge Funds Reserve. If at any time any or all of the Common Charges Conditions Precedent are no longer met to the satisfaction of the lender, then the borrower will be required to immediately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – The Ritz Tower

begin and continue to fund the monthly Condominium Common Charges deposit as provided in The Ritz Tower Whole Loan documents.

“Condominium Common Charges” means all common charges, maintenance fees and other assessments imposed pursuant to the relevant condominium documents, including, without limitation, water rates and sewer rates.

“Common Charges Conditions Precedent” means the following conditions precedent: (i) no event of default exists, (ii) the borrower is paying all such Condominium Common Charges directly to the condominium and provides lender with evidence thereof as and when requested by the lender, (iii) the borrower is not in default of any of its obligations under the condominium documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. A small portion of The Ritz Tower Property is ground leased under a long-term ground lease originally dated January 1956, and amended multiple times, most recently in 2017, with a current expiration date of May 31, 2086. The ground lease features an extension right for an additional 99- years that can be exercised by either the tenant or landlord. The ground lease co-lessees are the borrower and the owner of the commercial condominium unit, jointly and severally, as co-tenants. Under the ground lease the co-tenants are jointly and severally liable for the ground lease payments and all ground lease obligations. Under a separate co-tenancy agreement, the commercial condominium owner is responsible for approximately 80% of the ground lease obligations (and 100% of incremental increases in ground rent occurring subsequent to the third amendment to ground lease), with the residential condominium owner being responsible for the remaining obligations. The ground lease covers a portion of the area of the ground floor retail to the 4th floor terrace facing Park Avenue and constitutes 17% of the total land. Further, the entrance to The Ritz Tower Building is located on the ground leased land. The current ground rent is $1,506,547 per annum. Ground rent increases annually by the consumer price index and resets every ten years, with the next reset in 2028. The ground rent is calculated as 17% of the product of (i) the vacant land value multiplied by (ii) the six-month average yield of the 10-year U.S. Treasury.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BMO 2026-C15
No. 10 – JTM Foods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 10 – JTM Foods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – JTM Foods

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,210,000	Title:	Fee
Cut-off Date Principal Balance:	$22,210,000	Property Type – Subtype:	Industrial – Manufacturing/ Warehouse/Distribution
% of IPB:	3.1%	Net Rentable Area (SF):	150,058
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	AGNL Sweets, L.L.C.	Year Built / Renovated:	1995 / 2026
Borrower Sponsors:	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.	Occupancy:	100.0%
Interest Rate:	6.57000%	Occupancy Date:	8/6/2026
Note Date:	7/1/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2036	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$2,481,932
Call Protection:	L(24),YM(1),DorYM1(88),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,481,932
Additional Debt:	No	UW NCF:	$2,391,897
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$35,700,000 / $238
Additional Debt Type:	NAP	Appraisal Date:	7/1/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$148
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$148
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	Springing	$30,012	Maturity Date LTV:	62.2%
TI / LC Reserve:	$0	Springing	$150,058	UW NCF DSCR:	1.62x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,210,000	64.4%	Purchase Price(2)	$34,179,333	99.0%
Sponsor Equity	12,302,931	35.6	Closing Costs	333,598	1.0
Total Sources	$34,512,931	100.0%	Total Uses	$34,512,931	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical financial information is not available due to the JTM Foods Property (as defined below) being acquired in a sale-leaseback transaction in 2026.

The Loan. The tenth largest mortgage loan (the “JTM Foods Mortgage Loan”) is secured by the borrower’s fee interest in a 150,058 square foot industrial manufacturing/warehouse/distribution property located in Chicago, Illinois (the “JTM Foods Property”). The JTM Foods Mortgage Loan is evidenced by a single promissory note in the original principal amount of $22,210,000. The JTM Foods Mortgage Loan was originated on July 1, 2026 by Bank of Montreal. The JTM Foods Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.57000% per annum on an Actual/360 basis. The scheduled maturity date of the JTM Food Mortgage Loan is July 6, 2036.

The Property. The JTM Foods Property consists of a 150,058 square foot, single-tenant industrial manufacturing/warehouse/distribution center located in Chicago, Illinois. The JTM Foods Property was built in 1995 and renovated in 2026 and is situated on a 7.76-acre site. The improvements at the JTM Foods Property consist of one, two-story buildings, two one-story buildings and 53 parking spaces, resulting in a parking ratio of approximately 0.35 spaces per 1,000 square feet. The JTM Foods Property has up to 36-foot clear height ceilings, 11 dock doors and two drive-in doors. The JTM Foods Property is 100.0% leased to JTM Foods as of August 6, 2026. The borrower acquired the JTM Foods Property on June 23, 2026 for $34,179,333 in a sale-leaseback transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – JTM Foods

Sole Tenant.

JTM Foods (150,058 square feet; 100.0% NRA; 100.0% underwritten base rent). JTM Foods was founded in 1986 by Jeffrey T. McMilin. Headquartered in Erie, Pennsylvania, JTM Foods manufactures over 450 million snack pies and crispy treats annually. JTM Foods has certifications including Kosher Parve, Hazard Analysis and Critical Control Points, AIB certified food defense coordinator, SQF certification and Quality Systems Internal Auditing. JTM Foods is on a lease that commenced on June 24, 2026, with a lease expiration date of June 30, 2046. JTM Foods has two, 10-year renewal options and no termination options.

Appraisal. According to the appraisal, the JTM Foods Property had an “as-is” appraised value of $35,700,000 as of July 1, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$35,700,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 10, 2026, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the JTM Foods Property.

The following table presents certain information relating to the historical and current occupancy at the JTM Foods Property:

Historical and Current Occupancy(1)
2022	2023	2024	TTM 6/1/2026	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year, unless indicated otherwise.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 6, 2026.

The following table presents certain information relating to the major tenants at the JTM Foods Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JTM Foods	NR/NR/NR	150,058	100.0%	$16.54	$2,481,932	100.0%	6/30/2046
Occupied Collateral Total / Wtd. Avg.		150,058	100.0%	$16.54	$2,481,932	100.0%
Vacant Space		0	0.0%
Collateral Total		150,058	100.0%

(1)	Based on the underwritten rent roll dated as of August 6, 2026 and inclusive of approximately $72,289 of rent steps through July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – JTM Foods

The following table presents certain information relating to the tenant lease expirations at the JTM Foods Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2037 & Beyond	1	150,058	100.0	2,481,932	100.	0	150,058	100.0%	$2,481,932	100.0%
Total	1	150,058	100.0%	$2,481,932	100.	0%
(1)	Based on the underwritten rent roll dated as of August 6, 2026 and inclusive of approximately $72,289 of rent steps through July 1, 2026.

The following table presents certain information relating to the underwritten net cash flow at the JTM Foods Property:

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent	$2,409,643	$16.06	97.1%
Rent Steps	72,289	0.48	2.9
Net Rental Income	$2,481,932	$16.54	100.0%
(Vacancy)	0	0.00	(0.0)
Effective Gross Income	$2,481,932	$16.54	100.0%
Total Expenses	0	0.00	0.0
Net Operating Income	$2,481,932	$16.54	100.0%
TI/LC	75,029	0.50	3.0
Capital Expenditures	15,006	0.10	0.6
Net Cash Flow	$2,391,897	$15.94	96.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The JTM Foods Property is located in Chicago, Illinois, within the Chicago-Naperville-Elgin, IL-IN-WI metropolitan statistical area (the “Chicago MSA”). According to the appraisal, the Chicago MSA is highly diversified and not dependent on a single industry. Primary drivers for commercial real-estate demand include professional and business services, finance and insurance, technology, logistics, education, and healthcare. According to the appraisal, the JTM Foods Property is located within the Chicago industrial market and the North Chicago industrial submarket. As of the first quarter of 2026, the Chicago industrial submarket contained approximately 1.38 billion square feet, a vacancy rate of 5.4% and asking rent of $9.86 per square foot. As of the first quarter of 2026, the North Chicago industrial submarket contained approximately 73.98 million square feet, a vacancy rate of 9.7% and asking rent of $13.25 per square foot.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the JTM Foods Property was 37,735, 360,041 and 902,363, respectively, and the estimated 2025 median household income within the same radii was $79,754, $76,233 and $78,682, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 10 – JTM Foods

The following table presents certain information with respect to comparable leases to the JTM Foods Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Yrs.)	Annual Base Rent PSF	Lease Type
2035 North Narragansett Avenue Chicago, IL	1995 / 2026	150,058(2)	JTM Foods(2)	150,058(2)	14-36'	Jun-2026 / 20(2)	$16.54(2)	NNN
1452-1456 Brewster Creek Blvd Bartlett, IL	2006 / NAP	259,200	Perla Foods Inc.	51,925	30'	Mar-2026 / 2.4	$21.00	NNN
Pepsi/Frito Lay Arlington Heights, IL	2019 / NAP	107,918	Pepsi/Frito Lay	107,918	32'	Mar-2026 / 7.0	$19.00	NNN
2801 S Western Ave Chicago, IL	1979 / NAP	277,523	The Chefs' Warehouse	127,262	30'	Sep-2025 / 5.2	$12.00	NNN
2233 West St River Grove, IL	2018 / NAP	220,060	Go2 Logistics	220,600	32'	Jun-2025 / 3.6	$14.50	NNN
Best Harvest Foods East Chicago, IN	2025 / NAP	220,000	Best Harvest Foods	220,000	40'	Jan-2025 / 20.0	$24.00	NNN
Menasha Packaging Bolingbrook, IL	2004 / NAP	269,591	Menasha Packaging	269,591	30'	Jan-2025 / 4.0	$15.66	NNN
750 S Schmidt Rd Bolingbrook, IL	1997 / NAP	212,285	West Liberty Foods	212,285	36'	Oct-2024 / 15.0	$18.00	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 6, 2026.

The Borrower. The borrower is AGNL Sweets, L.L.C., a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JTM Foods Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P. AG Net Lease Realty Fund V is a value-added real estate private equity fund managed by TPG Angelo Gordon that focuses on single-tenant commercial properties, sale-leaseback transactions, and net-lease assets.

Property Management. The JTM Foods Property is self-managed by AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.

Escrows and Reserves.

Tax Escrows – On a monthly basis during the continuance of an event of default or a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during the continuance of an event of default or a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such monthly payments are waived so long as (i) the JTM Foods Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; (ii) the borrower provides the lender with evidence of renewal of such policies; and (iii) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. At origination of the JTM Foods Mortgage Loan, an acceptable blanket policy was in place.

Replacement Reserves – On a monthly basis during the continuance of an event of default or a Trigger Period, the borrower is required to escrow approximately $2,501 for replacement reserves, provided however, the monthly deposits into the replacement reserve account would be suspended for so long as the amount in the replacement reserve account is equal to or greater than approximately $30,012 (the “Replacement Threshold Amount”), provided, further, however, at any time the amount in the replacement reserve account is less than $15,006, the borrower is required to deposit the monthly replacement reserve amount until the amount in the replacements reserve account is once again equal to or greater the Replacement Threshold Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – JTM Foods

TI / LC Reserve – On each payment date during the continuance of an event of default or Trigger Period, the borrower is required to deposit monthly TI/LC in the amount of approximately $12,505, provided however, the monthly deposits into the TI/LC reserve account would be suspended for so long as the amount in the TI/LC reserve account is equal to or greater than $150,058 (equal to $1.00 per square foot) (the “TI/LC Threshold Amount”), provided, further, however, at any time the amount in the TI/LC reserve account is less than $75,029 (equal to $0.50 per square foot), the borrower is required to deposit the monthly TI/LC amount until the amount in the TI/LC reserve account is once again equal to or greater the TI/LC Threshold Amount.

Lockbox / Cash Management. The JTM Foods Mortgage Loan is structured with a hard lockbox and springing cash management. The JTM Foods Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the JTM Foods Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the JTM Foods Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the JTM Foods Mortgage Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means (X) any period from (i) the occurrence of a Tenant Trigger Event (as defined below) to (ii) (A) as it relates to a Bankruptcy Trigger Event (as defined below), either (x) such bankruptcy proceeding is dismissed and the applicable tenant is in occupancy, paying normal periodic rent and is otherwise in compliance with the terms of the its lease and has provided an updated estoppel certificate in the form provided as of the closing date or another form reasonably acceptable to the lender, (y) (I) the applicable tenant has affirmed its lease during the bankruptcy proceeding or (ii) the applicable lease is assumed by a successor in interest to tenant pursuant to an order of a bankruptcy court in accordance with the bankruptcy code in connection with a restructuring or reorganization of tenant, and in the case of (i) or (ii), is in occupancy, paying normal periodic rent, is otherwise in compliance with the terms of such lease and has provided an updated estoppel certificate in the form provided as of the closing date or another form reasonably acceptable to the lender, or (z) the applicable lease is cancelled, terminated or otherwise rejected in such bankruptcy proceeding and the JTM Foods Property is subject to one or more approved substitute leases; or (b) as it relates to a Dark Tenant Trigger Event (as defined below), either (w) the lender is provided with evidence reasonably satisfactory to the lender that the applicable tenant has recommenced its business and operations in the applicable portion of the JTM Foods Property that gave rise to the Dark Tenant Trigger Event, is paying normal periodic rent and is otherwise in compliance with the terms of its lease and has provided the lender with an updated estoppel certificate reasonably acceptable to the lender, (x) the applicable portion of the JTM Foods Property that gave rise to the Dark Tenant Trigger Event is subject to one or more approved substitute leases, (y) the lease is assumed by a successor in interest to tenant pursuant to an order of a bankruptcy court in accordance with the bankruptcy code in connection with a restructuring or reorganization of tenant, or (z) such time as the balance on deposited in the rollover reserve account is not less than the 12 times the monthly payment amount; and (Y) the period from the occurrence of an event of default under the Permitted Mezzanine Loan (as defined below) until the earlier to occur of such event of default is waived by the holder of such Permitted Mezzanine Loan or the indebtedness is paid in full.

A Trigger Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Trigger Period as set forth in clause (a) or clause (b) above, there is no continuing event of default and no other event has occurred which would cause an additional Trigger Period as described above. In the event that a Trigger Period is terminated as set forth in clause (a), or clause (b) above, a Trigger Period will be reinstated upon the subsequent occurrence of a Trigger Period.

A “Tenant Trigger Event” means the occurrence of either of the following: (i) (x) the date of the filing of a bankruptcy petition by the Critical Tenant (as defined below) or any guarantor of the Critical Tenant lease under the bankruptcy code, or (y) in the context of an involuntary filing of a bankruptcy petition against the Critical Tenant or any guarantor of the Critical Tenant lease under the bankruptcy code, the date that is 60 days after the filing of such petition provided the same has not been discharged or dismissed within such 60 day period (the Tenant Trigger Events described in this clause (i) being sometimes referred to, collectively, as a “Bankruptcy Trigger Event”); or (ii) the occurrence of a Dark Tenant Trigger Event.

A “Dark Tenant Trigger Event” means the earliest of any of the following: the date the Critical Tenant terminates, “goes dark”, discontinues its operations or business, vacates or ceases to occupy the JTM Foods Property (excluding any portion of the JTM Foods Property subleased in accordance with the terms of the Critical Tenant lease which sublease or subleases

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – JTM Foods

demise less than 20% of the net rentable area of the JTM Foods Property as a whole) in violation of the Critical Tenant lease (including purporting to terminate the Critical Tenant lease) beyond any applicable notice and cure period which results in an event of default thereunder.

A “Critical Tenant” means (i) JTM Foods and (ii) any tenant pursuant to an approved substitute lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan (a “Permitted Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the JTM Foods Mortgage Loan documents, which include but are not limited to: (i) no event of default (other than an event of default that would be cured in connection with the closing of a Permitted Mezzanine Loan) exists under any of the JTM Foods Mortgage Loan documents (ii) the aggregate loan-to-value ratio based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan is no greater than 62.2%; (ii) the actual combined debt service coverage ratio based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Mezzanine Loan) is no less than 1.62x; (iii) the actual combined net cash flow debt yield based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan is no less than 11.2%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; and (v) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BMO 2026-C15
No. 11 – Phoenix Industrial Portfolio XV
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio(7):	Portfolio
Original Principal Balance(1):	$21,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,349,934	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	3.0%	Net Rentable Area (SF):	3,227,276
Loan Purpose:	Refinance	Location(7):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy(8):	81.2%
Interest Rate:	6.54200%	Occupancy Date(8):	Various
Note Date:	4/22/2026	4th Most Recent NOI (As of)(9):	NAV
Maturity Date:	5/6/2036	3rd Most Recent NOI (As of)(9):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(9):	NAV
Original Term:	120 months	Most Recent NOI (As of)(10)(11):	$5,828,759 (12/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	77.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$11,158,721
Call Protection:	L(12),YM1(102),O(6)	UW Expenses:	$3,254,526
Lockbox / Cash Management:	Hard / Springing	UW NOI(10):	$7,904,195
Additional Debt(1):	Yes	UW NCF:	$7,157,534
Additional Debt Balance(1):	$39,906,419	Appraised Value / Per SF(12):	$126,000,000 / $39
Additional Debt Type(1):	Pari Passu	Appraisal Date(12):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$19
Taxes:	$395,714	$70,162	N/A	Maturity Date Loan / SF:	$16
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	48.6%
Replacement Reserves(4):	$0	$26,894	$645,455	Maturity Date LTV:	42.0%
TI / LC Reserve:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.53x
Deferred Maintenance:	$312,193	$0	N/A	UW NOI Debt Yield:	12.9%
Other:	$73,656(5)	$69(6)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,400,000	100.0%	Loan Payoff	$53,948,607	87.9%
			Return of Equity	4,780,609	7.8
			Upfront Reserves	1,781,562	2.9
			Closing Costs	889,222	1.4
Total Sources	$61,400,000	100.0%	Total Uses	$61,400,000	100.0%
(1)	The Phoenix Industrial Portfolio XV Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio XV Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $61,400,000. The Financial Information presented in the chart above is based on the Phoenix Industrial Portfolio XV Whole Loan.
(2)	The borrowers of the Phoenix Industrial Portfolio XV Whole Loan are Phoenix Winston-Salem NC Industrial Investors LLC, Phoenix Belden MS Industrial Investors LLC, Phoenix Dresden Industrial Investors LLC, Phoenix Coffeyville II Industrial Investors LLC, Phoenix Washington NC Industrial Investors LLC and Phoenix Dwight Industrial Investors LLC.
(3)	The Phoenix Industrial Portfolio XV Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Phoenix Industrial Portfolio XV Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the above waiver of monthly deposits will not apply to deposits due related to flood insurance premiums, and the borrower will be required to make deposits to the extent such insurance premiums relate to flood insurance.
(4)	If at any time the balance of the rollover reserve falls below $250,000, the borrowers are required to deposit approximately $40,341 until such time as the rollover reserve is restored to a cap of $1,000,000.
(5)	Initial Other Reserves consist of (i) $73,476 for the unfunded obligations with respect to the Corsicana Acquisition LLC lease at the Winston Salem, NC property for three months’ partial free rent (June-August 2026) and (ii) $180 for flood insurance.
(6)	Monthly Other Reserves consist of $69 for flood insurance.
(7)	See “Portfolio Summary” below.
(8)	Occupancy is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(9)	Historical financial information prior to the most recent period is not shown as the Phoenix Industrial Portfolio XV Properties (as defined below) were acquired between
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 11 – Phoenix Industrial Portfolio XV

September 2020 and November 2025.

(10)	The increase from the Most Recent NOI to the UW NOI is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.
(11)	Trailing twelve-month financials provided for the Phoenix Industrial Portfolio XV Properties, with the exception of the Washington, NC property, which is based on the annualized trailing one month ending December 31, 2025.
(12)	Appraised Values are as of March 21, 2026 through April 1, 2026.

The Loan. The eleventh largest mortgage loan (the “Phoenix Industrial Portfolio XV Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $61,400,000 (the “Phoenix Industrial Portfolio XV Whole Loan”). The Phoenix Industrial Portfolio XV Whole Loan is secured by the borrowers’ fee interests in a 3,227,276 square foot portfolio of six industrial properties located in North Carolina, Mississippi, Tennessee, Illinois and Kansas (each, a “Phoenix Industrial Portfolio XV Property”, and collectively, the “Phoenix Industrial Portfolio XV Properties”). The Phoenix Industrial Portfolio XV Whole Loan has a 10-year term, amortizes for the full term on a 360-month schedule and accrues interest at a rate of 6.54200% per annum on an Actual/360 basis. The Phoenix Industrial Portfolio XV Whole Loan was originated on April 22, 2026 by UBS AG New York Branch (“UBS AG”). The Phoenix Industrial Portfolio XV Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $21,400,000. The Phoenix Industrial Portfolio XV Whole Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B43 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Phoenix Industrial Portfolio XV Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,906,419	Benchmark 2026-B43	Yes
A-2	$15,000,000	$14,964,907	BMO 2026-C15	No
A-3	$6,400,000	$6,385,027	BMO 2026-C15	No
Whole Loan	$61,400,000	$61,256,353

The Properties. The Phoenix Industrial Portfolio XV Properties consist of six industrial properties totaling 3,227,276 square feet located in North Carolina (two properties, 30.7% of net rentable area (“NRA”)), Mississippi (one property, 22.4% of NRA), Tennessee (one property, 19.0% of NRA), Illinois (one property, 15.3% of NRA) and Kansas (one property, 12.6% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XV Properties between 2020 and 2025 for an aggregate purchase price of approximately $38.2 million. Since acquisition, the borrower sponsor has invested approximately $21.9 million total cost basis at the Phoenix Industrial Portfolio XV Properties. The Phoenix Industrial Portfolio XV Properties were 81.2% occupied by nine tenants as of April 21, 2026 and August 6, 2026.

The following table presents certain information relating to the Phoenix Industrial Portfolio XV Properties:

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights	Dock Doors	Drive-In Doors
Winston Salem, NC	Warehouse	816,311	1960/2005	8.9%	$20,029,855	32.7%	$41,200,000	6.0%	16’ – 29.6’	26	4
Belden, MS	Warehouse	722,557	1985/2008	29.9%	$12,931,896	21.1%	$26,600,000	2.0%	20' – 32’	51	3
Dresden, TN	Warehouse	614,728	1970/2023	22.7%	$11,084,483	18.1%	$22,800,000	1.0%	21.6’ – 30’	22	7
Dwight, IL	Warehouse	493,302	1969/1987	15.3%	$8,021,665	13.1%	$16,500,000	17.0%	10’ – 28’	20	4
Coffeyville, KS	Warehouse	405,378	1995/NAP	18.9%	$7,292,423	11.9%	$15,000,000	2.0%	10’ – 38’	18	2
Washington, NC	Warehouse	175,000	1971/2022	4.4%	$1,896,031	3.1%	$3,900,000	5.0%	16’ – 18’	17	3
Total		3,227,276		100.0%	$61,256,353	100.0%	$126,000,000			154	23
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain information relating to the largest tenants by net rentable area at the Phoenix Industrial Portfolio XV Properties:

Top Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Renewal Options	Termination Option (Y/N)
Logisticus Projects Group, LLC	Dwight, IL	NR/NR/NR	432,861	13.4%	$1,653,637	$3.82	17.9%	7/31/2028	3 x 1 yr	N
Transportation Partners and Logistics(2)	Coffeyville, KS	NR/NR/NR	405,378	12.6%	$1,468,482	$3.62	15.9%	12/31/2029	None	N
Phoenix Logistics	Belden, MS	NR/NR/NR	396,289	12.3%	$1,435,557	$3.62	15.5%	9/30/2028	9 x 1 yr	N
CSS Inc.	Dresden, TN	NR/NR/NR	359,929	11.2%	$1,179,912	$3.28	12.8%	1/31/2034	1 x 5 yrs	N
Ashley Furniture Industries, LLC	Belden, MS	NR/NR/NR	326,268	10.1%	$1,438,846	$4.41	15.6%	10/31/2026	None	N
Champion Home Builders, Inc.	Dresden, TN	NR/NR/NR	254,799	7.9%	$663,630	$2.60	7.2%	6/30/2028	None	N
Corsicana Acquisition LLC	Winston Salem, NC	NR/NR/NR	215,311	6.7%	$782,984	$3.64	8.5%	8/31/2033	None	N
Seolta Holdings, LLC	Washington, NC	NR/NR/NR	175,000	5.4%	$333,774	$1.91	3.6%	9/30/2032	2 x 5 yrs	N
Just Brands LLC	Winston Salem, NC	NR/NR/NR	55,541	1.7%	$278,802	$5.02	3.0%	11/30/2030	1 x 5 yrs	N
Occupied Collateral Total / Wtd. Avg.			2,621,376	81.2%	$9,235,624	$3.52	100.0%
Vacant Space			605,900	18.8%
Collateral Total			3,227,276	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Transportation Partners and Logistics (“TPL”) fully occupies the Coffeyville, KS property at a current NNN base rent of $3.50 per square foot under a lease that currently expires on December 31, 2026. The borrower sponsor has provided a to-be-signed three-year extension of the lease through December 31, 2029 (with annual rent steps of 3.5% starting on January 1, 2027). Since the TPL lease extension was not signed prior to origination, the Phoenix Industrial Portfolio XV Whole Loan includes a $14.0 million partial principal payment guaranty until such lease extension, or a lease with a replacement tenant approved by lender, is signed.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio XV Properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	605,900	18.8%	NAP	NAP	605,900	18.8%	NAP	NAP
2026 & MTM	1	326,268	10.1	$1,438,846	15.6%	932,168	28.9%	$1,438,846	15.6%
2027	0	0	0.0	0	0.0	932,168	28.9%	$1,438,846	15.6%
2028	3	1,083,949	33.6	3,752,824	40.6	2,016,117	62.5%	$5,191,670	56.2%
2029	1	405,378	12.6	1,468,482	15.9	2,421,495	75.0%	$6,660,152	72.1%
2030	1	55,541	1.7	278,802	3.0	2,477,036	76.8%	$6,938,954	75.1%
2031	0	0	0.0	0	0.0	2,477,036	76.8%	$6,938,954	75.1%
2032	1	175,000	5.4	333,774	3.6	2,652,036	82.2%	$7,272,727	78.7%
2033	1	215,311	6.7	782,984	8.5	2,867,347	88.8%	$8,055,712	87.2%
2034	1	359,929	11.2	1,179,912	12.8	3,227,276	100.0%	$9,235,624	100.0%
2035	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
2036	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
2037 & Beyond	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
Total	9	3,227,276	100.0%	$9,235,624	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BMO 2026-C15
No. 11 – Phoenix Industrial Portfolio XV

Appraisals. The appraisals concluded an aggregate “as is” value for the Phoenix Industrial Portfolio XV Properties of $126,000,000 as of March 21, 2026 through April 1, 2026.

Appraisal Valuation Summary (1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
Winston Salem, NC	Income Capitalization Approach	$41,200,000	7.00%
Belden, MS	Income Capitalization Approach	$26,600,000	8.00%
Dresden, TN	Income Capitalization Approach	$22,800,000	8.25%
Dwight, IL	Income Capitalization Approach	$16,500,000	7.25%
Coffeyville, KS	Income Capitalization Approach	$15,000,000	9.50%
Washington, NC	Income Capitalization Approach	$3,900,000	8.00%
Total / Wtd. Avg.		$126,000,000	7.80%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated March 31, 2026 through April 2, 2026, recognized environmental conditions were identified at three of the Phoenix Industrial Portfolio XV Properties, including the Winston Salem, NC, Coffeyville, KS, and Washington, NC properties. A secured creditor environmental insurance policy was put in place at origination to mitigate the risks associated with such recognized environmental conditions. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio XV Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
NAV	NAV	NAV	NAV	81.2%
(1)	Historical occupancies are not shown as the Phoenix Industrial Portfolio XV Properties were acquired between September 2020 and November 2025.
(2)	Current occupancy is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BMO 2026-C15
No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Phoenix Industrial Portfolio XV Properties:

Operating History and Underwritten Net Cash Flow
	2025(1)	Underwritten	Per Square Foot	% (2)
Base Rent(3)	$7,126,541	$8,946,137	$2.77	62.1%
Rent Steps(4)	0	289,487	0.09	2.0
Vacant Income	0	2,590,185	0.80	18.0
Gross Potential Rent	$7,126,541	$11,825,809	$3.66	82.1%
Total Reimbursements	1,605,196	2,359,861	0.73	16.4
Total Other Income(5)	28,403	219,704	0.07	1.5
Net Rental Income	$8,760,140	$14,405,374	$4.46	100.0%
(Vacancy/Credit Loss)	0	(3,246,653)	(1.01)	(22.5)
Effective Gross Income	$8,760,140	$11,158,721	$3.46	77.5%
Total Expenses	2,931,382	3,254,526	1.01	29.2
Net Operating Income(6)	$5,828,759	$7,904,195	$2.45	70.8%
Total TI / LC, Capex/RR	0	746,661	0.23	6.7
Net Cash Flow	$5,828,759	$7,157,534	$2.22	64.1%
(1)	Trailing twelve-month financials provided for the Phoenix Industrial Portfolio XV Properties, with the exception of the Washington, NC Property, which is based on the annualized trailing one month ending December 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(4)	Rent Steps were taken through May 2027.
(5)	Total Other Income includes the license fee for a parking lot at the Winston Salem, NC property, the rent from a farm lease for vacant land at the Dwight, IL property, and contractual amortized tenant improvement payments for Seolta Holdings, LLC at the Washington, NC property.
(6)	The increase from 2025 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.

The Markets. The Phoenix Industrial Portfolio XV Properties are located in North Carolina (35.8% of ALA), Mississippi (21.1% of ALA), Tennessee (18.1% of ALA), Illinois (13.1 % of ALA) and Kansas (11.9% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XV Properties:

Market Overview(1)
Property	Year Built / Renovated	Gross Leasable Area (GLA)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy(3)	Appraisal Concluded Vacancy	Submarket Inventory (SF)(3)	UW Base Rent PSF(2)(4)	Submarket Rent PSF(3)
Winston Salem, NC	1960/2005	816,311	NW Forsyth County	66.8%	7.0%	5.0%	13,854,626	$3.92	$6.82
Belden, MS	1985/2008	722,557	Lee County	0.0%	16.6%	5.0%	15,262,466	$3.98	$3.47
Dresden, TN(5)	1970/2023	614,728	NAV	0.0%	NAV	5.0%	NAV	$3.00	NAV
Dwight, IL	1969/1987	493,302	Illinois North Area	12.3%	5.8%	5.0%	75,422,430	$3.82	$3.70
Coffeyville, KS	1995/NAP	405,378	Montgomery County	0.0%	17.7%	0.0%	3,205,163	$3.62	$2.45
Washington, NC	1971/2022	175,000	Beaufort	0.0%	0.7%	2.0%	3,677,459	$1.91	$8.56
Total/Wtd. Avg.		3,227,276						$3.52
(1)	Source: Appraisals, unless otherwise noted.
(2)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(3)	Source: Third-party market research reports.
(4)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $289,487 of contractual rent steps through May 2027.
(5)	No submarket defined or market data available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BMO 2026-C15
No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XV Properties:

Demographic Summary
Property	Gross Leasable Area (GLA)(1)	ALA	% of ALA	UW NOI	% of UW NOI	2025 Population (5-mile Radius)(2)	2025 Average Household Income (5-mile Radius)(2)
Winston Salem, NC	816,311	$20,029,855	32.7%	$704,086	8.9%	88,665	$90,901
Belden, MS	722,557	$12,931,896	21.1%	$2,363,660	29.9%	27,499	$112,975
Dresden, TN	614,728	$11,084,483	18.1%	$1,792,069	22.7%	6,494	$70,524
Dwight, IL	493,302	$8,021,665	13.1%	$1,207,957	15.3%	4,330	$98,606
Coffeyville, KS	405,378	$7,292,423	11.9%	$1,490,027	18.9%	8,320	$58,682
Washington, NC	175,000	$1,896,031	3.1%	$346,397	4.4%	19,731	$70,319
Total/Wtd. Avg.	3,227,276	$61,256,353	100.0%	$7,904,195	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type - Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	134,634
Loan Purpose:	Refinance	Location:	Henderson, NV
Borrower:	Corporate Center VI Investors, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsor:	JMA Robinson Investors, LLC	Occupancy:	95.2%
Interest Rate:	6.23000%	Occupancy Date:	6/9/2026
Note Date:	8/4/2026	4th Most Recent NOI (As of):	$3,324,036 (12/31/2023)
Maturity Date:	9/1/2036	3rd Most Recent NOI (As of):	$3,529,256 (12/31/2024)
Interest-only Period(1):	61 months	2nd Most Recent NOI (As of):	$4,167,670 (12/31/2025)
Original Term(1):	121 months	Most Recent NOI (As of):	$4,414,203 (TTM 5/31/2026)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$5,192,318
Call Protection(1):	L(24),D(91),O(6)	UW Expenses:	$1,136,975
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,055,343
Additional Debt:	No	UW NCF:	$3,666,453
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$48,800,000 / $362
Additional Debt Type:	NAP	Appraisal Date:	4/13/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$123,819	$30,955	NAP	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	42.0%
Replacement Reserves:	$2,244	$2,244	NAP	Maturity Date LTV:	39.4%
TI / LC Reserve(2):	$1,000,000	Springing	NAP	UW NCF DSCR:	2.43x
Rent Abatement Reserve:	$98,731	$0	NAP	UW NOI Debt Yield:	19.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000	100.0%	Loan Payoff	$17,459,534	85.2%
			Upfront Reserves	1,224,795	6.0
			Return of Equity	1,168,261	5.7
			Closing Costs	647,411	3.2
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%
(1)	The Corporate Center VI Mortgage Loan (as defined below) Interest-Only Period, Original Term and Call Protection include an additional one-month artificial interest-only period associated with the expected BMO 2026-C15 securitization trust closing date in August 2026. The borrower does not actually commence monthly debt service payments until October 1, 2026.
(2)	On each monthly payment date during any period in which the debt service coverage ratio based on the immediately preceding trailing three-month period is less than 1.50x, the borrower will be required to escrow $22,439 for tenant improvements and leasing commissions.

The Loan. The twelfth largest mortgage loan (the “Corporate Center VI Mortgage Loan”) is secured by the borrower’s fee interest in an office property located in Henderson, Nevada totaling approximately 134,634 square feet (the “Corporate Center VI Property”). The Corporate Center VI Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $20,500,000. The Corporate Center VI Mortgage Loan was originated on August 4, 2026, by KeyBank National Association. The Corporate Center VI Mortgage Loan has an approximately 10-year term, and following a 61-month interest only period, amortizes on a 30-year schedule. The Corporate Center VI Mortgage Loan accrues interest at a fixed rate of 6.23000% per annum on an Actual/360 basis and has a scheduled maturity date of September 1, 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI

The Property. The Corporate Center VI Property is a 134,634 square foot suburban office property comprised of one, four-story office building and one, four-story parking garage located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. The improvements were built in 2008 and are situated on approximately 4.84 acres. The Corporate Center VI Property has a total of 587 parking spaces (approximately 4.4 parking spaces per 1,000 square feet of NRA), consisting of 165 surface parking spaces and 422 covered parking spaces within the parking garage. As of June 9, 2026, the Corporate Center VI Property was 95.2% occupied by 13 tenants.

The following table presents certain information with respect to the historical and current occupancy of the Corporate Center VI Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
94.0%	82.0%	97.6%	95.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 9, 2026.

Major Tenants.

Far West Division, Inc. (48,785 square feet; 36.2% of NRA; 40.1% of underwritten rent): Far West Division, Inc. (“HCA Far West”) is a branch of HCA Healthcare (rated BBB by S&P), a healthcare service provider with 190 hospitals and over 2,500 sites of care, which include surgery centers, freestanding emergency rooms, urgent care centers, home health and hospice agencies and physician clinics. Covering locations in Nevada and California, HCA Far West offers medical services through nine hospitals and six surgical centers, providing primary, acute, tertiary and chronic care for patients. HCA Far West has occupied the Corporate Center VI Property since 2009, originally occupying 16,146 square feet and expanding four separate times since and the tenant currently occupies 48,785 square feet. HCA Far West’s lease expires May 31, 2028, with no remaining extension options and no early termination options. The lease is guaranteed by Sunrise Hospital and Medical Center.

AtkinsRéalis USA Inc. (16,083 square feet; 11.9% of NRA; 11.9% of underwritten rent): AtkinsRéalis USA Inc. is the United States operating subsidiary of AtkinsRéalis Group Inc. (rated BBB- by S&P), a global engineering, design, project management and nuclear services company headquartered in Montreal, Canada. AtkinsRéalis Group Inc. provides engineering and consulting services across the transportation, infrastructure, water, energy, defense, aviation, and nuclear sectors. AtkinsRéalis Group Inc. employs more than 40,000 professionals globally with operations spanning more than 50 countries. AtkinsRéalis USA Inc. operates in more than 70 offices in 27 U.S. states. AtkinsRéalis USA Inc. occupies 16,083 square feet at the Corporate Center VI Property through a lease that commenced March 6, 2025, and expires February 28, 2032, with two, three-year extension options. The tenant has the right to terminate its lease effective as of March 31, 2030, so long as it provides at least six months’ written notice and payment of the unamortized portion of leasing commissions and tenant improvement allowance.

Charles Schwab & Co., Inc. (10,568 square feet; 7.8% of NRA; 8.1% of underwritten rent): Charles Schwab & Co., Inc., which provides brokerage, investment advisory and retirement services to individual investors and independent advisors, is the broker-dealer subsidiary of The Charles Schwab Corporation. Founded in 1971 and headquartered in Westlake, Texas, The Charles Schwab Corporation serves approximately 39.8 million brokerage accounts, oversees more than $13 trillion in total client assets, and employs approximately 33,700 people. Charles Schwab & Co., Inc. has been in occupancy since 2016 and currently leases 10,568 square feet through a lease that expires October 31, 2028. The lease has two, five-year extension options remaining and no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI

The following table presents certain information regarding the tenants at the Corporate Center VI Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Far West Division, Inc.	NR/BBB/NR	48,785	36.2%	$33.52	$1,635,254	40.1%	5/31/2028
AtkinsRéalis USA Inc.(4)	NR/BBB-/NR	16,083	11.9	$30.26	486,639	11.9	2/28/2032
Charles Schwab & Co., Inc.	A2/A-/A	10,568	7.8	$31.44	332,258	8.1	10/31/2028
Bergman Walls & Associates, Architects	NR/NR/NR	9,744	7.2	$31.47	306,649	7.5	1/31/2031
Valicy, Inc.	NR/NR/NR	7,543	5.6	$33.60	253,445	6.2	3/31/2031
Province, LLC	NR/NR/NR	6,105	4.5	$29.87	182,351	4.5	6/30/2027
American Nevada Company	NR/NR/NR	5,639	4.2	$30.60	172,553	4.2	3/31/2027
First Citizens Bank	Baa2/BBB/NR	4,885	3.6	$29.92	146,148	3.6	5/31/2032
Allegiant Title and Escrow Agency, LLC	NR/NR/NR	4,848	3.6	$29.64	143,695	3.5	8/31/2030
HTLV Wealth Management, LLC	NR/NR/NR	4,845	3.6	$33.48	162,211	4.0	7/31/2029
Ten Largest Tenants		119,045	88.4%	$32.10	$3,821,203	93.6%
Remaining Occupied		9,160	6.8	$28.50	261,075	6.4
Total Occupied		128,205	95.2%	$31.84	$4,082,278	100.0%
Vacant Space		6,429	4.8
Collateral Total		134,634	100.0%

(1)	Based on the underwritten rent roll dated as of June 9, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through May 2027 totaling $189,277.
(4)	AtkinsRealis USA Inc. has the right to terminate its lease effective March 31, 2030, by providing six months’ written notice and payment of the unamortized portion of leasing commissions and tenant improvement allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI

The following table presents certain information relating to the tenant lease expirations at the Corporate Center VI Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	6,429	4.8%	NAP	NAP	6,429	4.8%	NAP	NAP
MTM & 2026	1	1,822	1.4	$36,026	0.9%	8,251	6.1%	$36,026	0.9%
2027	4	19,082	14.2	579,953	14.2	27,333	20.3%	$615,980	15.1%
2028	2	59353	44.1	1,967,512	48.2	86,686	64.4%	$2,583,492	63.3%
2029	1	4,845	3.6	162,211	4.0	91,531	68.0%	$2,745,702	67.3%
2030	1	4,848	3.6	143,695	3.5	96,379	71.6%	$2,889,397	70.8%
2031	2	17,287	12.8	560,094	13.7	113,666	84.4%	$3,449,491	84.5%
2032	2	20,968	15.6	632,787	15.5	134,634	100.0%	$4,082,278	100.0%
2033	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2034	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2035	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2036	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2037 & Beyond	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
Total	13	134,634	100.0%	$4,082,278	100.0%
(1)	Based on the underwritten rent rolls dated as of June 9, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through May 2027 totaling $189,277.

Appraisal. According to the appraisal, the Corporate Center VI Property had an “as-is” appraised value of $48,800,000 as of April 13, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,800,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated April 23, 2026, there was no evidence of any recognized environmental conditions at the Corporate Center VI Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Corporate Center VI Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 5/31/2026	Underwritten	Per SF	%(1)
Base Rent(2)	$3,269,048	$3,532,546	$3,686,038	$3,886,560	$4,082,278	$30.32	72.4%
Vacant Income	0	0	0	0	186,356	1.38	3.3
Reimbursements	769,114	832,620	929,601	925,377	1,088,650	8.09	19.3
Parking Income	230,342	233,029	230,556	253,224	253,224	1.88	4.5
Other Income(3)	39,345	25,075	419,844	424,673	26,464	0.20	0.5
Gross Potential Income	$4,307,849	$4,623,269	$5,266,039	$5,489,835	$5,636,973	$41.87	100.0%
Vacancy / Credit Loss	0	0	0	0	(444,655)	(3.30)	(7.9)
Effective Gross Income	$4,307,849	$4,623,269	$5,266,039	$5,489,835	$5,192,318	$38.57	92.1%
Total Expenses	983,813	1,094,013	1,098,369	1,075,632	1,136,975	8.44	21.9
Net Operating Income	$3,324,036	$3,529,256	$4,167,670	$4,414,203	$4,055,343	$30.12	78.1%
Capital Expenditures	0	0	0	0	26,927	0.20	0.5
TI/LC	0	0	0	0	361,963	2.69	7.0
Net Cash Flow	$3,324,036	$3,529,256	$4,167,670	$4,414,203	$3,666,453	$27.23	70.6%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Includes contractual rent steps underwritten through May 2027 totaling $189,277.
(3)	Other Income includes signage revenue.

The Market. The Corporate Center VI Property is located in Henderson, Clark County, Nevada, within the Las Vegas-Henderson-North Las Vegas, NV metropolitan statistical area, approximately 16 miles southeast of downtown Las Vegas. The Corporate Center VI Property is situated at the northwest corner of Green Valley Parkway and Interstate 215, providing the Corporate Center VI Property with regional transportation access. The Corporate Center VI Property is approximately seven miles from the Harry Reid International Airport and approximately 11 miles from the Las Vegas Strip. The immediate surrounding area is characterized by similar office developments as part of a larger business park, while multifamily and single-family residential uses are generally set back from major arterial roadways. Local area amenities include the Green Valley Ranch Casino, Resort & Spa, which is located immediately to the south of the Corporate Center VI Property, at the southwest corner of the intersection of Green Valley Parkway and Interstate 215. Additionally, the District at Green Valley Ranch, a mixed-use development of open-air retail, dining, office, and condominiums, is located on the south side of Interstate 215, along both sides of Green Valley Parkway.

According to a third party market research report, as of the second quarter of 2026, the Las Vegas office market had an inventory of approximately 68.8 million square feet, overall vacancy in the market of approximately 9.9% and average asking rent of $29.92 per square foot. As of the second quarter of 2026, the South Las Vegas office submarket had an inventory of approximately 13.9 million square feet, overall vacancy of approximately 8.3% and average asking rent of $30.55 per square foot, with average rents growing by 3.6% over the trailing 12 month period. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was 15,879, 153,532 and 319,568, respectively. The estimated 2024 median household income within the same radii was $109,243, $93,553 and $89,617, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Structural and Collateral Term Sheet	BMO 2026-C15
No. 12 – Corporate Center VI

The following table presents certain information relating to comparable office leases for the Corporate Center VI Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF	Lease Type
Corporate Center VI 2360 Corporate Circle Henderson, NV	2008 / NAP	134,634(2)	Various	Various	Various	7.8(2)	$31.84(2)	NNN(2)
5185 South Durango Drive Las Vegas, NV	2005 / NAP	4,045	Medical Office	1,706	Jan-26	3.1	$26.40	NNN
1401 North Green Valley Parkway Henderson, NV	1999 / NAP	37,792	Confidential	8,689	Jun-26	5.0	$33.00	Modified Gross
50 South Stephanie Street Henderson, NV	2008 / NAP	13,721	Powers 15 PLLC	1,320	Mar-26	3.0	$27.00	NNN
5960 South Rainbow Boulevard Las Vegas, NV	2006 / NAP	5,000	Gorae Management	2,000	May-25	10.0	$30.00	NNN
1505 Wigwam Parkway Henderson, NV	2008 / NAP	71,516	Serenity Mental Health Centers	6,382	Apr-26	10.0	$38.40	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 9, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Structural and Collateral Term Sheet	BMO 2026-C15
No. 13 – Amazon Tallahassee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,445,000	Title:	Fee
Cut-off Date Principal Balance:	$20,445,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of IPB:	2.8%	Net Rentable Area (SF):	123,903
Loan Purpose:	Acquisition	Location:	Tallahassee, FL
Borrower:	Secure Net Lease Industrial I, DST	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Secure Properties LLC	Occupancy:	100.0%
Interest Rate:	5.73000%	Occupancy Date:	8/1/2026
Note Date:	12/30/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/1/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	116 months	2nd Most Recent NOI (As of):	$2,548,907 (12/31/2024)
Original Term:	116 months	Most Recent NOI (As of):	$2,052,592 (T-9 Ann. 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,114,510
Call Protection:	L(31),D(83),O(2)	UW Expenses:	$713,422
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,401,088
Additional Debt:	No	UW NCF:	$2,377,279
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$38,500,000 / $311
Additional Debt Type:	NAP	Appraisal Date:	10/17/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes(1):	$0	Springing	NAP	Maturity Date Loan / SF:	$165
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV:	53.1%
Replacement Reserves(3):	$0	Springing	NAP	Maturity Date LTV:	53.1%
				UW NCF DSCR:	2.00x
				UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$20,445,000	53.2%	Purchase Price	$36,718,899	95.5%
Sponsor Equity	18,020,214	46.8	Closing Costs	1,746,315	4.5
Total Sources	$38,465,214	100.0%	Total Uses	$38,465,214	100.0%
(1)	The borrower is required to deposit on a monthly basis 1/12th of the annual estimated tax payments; provided, however, that the tax reserve will be conditionally waived so long as (i) no event of default exists, (ii) the Amazon.com Services LLC or any replacement tenant (each, a “Major Tenant”) lease has not expired or been terminated and is in full force and effect, (iii) no default exists under the Major Tenant lease beyond the expiration of any applicable notice and cure periods, (iv) the Major Tenant lease provides that the Major Tenant is obligated to pay all taxes, either to the borrower or directly to the applicable governmental authority or assessing party, and (v) the borrower has provided evidence reasonably satisfactory to the lender of the Major Tenant’s full compliance with such obligation.
(2)	The borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance payments; provided, however, that the insurance reserve will be conditionally waived so long as either (i) the borrower maintains blanket policies of insurance in accordance with the Amazon Tallahassee Mortgage Loan (as defined below) documents, (ii) (a) the borrower maintains all required insurance in accordance with the Amazon Tallahassee Mortgage Loan documents, (b) no Major Tenant Trigger Event (as defined in the Amazon Tallahassee Mortgage Loan documents) then exists and (c) the Major Tenant maintains a long-term unsecured debt rating equal to or greater than BBB (as rated by S&P and Fitch) and an equivalent rating from each of the other rating agencies which rate such entity, or (iii) (a) no event of default exists, (b) the Major Tenant lease has not expired or been terminated and is in effect, (c) no default shall exist under the Major Tenant lease beyond the expiration of any applicable notice and cure periods, (d) the Major Tenant lease guarantor (if any) remains fully liable for the obligations and liabilities under each such lease, and (e) the borrower timely provides satisfactory evidence of all required insurance as required pursuant to the Amazon Tallahassee Mortgage Loan documents.
(3)	Following the occurrence of the debt service coverage ratio based on the immediately preceding trailing three-month period falling below 1.20x or following the occurrence of a Major Tenant Trigger Event, the borrower will be required to deposit on a monthly basis $1,984 for ongoing replacement reserves (approximately $0.19 per square foot annually).
(4)	3rd Most Recent NOI and 4th Most Recent NOI are not available as the Amazon Tallahassee Property (as defined below) was built in 2023.

The Loan. The thirteenth largest mortgage loan (the “Amazon Tallahassee Mortgage Loan”) is secured by the borrower’s fee interest in a 123,903 square foot industrial facility in Tallahassee, Florida (the “Amazon Tallahassee Property”). The Amazon Tallahassee Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $20,445,000. The Amazon Tallahassee Mortgage Loan was originated on December 30, 2025, by KeyBank. The Amazon Tallahassee Mortgage Loan has a 116-month term, is interest-only for the full term and accrues interest at a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150

Structural and Collateral Term Sheet	BMO 2026-C15
No. 13 – Amazon Tallahassee

fixed rate of 5.73000% per annum on an Actual/360 basis. The scheduled maturity date of the Amazon Tallahassee Mortgage Loan is September 1, 2035.

The Property. The Amazon Tallahassee Property is a 123,903 square foot warehouse/distribution industrial facility located in Tallahassee, Florida. Situated on a 47.8-acre site, the improvements were constructed in 2023 as a build-to-suit for Amazon.com Services LLC, and the facility serves as a last-mile delivery station for the tenant. The single-story building is fully air-conditioned and features 24-foot clear heights, 12 dock-high loading doors, five drive lanes and approximately 9.6% office finish. Parking at the Amazon Tallahassee Property includes 583 surface spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 square feet.

Sole Tenant.

Amazon.com Services LLC (123,903 square feet; 100.0% of NRA; 100.0% of underwritten base rent) (Moody’s/S&P/Fitch: A1/AA/AA-). Amazon.com Services LLC is a subsidiary of Amazon.com, Inc. (“Amazon”), a multinational technology company engaged in e-commerce, cloud computing, digital streaming and artificial intelligence. Amazon has a market capitalization of approximately $2.9 trillion and is ranked first on the 2026 Fortune 500 list of largest companies in the United States by revenue. Amazon has provided a guaranty of the lease obligations of Amazon.com Services LLC.

Amazon.com Services LLC has been the sole tenant at the Amazon Tallahassee Property since it was built for the tenant in 2023. The 15-year lease commenced on October 27, 2023, and has an initial expiration date of October 31, 2038, with five, five-year extension options and no termination options. The current in-place rent is $17.99 PSF and includes annual rent bumps of 2.5%.

The following table presents certain information relating to the sole tenant at the Amazon Tallahassee Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Amazon.com Services LLC	A1/AA/AA-	123,903	100.0%	$20.16	$2,497,413	100.0%	10/31/2038
Occupied Collateral Total / Wtd. Avg.		123,903	100.0%	$20.16	$2,497,413	100.0%
Vacant Space		0	0.0%
Collateral Total		123,903	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2026, inclusive of straight-line rent of $322,349 for Amazon.com Services LLC.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

Structural and Collateral Term Sheet	BMO 2026-C15
No. 13 – Amazon Tallahassee

The following table presents certain information relating to the lease rollover schedule at the Amazon Tallahassee Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2037 & Beyond	1	123,903	100.0	2,497,413	100.0	123,903	100.0%	$2,497,413	100.0%
Total	1	123,903	100.0%	$2,497,413	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2026, inclusive of straight-line rent of $322,349 for Amazon.com Services LLC.

The following information presents certain information relating to the historical and current occupancy of the Amazon Tallahassee Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 1, 2026.

Appraisal. According to the appraisal, the Amazon Tallahassee Property had an “as-is” appraised value of $38,500,000 as of October 17, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$38,500,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated October 2, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Amazon Tallahassee Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Structural and Collateral Term Sheet	BMO 2026-C15
No. 13 – Amazon Tallahassee

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Amazon Tallahassee Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	T-9 Ann. 9/30/2025	Underwritten	PSF	% (2)
Base Rent	$2,513,046	$2,175,064	$2,175,064	$17.55	67.7%
Straight-Line Rent Steps	0	0	322,349	2.60	10.0
Gross Potential Rent	$2,513,046	$2,175,064	$2,497,413	$20.16	77.8%
Total Reimbursements	729,642	638,891	713,422	5.76	22.2
Other Income	150	360	0	0.00	0.0
Net Rental Income	$3,242,838	$2,814,316	$3,210,835	$25.91	100.0%
(Vacancy & Credit Loss)	0	0	96,325	0.78	3.0
Effective Gross Income	$3,242,838	$2,814,316	$3,114,510	$25.14	97.0%
Total Expenses	693,931	761,724	713,422	5.76	22.9
Net Operating Income	$2,548,907	$2,052,592	$2,401,088	$19.38	77.1%
Replacement Reserves	0	0	23,809	0.19	0.8
TI/LC	0	0	0	0.00	0.0
Net Cash Flow	$2,548,907	$2,052,592	$2,377,279	$19.19	76.3%
(1)	Based on the underwritten rent roll as of August 1, 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Amazon Tallahassee Property is located at 3799 Northwest Passage in Tallahassee, Florida. The Amazon Tallahassee Property is situated approximately five miles west of the Tallahassee central business district and approximately six miles north of the Tallahassee International Airport. The Amazon Tallahassee Property has access to major transportation corridors, including Interstate 10, located approximately one mile to the north, and U.S. Highway 90/Tennessee Street, located approximately one mile to the south. Interstate 10 is an east-west highway extending across the Florida panhandle from Pensacola to Jacksonville.

According to a third-party market research report, the Amazon Tallahassee Property is located within the Tallahassee industrial market and the Northwest Leon County industrial submarket. As of May 2026, the Tallahassee industrial market comprised approximately 20.3 million square feet of inventory, with a vacancy rate of 4.3% and an average asking rent of $9.58 per square foot. The Northwest Leon County industrial submarket consisted of approximately 1.5 million square feet of inventory, with a vacancy rate of 1.7% and an average asking rent of $11.38 per square foot. Accounting for the size, year of construction and fully air-conditioned configuration of the Amazon Tallahassee Property, the appraisal identified six comparable industrial leases, each with Amazon as the tenant, with rental rates ranging from $14.98 to $24.29 per square foot. Based on this analysis, the appraisal concluded a market rent of approximately $18 per square foot for the Amazon Tallahassee Property.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Amazon Tallahassee Property was 2,637, 39,127, and 108,830, respectively. Additionally, for the same radii, the 2024 average household income was $60,076, $72,996 and $66,086, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Structural and Collateral Term Sheet	BMO 2026-C15
No. 13 – Amazon Tallahassee

The following table presents information relating to comparable industrial leases for the Amazon Tallahassee Property:

Comparable Industrial Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Amazon Tallahassee(2) Tallahassee, FL	-	2023 / NAP	123,903	Amazon.com Services LLC	123,903	Oct-23	15.0	$20.16
Amazon Last Mile Lutz Lutz, FL	193 miles	2022 / NAP	181,500	Amazon	181,500	Nov-22	15.3	$22.38
Amazon Last Mile Venice Venice, FL	261 miles	2020 / NAP	110,732	Amazon	110,732	Sep-20	12.0	$18.38
Amazon Last Mile Facility Apopka, FL	209 miles	2021 / NAP	202,044	Amazon	202,044	May-21	12.0	$14.98
Amazon Last Mile Fort Myers Fort Myers, FL	315 miles	2022 / NAP	181,500	Amazon.com Services, LLC	181,500	Jun-22	12.0	$18.00
Amazon Last Mile Pinellas Pinellas Park, FL	209 miles	2022 / NAP	125,802	Amazon	125,802	Jun-22	15.8	$24.29
Amazon Fulfillment Center Port Wentworth, GA	221 miles	2020 / NAP	117,341	Amazon	117,341	Jun-20	12.0	$20.05
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2026. Annual Rent PSF includes straight-line rent for Amazon.com Services LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	2.8%	Net Rentable Area (SF)(2):	593,930
Loan Purpose:	Refinance	Location:	Birch Run, MI
Borrower:	Birch Run Outlets II, L.L.C.	Year Built / Renovated:	1986 / 2010
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(2):	90.1%
Interest Rate:	6.46000%	Occupancy Date:	10/8/2025
Note Date:	1/6/2026	4th Most Recent NOI (As of):	$13,723,261 (12/31/2022)
Maturity Date:	2/1/2036	3rd Most Recent NOI (As of):	$14,632,281 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$14,746,978 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$14,200,903 (TTM 9/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$18,131,921
Call Protection:	L(30),D(83),O(7)	UW Expenses:	$4,368,908
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,763,013
Additional Debt(1):	Yes	UW NCF:	$13,050,297
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF(2):	$158,700,000 / $267
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/19/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$152
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.8%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.92x
				UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	72.3%	Loan Payoff	$123,448,650	99.2%
Sponsor Equity	34,432,592	27.7	Closing Costs	983,941	0.8
Total Sources	$124,432,592	100.0%	Total Uses	$124,432,592	100.0%
(1)	The Birch Run Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $90,000,000 (the “Birch Run Premium Outlets Whole Loan”). The financial information presented in the chart above is based on the Birch Run Premium Outlets Whole Loan.
(2)	Occupancy, Appraised Value / Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 square feet. Occupancy excluding temporary tenants is 73.5%.

The Loan. The fourteenth largest mortgage loan (the “Birch Run Premium Outlets Mortgage Loan”) is part of a fixed-rate whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The Birch Run Premium Outlets Whole Loan is secured by the borrower’s fee interest in a 593,930 square foot outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”). The Birch Run Premium Outlets Whole Loan was co-originated by Bank of Montreal (“BMO”) and Natixis Real Estate Capital LLC (“NREC”) on January 6, 2026. The Birch Run Premium Outlets Mortgage Loan is evidenced by the non-controlling Note A-2-2 and non-controlling Note A-3, contributed by BMO, and the non-controlling Note A-5-2 and non-controlling Note A-6, contributed by NREC, with an aggregate outstanding principal balance as of the Cut-off Date of $20,000,000. The Birch Run Premium Outlets Whole Loan has an initial term of 120 months, is interest only for the first 24 months of the 120-month term and accrues interest on an Actual/360 basis at a rate of 6.46000% per annum. The Birch Run Premium Outlets Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization. The relationship between the holders of notes evidencing the Birch Run Premium Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets

The table below identifies the promissory notes that comprise the Birch Run Premium Outlets Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,500,000	$36,500,000	BMO 2026-C14	Yes
A-2-1	$10,000,000	$10,000,000	WFCM 2026-C66	No
A-2-2	$7,000,000	$7,000,000	BMO 2026-C15	No
A-3	$6,500,000	$6,500,000	BMO 2026-C15	No
A-4	$18,500,000	$18,500,000	BMO 2026-C14	No
A-5-1	$5,000,000	$5,000,000	WFCM 2026-C66	No
A-5-2	$3,000,000	$3,000,000	BMO 2026-C15	No
A-6	$3,500,000	$3,500,000	BMO 2026-C15	No
Whole Loan	$90,000,000	$90,000,000

The Property. The Birch Run Premium Outlets Property is a 593,930 square foot outlet center located in Birch Run, Michigan. The largest tenants at the Birch Run Premium Outlets Property by NRA are Pottery Barn, Lee Wrangler and Old Navy, with other major tenants including BRIDAL By Viper Apparel, Nike Factory Store, Polo Ralph Lauren, Gap Outlet, Goodwill, Shoe Dept. Encore and many more. Built in 1986 and renovated in 2010, the Birch Run Premium Outlets Property is situated on a 91.75-acre parcel and contains 4,823 parking spaces, which results in a parking ratio of approximately 8.12 spaces per 1,000 square feet of NRA. As of October 8, 2025, the Birch Run Premium Outlets Property was 90.1% leased based on NRA (including temporary tenants) and 73.5% leased, excluding temporary tenants, by 76 tenants. Temporary tenants occupy approximately 16.6% of the NRA and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per square foot as of August 31, 2025 is approximately $360 per square foot.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	TTM 8/31/2025 Sales PSF
Inline Sales (< 10,000 SF)	$360	$271	$427	$380	$375	$372	$360
Occupancy Cost	12.8%	16.8%	10.9%	12.2%	12.9%	13.1%	13.1%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Under Armour, The North Face and Columbia Sportswear Company.

Under Armour (10,011 square feet; 1.7% of NRA; 6.4% of underwritten base rent). Under Armour is an inventor, marketer, and distributor of branded performance athletic apparel, footwear, and accessories. Under Armour has been a tenant at the Birch Run Premium Outlets Property since March 2015.

The North Face (5,500 square feet; 0.9% of NRA; 4.6% of underwritten base rent). The North Face is a supplier of outdoor performance clothing and gear for hiking, skiing, trail running and camping. The North Face has been a tenant at the Birch Run Premium Outlets Property since February 2022. The North Face is on a lease expiring January 31, 2027 with no renewal or termination options.

Columbia Sportswear Company (9,690 square feet; 1.6% of NRA; 4.4% of underwritten base rent). Columbia Sportswear Company is a global outdoor brand that crafts active lifestyle gear including apparel, footwear, and accessories. Columbia Sportswear Company has a family of brands, including Sorel, prAna, and Mountain Hardwear, that has grown to over 10,000 employees, with products available for sale in over 100 countries. Columbia Sportswear Company has been a tenant at the Birch Run Premium Outlets Property since July 2010, and has a lease expiration on January 31, 2032. Columbia Sportswear Company has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets

The following table presents certain information relating to the current and historical occupancy of the Birch Run Premium Outlets Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	TTM 9/31/2025	Current(2)
93.7%	93.5%	88.7%	89.0%	98.0%	97.0%	92.8%	90.1%
(1)	Historical occupancy is as of December 31 for each respective year and represents the inline occupancy including square footage from temporary tenants. Information obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of October 8, 2025. Excluding temporary tenants, the current occupancy is 73.5%.

Appraisal. According to the appraisal, the Birch Run Premium Outlets Property had an “as-is” appraised value of $158,700,000 as of October 19, 2025. The appraisal also concluded to a “prospective market value upon stabilization” of $174,900,000 as of November 1, 2027. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,700,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Birch Run Premium Outlets Property.

The following table presents certain information relating to the ten largest tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Birch Run Premium Outlets Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Under Armour	NR/B2/BB-	10,011	1.7%	$75.68	$757,632	6.4%	3/31/2030
The North Face	NR/Ba3/BB	5,500	0.9	$99.04	544,746	4.6	1/31/2027
Columbia Sportswear Company	NR/NR/NR	9,690	1.6	$54.02	523,454	4.4	1/31/2032
Old Navy	NR/Ba3/BB	19,589	3.3	$23.20	454,397	3.9	7/31/2027
Lee Wrangler	NR/Ba3/BB	23,975	4.0	$14.60	350,000	3.0	1/1/2029
American Eagle Outfitters	NR/NR/NR	5,806	1.0	$69.16	401,535	3.4	4/30/2030
Nike Factory Store	NR/A2/A+	12,500	2.1	$44.02	550,250	4.7	1/1/2035
Coach	NR/Baa2/BBB	8,000	1.3	$47.22	377,725	3.2	1/31/2027
Eddie Bauer Outlet	NR/NR/NR	6,500	1.1	$53.77	349,477	3.0	7/31/2028
Aeropostale	NR/NR/NR	6,136	1.0	$55.46	340,319	2.9	1/31/2027
Total/Wtd. Avg.		107,707	18.1%	$43.17	$4,649,535	39.5%

Other Tenants		328,848	55.4	$21.67	7,125,676	60.5

Occupied Collateral Total		436,555	73.5%	$26.97	$11,775,212	100.0%
Temporary Tenants		98,690	16.6
Vacant Space		58,685	9.9
Total/Wtd. Avg.		593,930	100.0%
(1)	Based on the underwritten rent roll dated as of October 8, 2025.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes $220,936 of rent steps through December 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets

The following table presents a summary of sales for certain tenants at the Birch Run Premium Outlets Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 8/31/2025 Sales (PSF)
Under Armour	$909.87	$710.66	$922.45	$770.27	$776.41	$790.87	$755.64
Old Navy	$263.30	$248.36	$296.67	$226.38	$233.40	$236.19	$234.62
Lee Wrangler	$163.89	$114.94	NAV	$90.64	$92.91	$95.20	$96.79
Nike Factory Store	$957.78	$767.34	$979.05	$1,078.35	$1,186.88	$1,226.46	$1,219.89
Gap Outlet	$209.15	$154.65	$229.45	$181.62	$201.78	$211.84	$204.77
Polo Ralph Lauren	$321.53	$247.09	$330.83	$254.77	$252.41	$240.89	$238.11
Shoe Dept. Encore	NAV	$104.99	$160.51	$162.57	$129.85	$156.62	$131.18
Goodwill	NAV	NAV	NAV	$83.43	$162.46	$156.52	$150.33
Pottery Barn	$198.60	$143.67	$179.93	$164.76	$141.62	$123.15	$120.52
BRIDAL By Viper Apparel	$74.27	$58.22	$75.16	$77.38	$78.76	$78.87	$78.83
(1)	Information obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Birch Run Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	166,754	28.1%	NAP	NAP	166,754	28.1%	NAP	NAP
2026 & MTM	24	100,956	17.0	$3,116,585	26.5%	267,710	45.1%	$3,116,585	26.5%
2027	23	151,170	25.5	3,672,607	31.2	418,880	70.6%	$6,789,192	57.7%
2028	7	34,614	5.8	1,251,753	10.6	453,494	76.4%	$8,040,945	68.3%
2029	9	62,425	10.5	1,092,163	9.3	515,919	86.9%	$9,133,108	77.6%
2030	6	26,325	4.4	967,779	8.2	542,244	91.3%	$10,100,887	85.8%
2031	2	12,845	2.2	320,840	2.7	555,089	93.5%	$10,421,727	88.5%
2032	2	11,792	2.0	564,800	4.8	566,881	95.5%	$10,986,527	93.3%
2033	2	2,750	0.5	154,284	1.3	569,631	95.9%	$11,140,811	94.6%
2034	0	0	0.0	0	0.0	569,631	95.9%	$11,140,811	94.6%
2035	3	24,294	4.1	634,401	5.4	593,925	100.0%	$11,775,212	100.0%
2036	0	0	0.0	0	0.0	593,925	100.0%	$11,775,212	100.0%
2037 & Beyond	1	5	0.0	0	0.0	593,930	100.0%	$11,775,212	100.0%
Total	79	593,930	100.0%	$11,775,212	100.00%
(1)	Based on the underwritten rent roll dated October 8, 2025, inclusive of lease renewals for Lee Wrangler and Nike Factory Store.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $220,936 of rent steps through December 2026.
(4)	Vacant includes 111,155 square feet attributable to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
158

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets

The following table presents certain information relating to the operating history and underwritten net cash flow of the Birch Run Premium Outlets Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM September 2025(1)	Underwritten	Per SF	%(2)
In Place Rent	$11,653,200	$12,346,327	$12,324,214	$11,804,794	$11,554,276	$19.45	59.7%
Contractual Rent Steps(3)	0	0	0	0	220,936	0.37	1.1
Potential Income from Vacant Space	0	0	0	0	2,682,011	4.52	13.9
Percentage in Lieu(4)	164,138	146,346	145,331	156,765	185,523	0.31	1.0
Gross Potential Rent	$11,817,338	$12,492,673	$12,469,545	$11,961,559	$14,642,745	$24.65	75.6%
Reimbursement Revenue	4,206,789	4,418,792	4,643,948	4,936,751	4,717,337	7.94	24.4
Net Rental Income	$16,024,127	$16,911,465	$17,113,493	$16,898,310	$19,360,083	$32.60	100.0%
(Vacancy)	0	0	0	0	-2,682,011	(4.52)	(13.9)
Percentage Rent(4)	834,994	753,579	723,485	542,708	354,844	0.60	1.8
Temporary Tenants	666,855	1,045,834	1,013,010	998,970	998,970	1.68	5.2
Other Income(5)	93,153	98,395	136,474	176,843	100,034	0.17	0.5
Effective Gross Income	$17,619,129	$18,809,273	$18,986,462	$18,616,831	$18,131,921	$30.53	93.7%
Total Expenses	3,895,868	4,176,992	4,239,484	4,415,928	4,368,908	7.36	24.1
Net Operating Income	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,763,013	$23.17	75.9%
TI/LC	0	0	0	0	593,930	1.00	3.3
Capital Expenditures	0	0	0	0	118,786	0.20	0.7
Net Cash Flow	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,050,297	$21.97	72.0%
(1)	TTM September 2025 reflects the trailing 12-month period ending September 30, 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through December 2026.
(4)	Underwritten based on the tenants’ TTM 8/31/2025 sales.
(5)	Other Income includes media income and other rents.

The Market. The Birch Run Premium Outlets Property is located in Birch Run, Michigan, within the Saginaw core-based statistical area (the “Saginaw CBSA”) in northern Michigan, roughly 100 miles north of Detroit and 115 miles northeast of Grand Rapids. According to the appraisal, the Saginaw CBSA had a population of 185,167 as of 2024.

The Birch Run Premium Outlets Property is located in the Saginaw, MI retail market, which consists of approximately 13.8 million square feet of space across 1,080 buildings. The Saginaw, MI retail market is mostly general retail space, accounting for 59.6% of the retail assets, while neighborhood centers make up 19.9%, and malls make up 6.1%, according to the appraisal. The Saginaw, MI retail market is located south of Lake Huron in the east-central region of Michigan’s lower peninsula. According to the appraisal, as of the second quarter of 2025, the Saginaw, MI retail market had an inventory of 13,764,463 square feet, a vacancy rate of 3.5% and an average asking rent of $12.66 per square foot.

According to the appraisal, the 2024 population within a 10-, 15- and 20-mile radius of the Birch Run Premium Outlets Property was 63,884, 190,876 and 422,859, respectively. Additionally, for the same period, the average household income within the same radii was $82,085, $68,926 and $69,541, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Birch Run Premium Outlets Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Tenant Improvement Allowance (PSF) (New Leases / Renewal Leases)	Leasing Commissions (PSF) (New Leases / Renewal Leases)
Inline Small	$32.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Inline Large	$31.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Major	$30.00	5	2.5%/Year	$20.00 / $0.00	$4.00 / $2.00
Anchor	$9.00	5	Flat	$10.00 / $0.00	$4.00 / $2.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
159

Structural and Collateral Term Sheet	BMO 2026-C15
No. 14 – Birch Run Premium Outlets

The table below presents certain information relating to comparable outlet centers pertaining to the Birch Run Premium Outlets Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Birch Run Premium Outlets Property
Birch Run Premium Outlets	1986/2010	593,930	90.1%(2)	Pottery Barn, Lee Wrangler, Old Navy	NAP
Great Lakes Crossing Outlets	1998/2020	1,356,000	97.0%	Bass Pro Shops, Burlington, Nordstrom Rack, Round 1, AMC	45.0 miles
Kensington Valley Outlets	1997/NAP	314,438	89.0%	H&M, Old Navy, Nike	45.0 miles
West Branch Outlet Shops	2000/NAP	112,120	64.0%	Famous Footwear, Old Navy, Eddie Bauer	70.0 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on NRA, including temporary tenants, of the underwritten rent roll as of October 8, 2025. Total Occupancy excluding temporary tenants is 73.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
160

Structural and Collateral Term Sheet	BMO 2026-C15
No. 15 – The Campus Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,250,000	Title:	Fee
Cut-off Date Principal Balance:	$19,250,000	Property Type – Subtype(3):	Various – Various
% of IPB:	2.7%	Net Rentable Area (SF):	281,320
Loan Purpose:	Refinance	Location:	West Chester, PA
Borrower:	Willowbrook Partners, LP	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Fredrick B. Goebert	Occupancy:	88.0%
Interest Rate:	6.43000%	Occupancy Date:	4/30/2026
Note Date:	7/23/2026	4th Most Recent NOI (As of):	$3,827,816 (12/31/2023)
Maturity Date:	8/1/2036	3rd Most Recent NOI (As of):	$3,546,771 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,631,278 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$3,536,460 (TTM 4/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	88.8%
Amortization Type:	Interest Only	UW Revenues:	$5,547,347
Call Protection:	L(24),D(90),O(6)	UW Expenses:	$1,795,048
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,752,299
Additional Debt:	No	UW NCF:	$2,953,640
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$53,700,000 / $191
Additional Debt Type:	NAP	Appraisal Date:	4/13/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$38,126	$38,126	NAP	Maturity Date Loan / SF:	$68
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	35.8%
Replacement Reserves(1)(2):	$185,000	Springing	NAP	Maturity Date LTV:	35.8%
TI / LC Reserve(2):	$0	Springing	NAP	UW NCF DSCR:	2.35x
				UW NOI Debt Yield:	19.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,250,000	86.8%	Loan Payoff	$21,236,031	95.7%
Sponsor Equity	2,935,561	13.2	Closing Costs	726,403	3.3
			Upfront Reserves	223,126	1.0
Total Sources	$22,185,561	100.0%	Total Uses	$22,185,561	100.0%
(1)	The borrower deposited into escrow $185,000 (the “Roof Repair Deposit”) into the replacement reserve for roof repairs at the 1380 Enterprise Drive Property (as defined below), which are permitted to be used only for roof repairs at the 1380 Enterprise Drive Property.
(2)	Upon the occurrence of the debt service coverage ratio based on the immediately preceding trailing three-month period falling below 1.20x (a “DSCR Trigger Event”), and so long as no other cash flow sweep trigger event is ongoing, the borrower will have 10 days to deposit with lender $400,000 (a “DSCR Deposit”), which if such DSCR Deposit is made, (a) $56,255 (representing 14% of the DSCR Deposit) of which will be deposited in the replacement reserve and (b) $343,745 (representing 86% of the DSCR Deposit) of which will be deposited in the TI/LC reserve. If the borrower fails to make such DSCR Deposit and so long as the borrower is not then-obligated to deposit excess cash flow related to a liquidity failure event, as defined in and pursuant to The Campus Portfolio Mortgage Loan (as defined below) documents, the cash flow sweep caused by the DSCR Trigger Event will continue, and the lender will sweep all excess cash flow and deposit (a) 14% of such swept excess cash flow into the replacement reserve and (b) 86% of such swept excess cash flow into the TI/LC reserve. The borrower will be required to make an additional DSCR Deposit following the expiration of each 12-month period that the applicable DSCR Trigger Event continues, and if not adequately deposited, the excess cash flow sweep will commence pursuant to the above.
(3)	See “Portfolio Summary” below.

The Loan. The fifteenth largest mortgage loan (“The Campus Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in a portfolio of two mixed-use properties and one industrial property, totaling approximately 281,320 square feet located in West Chester, Pennsylvania (individually, the “100 Willowbrook Lane Property”, the “200, 300, 400 and 600 Willowbrook Lane Property”, the “1380 Enterprise Drive Property”, or collectively, “The Campus Portfolio Properties”). The Campus Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $19,250,000. The Campus Portfolio Mortgage Loan was originated on July 23, 2026, by KeyBank National Association. The Campus Portfolio Mortgage Loan has a 10-year term, is interest-only for the full term and accrues interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2026-C15
No. 15 – The Campus Portfolio

at a fixed rate of 6.43000% per annum on an Actual/360 basis. The scheduled maturity date of The Campus Portfolio Mortgage Loan is August 1, 2036.

The Properties. The Campus Portfolio Properties consist of two mixed-use office/industrial properties and one industrial flex property, totaling 281,320 square feet and located in West Chester, Pennsylvania. The Campus Portfolio Properties collectively consist of approximately 45.0% industrial flex space, 33.7% office space and 21.2% medical office space. As of April 30, 2026, The Campus Portfolio Properties were 88.0% occupied by 24 tenants across 34 leases. No tenant occupies more than 10.2% of the portfolio net rentable area or 10.4% of the portfolio underwritten base rent.

The following table presents certain information relating to The Campus Portfolio Properties:

Portfolio Summary
Property Name	Property Type – Subtype(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI(2)
200, 300, 400 and 600 Willowbrook Lane	Mixed Use – Office/Industrial	Various / Various	145,317	93.0%	$11,435,500	59.4%	$31,900,000	$2,423,373
100 Willowbrook Lane	Industrial – Flex	1979 / 2005	97,494	75.9	5,126,000	26.6	14,300,000	662,577
1380 Enterprise Drive	Mixed Use – Office/Industrial	1987 / 2021	38,509	100.0	2,688,500	14.0	7,500,000	666,349
Total / Wtd. Avg.			281,320	88.0%	$19,250,000	100.0%	$53,700,000	$3,752,299
(1)	Source: Appraisals.
(2)	Information based on the underwritten rent rolls dated April 30, 2026.

The 200, 300, 400 and 600 Willowbrook Lane Property and the 100 Willowbrook Lane Property (collectively, the “Willowbrook Properties”) together comprise a five-building, 242,811 square foot office and industrial park located in West Chester, Pennsylvania. The Willowbrook Properties are centered around a private cul-de-sac, within a business park known as The Campus, originally developed by the borrower sponsor between 1979 and 1988 as Willowbrook Business Park. The Campus business park also includes a Microtel hotel, a multifamily property and a FedEx shipping center that are not owned by the borrower sponsor.

100 Willowbrook Lane is a single-story industrial flex building, with a partial second floor, comprising a total of 97,494 square feet. Situated on a 6.8-acre site, the building was originally constructed in 1979 and renovated in 2005. The building features 18- to 22-foot clear ceiling heights, nine drive-in doors, nine dock high doors and approximately 20% office space. 100 Willowbrook Lane offers 155 surface parking spaces, resulting in a parking ratio of 1.59 spaces per 1,000 square feet.

200 Willowbrook Lane is a single-story, Class A medical office building comprising 27,549 square feet. Situated on a 2.6-acre site, the building was originally constructed in 1985 and was most recently renovated in 2019.

300 Willowbrook Lane is a single-story, Class A office building comprising 58,176 square feet. Situated on a 4.5-acre site, the building was originally constructed in 1981 and was most recently renovated in 2020. The building features several amenities that are shared with the other buildings, including a café, fitness center, multi-purpose room, conference room and outdoor courtyard with a grilling station.

400 Willowbrook Lane is a single-story, with a partial second floor, industrial flex building comprising 22,760 square feet. Situated on a 2.1-acre site, the building was originally constructed in 1984 and was most recently renovated in 2021. The building features 20-foot clear ceiling heights, two drive-in doors, three dock high doors and approximately 40% office space.

600 Willowbrook Lane is a three-story, Class A office building comprising 36,832 square feet. Situated on a 2.0-acre site, the building was originally constructed in 1988 and was most recently renovated in 2020. Collectively, the buildings that make up the 200, 300, 400 and 600 Willowbrook Property contain 514 surface parking spaces, resulting in a parking ratio of 3.54 spaces per 1,000 square feet.

The 1380 Enterprise Drive Property is a 38,509 square foot, single-story, mixed-use building, with office and industrial flex components. Situated on a 4.0-acre site, the building was originally constructed in 1987 by the borrower sponsor and was most recently renovated in 2021. The building comprises 79.6% office space, with the remaining flex component featuring

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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18-foot clear ceiling heights, one drive-in door and three dock high doors. The 1380 Enterprise Drive Property includes 155 surface parking spaces, resulting in a parking ratio of 4.03 spaces per 1,000 square feet.

The following table presents certain information with respect to the historical and current occupancy of The Campus Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
90.6%	89.6%	92.8%	88.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2026.

Major Tenants.

Bimmerworks, LTD (28,804 square feet; 10.2% of portfolio NRA; 8.2% of underwritten rent): Bimmerworks, LTD (“Bimmerworks”) is an automotive repair and maintenance provider specializing in European and imported brands. Established in 1997, Bimmerworks operates a technology-driven repair facility and offers diagnostics and repairs services. Bimmerworks has occupied 28,804 square feet across three leases at the 100 Willowbrook Property since August 2025. The leases expire August 31, 2035, and contain two, five-year extension options with no early termination options.

CDHA Management LLC (23,355 square feet; 8.3% of portfolio NRA; 10.4% of underwritten rent): CDHA Management, LLC (“CDHA”) is a Pennsylvania-based healthcare management services organization that provides administrative and operational support to dental practices, allowing clinicians to focus on patient care rather than back-office functions. The parent platform associated with CDHA is Chord Specialty Dental Partners, a Nashville-based multi-specialty Dental Support Organization that supports more than 60 practices across six states. CDHA has been a tenant since 2017, initially occupying 7,930 square feet at 200 Willowbrook Lane. On January 1, 2021, CDHA relocated to 300 Willowbrook Lane under a lease for 23,355 square feet that expires April 30, 2032. The lease includes one, eight-year extension option and does not provide any early termination rights.

USI Insurance Services, LLC (22,336 square feet; 7.9% of portfolio NRA; 7.5% of underwritten rent): USI Insurance Services, LLC (“USI”) is an insurance brokerage and consulting firm providing property and casualty, employee benefits, retirement, and personal risk solutions. Founded in 1994 and headquartered in Valhalla, New York, USI has over 10,500 employees and operates a network of nearly 200 offices across the United States. USI has been a tenant at the 1380 Enterprise Drive Property since 2020, initially leasing 15,939 square feet across two suites. USI expanded to a third suite in 2022 by an additional 6,397 square feet to occupy its current footprint of 22,336 square feet. The leases are co-terminus, expiring February 28, 2031, and include one, seven-year extension option. Each lease contains an early termination option effective May 28, 2028, subject to a 365-day notice period and payment of unamortized leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information regarding the tenants at The Campus Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Bimmerworks, LTD	NR/NR/NR	28,804	10.2%	$13.60	$391,734	8.2%	8/31/2035
CDHA Management LLC	NR/NR/NR	23,355	8.3	$21.29	497,228	10.4	4/30/2032
USI Insurance Services, LLC(4)	NR/NR/NR	22,336	7.9	$16.17	361,268	7.5	2/28/2031
Pennsylvania Liquor Control Board	Aa2/A+/AA	19,445	6.9	$10.85	211,045	4.4	6/30/2027
In Stock Cabinets Design	NR/NR/NR	16,239	5.8	$9.28	150,698	3.1	12/31/2027
Clinical Care Associates of the University	NR/NR/NR	15,957	5.7	$25.10	400,529	8.3	1/31/2029
Peirce Phelps, Inc.	NR/NR/NR	13,727	4.9	$10.89	149,487	3.1	10/31/2030
Emergency Relief Catering Co, LLC	NR/NR/NR	12,065	4.3	$10.31	124,406	2.6	5/31/2029
Keller Williams Real Estate	NR/NR/NR	11,037	3.9	$28.04	309,437	6.4	7/31/2028
Maillie, LLP	NR/NR/NR	9,577	3.4	$23.50	225,060	4.7	1/31/2027
Ten Largest Tenants		172,542	61.3%	$16.35	$2,820,892	58.8%
Remaining Occupied		75,138	26.7	$26.32	1,977,562	41.2
Total Occupied		247,680	88.0%	$19.37	$4,798,454	100.0%
Vacant Space		33,640	12.0
Collateral Total		281,320	100.0%

(1)	Based on the underwritten rent rolls dated as of April 30, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.
(4)	USI Insurance Services, LLC has the right to terminate its leased space effective May 28, 2028, by giving 365 days’ notice and payment of unamortized leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations at The Campus Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	33,640	12.0%	NAP	NA	P	33,640	12.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		33,640	12.0%	$0	0.0%
2027	5	51,188	18.2	739,001	15.4		84,828	30.2%	$739,001	15.4%
2028	4	22,759	8.1	657,208	13.7		107,587	38.2%	$1,396,209	29.1%
2029	7	34,414	12.2	680,009	14.2		142,001	50.5%	$2,076,218	43.3%
2030	4	29,226	10.4	532,979	11.1		171,227	60.9%	$2,609,197	54.4%
2031	7	35,765	12.7	707,283	14.7		206,992	73.6%	$3,316,481	69.1%
2032	2	31,221	11.1	684,045	14.3		238,213	84.7%	$4,000,526	83.4%
2033	1	7,808	2.8	215,110	4.5		246,021	87.5%	$4,215,637	87.9%
2034	1	6,495	2.3	191,083	4.0		252,516	89.8%	$4,406,719	91.8%
2035	3	28,804	10.2	391,734	8.2		281,320	100.0%	$4,798,454	100.0%
2036	0	0	0.0	0	0.0		281,320	100.0%	$4,798,454	100.0%
2037 & Beyond	0	0	0.0	0	0.0		281,320	100.0%	$4,798,454	100.0%
Total	34	281,320	100.0%	$4,798,454	100.0%
(1)	Based on the underwritten rent rolls dated as of April 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.

Appraisal. According to the appraisals, The Campus Portfolio Properties had a combined “as-is” appraised value of $53,700,000 as of April 13, 2026.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
200, 300, 400 and 600 Willowbrook Lane	Income Capitalization Approach	$31,900,000	7.75%
100 Willowbrook Lane	Income Capitalization Approach	$14,300,000	6.25%
1380 Enterprise Drive	Income Capitalization Approach	$7,500,000	7.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between April 23, 2026, and April 24, 2026, there was no evidence of any recognized environmental conditions at The Campus Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Campus Portfolio Properties:

Operating History and Underwritten Net Cash Flow
2023	2024	2025	TTM 4/30/2026	Underwritten	Per SF	%(1)
Base Rent	$4,254,803	$4,273,301	$4,302,792	$4,456,097	$4,691,654	$16.68	75.1%
Straight-Line Rent and Rent Steps(2)	0	0	0	0	106,800	0.38	1.7
Vacant Income	0	0	0	0	512,640	1.82	8.2
Reimbursements	1,014,762	907,782	925,930	860,742	938,673	3.34	15.0
Other Income	(4,504)	13,042	2,088	227	0	0.00	0.0
Gross Potential Income	$5,265,061	$5,194,124	$5,230,810	$5,317,066	$6,249,767	$22.22	100.0%
Vacancy / Credit Loss	0	0	0	0	(702,420)	(2.50)	(11.2)
Effective Gross Income	$5,265,061	$5,194,124	$5,230,810	$5,317,066	$5,547,347	$19.72	88.8%
Total Expenses	1,437,245	1,647,354	1,599,532	1,780,606	1,795,048	6.38	32.	4
Net Operating Income	$3,827,816	$3,546,771	$3,631,278	$3,536,460	$3,752,299	$13.34	67.6%
Capital Expenditures	0	0	183	183	96,552	0.34	1.7
TI/LC	0	1,010	1,573	1,573	702,106	2.50	12.7
Net Cash Flow	$3,827,816	$3,545,761	$3,629,522	$3,534,704	$2,953,640	$10.50	53.2%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Includes (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.

The Market. The Campus Portfolio Properties are located in West Chester, Pennsylvania, within the Philadelphia metropolitan area, which as of 2025 had a population of 6.3 million people and was the eighth most populated metropolitan area in the United States. The Campus Portfolio Properties are located approximately 20 miles west of the Philadelphia central business district, on the western fringe of the Philadelphia Main Line suburbs.

The Willowbrook Properties are located immediately off the Route 202 bypass, and the 1380 Enterprise Drive Property is located one mile south of the Route 202 bypass. Route 202 is a major highway that circles West Chester and provides access to Business Route 322 and the Route 29 interchange of the Pennsylvania Turnpike. The Willowbrook Properties’ immediately surrounding neighborhood is developed with property uses that include single family to the south and office, industrial, and flex properties to the west and northeast. The area surrounding the 1380 Enterprise Drive Property primarily includes office, industrial and flex properties, as well as multifamily and residential further out.

According to a third-party market research report, as of the second quarter of 2026, the Chester industrial submarket was comprised of approximately 42.6 million square feet of industrial space with a market vacancy of 7.2% and market rents of $14.70 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents information relating to comparable industrial flex leases for The Campus Portfolio Properties:

Comparable Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Various(2) West Chester, PA	Various / Various	281,320	Various	Various	Various	5.0 - 10.1	$9.28 - $15.91
1302 Goshen Parkway West Chester, PA	1999 / NAP	76,150	Ingersoll Rand	76,150	Sep-26	10.3	$11.25
455 East Park Way Broomall, PA	1980 / NAP	25,895	PA Epoxy	3,300	Jun-25	5.0	$13.00
6 Horne Drive Folcroft, PA	1985 / 2001	31,138	Globoyz	31,138	Feb-25	10.6	$11.25
15 Hagerty Boulevard West Chester, PA	2009 / NAP	21,500	Clover Leaf Automotive	4,388	May-24	5.0	$14.00
208 Carter Drive West Chester, PA	1960 / 1985	90,150	Boulden Energy Systems	4,030	May-24	5.0	$14.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 30, 2026. Lease Term (years) and Annual Rent PSF for The Campus Portfolio Properties are based on the lease terms and underwritten base rent for the industrial tenants only.

According to a third-party market research report, as of the second quarter of 2026, the West Chester office submarket was comprised of approximately 5.3 million square feet of office space with a market vacancy of 4.8% and market rents of $24.77 per square foot. The appraisals identified nine comparable office leases that contain high-end flex space, with lease sizes ranging from 1,870 to 76,793 square feet and triple net rental rates ranging from $16.00 to $31.75 per square foot. The appraisals identified five comparable medical office leases with sizes ranging from 3,000 to 76,793 square feet and triple net rental rates ranging from $21.25 to $31.75 per square foot.

The following table presents certain market demographic information with respect to The Campus Portfolio Properties.

Demographic Summary(1)
	2025 Estimated Population			2025 Median Household Income
Property	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
200, 300, 400 and 600 Willowbrook Lane	6,074	59,797	108,722	$86,965	$107,744	$127,575
100 Willowbrook Lane	6,074	59,797	108,722	$86,965	$107,744	$127,575
1380 Enterprise Drive	4,871	50,534	127,158	$142,453	$118,682	$127,258
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
BMO - Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Managing Director

BMO - Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Jared Noordyk	jared.noordyk@bmo.com	(646) 873-5190
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO - Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Director

KeyBank – CMBS Securitization
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

KeyBank - Structuring & Trading
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

Deutsche Bank - Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

Deutsche Bank - Structuring
Contact	Contact	Contact
Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	212-250-6155
Director

Deutsche Bank - Trading
Contact	Contact	Contact
Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Nomura - Capital Markets
Contact	E-Mail	Phone Number
Natalie Grainger	natalie.grainger@nomura.com	(212) 436-8472
Managing Director

Peter Taylor	peter.taylor@nomura.com	(212) 436-8735
Executive Director

Wells Fargo - Real Estate Securitization & Capital Markets
Contact	E-Mail	Phone Number
A.J. Sfarra	anthony.sfarra@wellsfargo.com	(212) 214-5613
Managing Director

Alex Wong	alex.wong1@wellsfargo.com	(212) 214-5615
Managing Director

Wells Fargo - Securities CMBS Structuring
Contact	E-Mail	Phone Number
Guenter Meyer	guenter.meyer@wellsfargo.com	(212) 214-8712
Executive Director

Matthew DeAngelis	matthew.deangelis@wellsfargo.com	(212) 214-5612
Executive Director

Wells Fargo - ABF Syndicate
Contact	E-Mail	Phone Number
Christie Tintle	christie.tintle@wellsfargo.com	(704) 410-4532
Managing Director

Daniel Boxer	daniel.c.boxer@wellsfargo.com	(704) 410-3008
Managing Director

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Managing Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

Societe Generale – Syndicate & Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(212) 278-6570
Director

Citigroup - Securitization and Rating Agency
Contact	E-Mail	Phone Number
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jay Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Will Stiles	william.stiles@citi.com	(212) 816-8915
Director

Citigroup - CMBS Syndicate Desk
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

J.P. Morgan - Capital Markets
Contact	E-Mail	Phone Number
Kunal Singh	kunal.k.singh@jpmorgan.com	(212) 834-5467
Managing Director

Harris Rendelstein	harris.rendelstein@jpmorgan.com	(212) 834-6737
Executive Director

Randy Goldstein	randy.goldstein@jpmchase.com	(212) 270-2188
Executive Director

J.P. Morgan - Trading, Syndicate & Structuring
Contact	E-Mail	Phone Number
Avinash Sharma	avinash.sharma@jpmorgan.com	(212) 834-3111
Managing Director

Brian Carey	Brian.Carey@jpmorgan.com	(212) 834-3111
Executive Director

Derrick Fetzer	derrick.e.fetzer@jpmchase.com	(212) 834-3111
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

UBS - Capital Markets
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Andrew Lisa	andrew.lisa@ubs.com	(212) 713-3506
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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